Filed pursuant to Rule 424(b)(5)
Registration No. 333-237574
CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered(1)	Proposed maximum offering price per share(2)		Proposed maximum aggregate offering price(2)		Amount of registration fee(3)
Ordinary shares, par value US$0.10 per share(4)	56,384,500	US$	5.16	US$	290,944,020.00	US$	31,741.99

(1)
Includes 15,600,000 ordinary shares, par value US$0.10 per share, offered to cover the underwriters’ over-allotment. To facilitate the settlement of the over-allocations, Morgan Stanley Asia Limited, through its affiliate Morgan Stanley & Co. International plc, has entered into a borrowing arrangement with Hutchison Healthcare Holdings Limited to facilitate the settlement of over-allocations, pursuant to which Morgan Stanley & Co. International plc may borrow 15,600,000 ordinary shares from Hutchison Healthcare Holdings Limited.

(2)
Calculated based on an exchange rate of HK$7.7643 to US$1.00 as of June 17, 2021, per the noon buying rate set forth in the H.10 statistical release of the U.S. Federal Reserve Board. The offering price is HK$40.10 per ordinary share.

(3)
Calculated in accordance with Rules 456(b) and 457(r) of the Securities Act of 1933, as amended.

(4)
Includes all ordinary shares in the global offering (as defined in this prospectus supplement under the caption “Underwriting”), other than 63,215,500 ordinary shares offered and sold to the cornerstone investors (as defined on the cover page of this prospectus supplement) which are being offered and sold in reliance on Regulation S and are not covered by this prospectus supplement and accompanying prospectus. The ordinary shares being registered hereby include those initially offered and sold within the United States and those initially offered and sold outside the United States that may be resold from time to time within the United States. Offers and sales of ordinary shares outside the United States are being made pursuant to applicable law. From time to time, such ordinary shares may be represented by American Depositary Shares, or ADSs, issuable upon deposit of the ordinary shares, which have been registered under a registration statement on Form F-6 (File No. 333-209930) filed with the Securities and Exchange Commission on March 4, 2016 and the post-effective amendment thereto filed on May 29, 2019. Each such ADS represents five ordinary shares.

PROSPECTUS SUPPLEMENT
(To prospectus dated April 6, 2020)
40,784,500 Ordinary Shares
HUTCHMED (China) Limited
We are offering 40,784,500 ordinary shares, par value US$0.10 per share, of HUTCHMED (China) Limited as part of a global offering, comprising (i) an international offering, or the International Offering, of 91,000,000 ordinary shares, which consists of 27,784,500 ordinary shares offered in a U.S. offering, or the Registered Offering, and 63,215,500 ordinary shares offered to comerstone investors (as described below), or the Exempt Offering, and (ii) a Hong Kong public offering of 13,000,000 ordinary shares, or the Hong Kong Public Offering. The offer price is HK$40.10 per share, or approximately US$5.16 per share (equivalent to approximately US$25.82 per ADS) based on an assumed exchange rate of HK$7.76 to US$1.00.
Approval-in-principal has been granted by The Stock Exchange of Hong Kong Limited, or HKEx, for the listing of, and permission to deal in, our ordinary shares under the stock code “0013.” Our American depositary shares, or ADSs, are currently listed on the Nasdaq Global Select Market, or Nasdaq, and our ordinary shares are admitted to trading on the AIM market of the London Stock Exchange plc, or AIM, each under the symbol “HCM.” Each ADS represents five ordinary shares. On June 22, 2021, the closing sale price of our ADSs on Nasdaq was US$25.89 per ADS, and the closing sale price of our ordinary shares on AIM was £3.70 per share. Prior to the global offering, there has been no trading market for our ordinary shares in Hong Kong.
The Registered Offering contemplated herein consists of a U.S. offering and a non-U.S. offering made outside the United States in compliance with applicable law. We are paying a registration fee for ordinary shares sold in the United States and to U.S. Persons outside the United States, as well as for ordinary shares initially offered and sold outside the United States in the global offering that may be resold from time to time into the United States.
Certain investors, including investors affiliated with CA Fern Parent, Canada Pension Plan Investment Board, General Atlantic, HBM Healthcare Investments and CICC Grandeur Fund (referred to as the “cornerstone investors” in this prospectus supplement), have agreed to purchase on the same terms as other investors an aggregate of 63,215,500 ordinary shares in the Exempt Offering at the offer price of HK$40.10. See “The Offering.” Such ordinary shares are being offered and sold in reliance on Regulation S and are not covered by this prospectus supplement and accompanying prospectus.
Investing in our ordinary shares involves a high degree of risk. See the “Risk Factors” section contained in this prospectus supplement beginning on page S-22.
PRICE HK$40.10 PER SHARE
	Per Share		Total
Offer price	HK$	40.10(1)	HK$	4,170,400,000
Underwriting discount and commissions payable by us(2)	HK$	1.40	HK$	145,964,000
Proceeds, before expenses, to us(3)	HK$	38.70	HK$	4,024,436,000

(1)
Equivalent to approximately US$25.82 per ADS, based upon each ADS representing five ordinary shares and an exchange rate of HK$7.76 to US$1.00.

(2)
We refer you to the “Underwriting” section beginning on page S-46 of this prospectus supplement for additional information regarding total underwriting compensation.

(3)
Includes estimated net proceeds, before expenses, to us of HK$503,054,500 from the sale of 13,000,000 ordinary shares in the Hong Kong Public Offering.

We have granted the international underwriters, exercisable by the joint global coordinators, the right to purchase up to 15,600,000 additional ordinary shares from us during the 30-day period from the last day for the lodging of applications under the Hong Kong Public Offering. Morgan Stanley Asia Limited, through its affiliate Morgan Stanley & Co. International plc, has entered into a borrowing arrangement with Hutchison Healthcare Holdings Limited to facilitate the settlement of over-allotments. Morgan Stanley & Co. International plc is obligated to return ordinary shares to Hutchison Healthcare Holdings Limited by exercising the option to purchase additional ordinary shares from us or by making purchases in the open market. No fees or other remuneration will be paid by the underwriters to us or Hutchison Healthcare Holdings Limited for the loan of these ordinary shares.
Neither the U.S. Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.
The underwriters expect to deliver the ordinary shares against payment therefor through the facilities of the Central Clearing and Settlement System on or about June 30, 2021.

Joint Sponsors, Joint Global Coordinators and Joint Bookrunners
Morgan StanleyJefferies         CICC
Joint Global Coordinators and Joint Bookrunners
Credit Suisse HSBC
Joint Bookrunners
Macquarie Deutsche Bank BOC International CMB International CMS
The date of this prospectus supplement is June 23, 2021.

PROSPECTUS SUPPLEMENT
PROSPECTUS

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT
This prospectus supplement is a part of a registration statement on Form F-3, or the accompanying prospectus, that we have filed with the U.S. Securities Exchange Commission, or SEC, on April 6, 2020 (File No. 333-237574).
This prospectus supplement describes the terms of this offering of ordinary shares and also adds to and updates information contained in the documents incorporated by reference into this prospectus supplement, the accompanying prospectus and any free writing prospectuses prepared by us or on our behalf to which we have referred you in connection with this offering. The information in, or incorporated by reference into, this prospectus supplement or the accompanying prospectus speaks only as of the date of the prospectus supplement or the accompanying prospectus, as applicable, unless the information specifically indicates that another date applies, regardless of the time of delivery of this prospectus supplement or the accompanying prospectus or of any sale of the securities offered hereby. To the extent there is a conflict between the information contained in this prospectus supplement and the information contained in any document incorporated by reference into this prospectus supplement and the accompanying prospectus, you should rely on the information in this prospectus supplement. However, if any statement in one of these documents is inconsistent with a statement in another document having a later date — for example, a document incorporated by reference into this prospectus supplement — the statement in the document having the later date modifies or supersedes the earlier statement.
Before buying any of the ordinary shares that we are offering, we urge you to carefully read this prospectus supplement and the accompanying prospectus, together with additional information under the headings “Where You Can Find Additional Information” and “Incorporation of Certain Documents By Reference” any other information that you may need to make a decision to invest in our ordinary shares.
Other than the Hong Kong Public Offering, no action is being taken in any jurisdiction outside the United States to permit a public offering of the ordinary shares, or possession or distribution of this prospectus supplement or the accompanying prospectus in that jurisdiction. Persons who come into possession of this prospectus supplement or the accompanying prospectus in jurisdictions outside the United States are required to inform themselves about and to observe any restrictions as to this offering and the distribution of the prospectus supplement and the accompanying prospectus applicable to that jurisdiction.
This prospectus supplement contains translations of certain foreign currency amounts into U.S. dollars for illustrative purposes only. Unless otherwise indicated, all translations of pound sterling into U.S. dollars were made at £1.00 to US$1.35, all translations of renminbi into U.S. dollars were made at RMB6.55 to US$1.00 and all translations of Hong Kong dollars into U.S. dollars were made at HK$7.80 to US$1.00. We make no representation that the pound sterling, Hong Kong dollar, renminbi or U.S. dollar amounts referred to in this prospectus supplement could have been or could be converted into pounds sterling, renminbi, Hong Kong dollars or U.S. dollars, as the case may be, at any particular rate or at all.
Unless otherwise indicated, references to the “company,” “we,” “us” and “our” refer to HUTCHMED (China) Limited and its consolidated subsidiaries and joint ventures, and references in this prospectus supplement to:
“ADSs” are to our American depositary shares, each of which represents five ordinary shares;
“China” or “PRC” are to the People’s Republic of China which, for the purposes of this prospectus supplement only, does not include Taiwan and the special administrative regions of Hong Kong and Macau;
“CK Hutchison” are to CK Hutchison Holdings Limited (長江和記實業有限公司), an exempted company incorporated in the Cayman Islands on December 11, 2014 with limited liability, the shares of which are listed on the HKEx (stock code: 0001);
“HHHL” are to Hutchison Healthcare Holdings Limited, a business company incorporated in the British Virgin Islands on July 23, 1996, and an indirect wholly-owned subsidiary of CK Hutchison;
“HK$” or “HK dollar” are to the lawful currency of the Hong Kong Special Administrative Region;

“Hutchison Baiyunshan” are to Hutchison Whampoa Guangzhou Baiyunshan Chinese Medicine Company Limited, our non-consolidated joint venture with Guangzhou Baiyunshan Pharmaceutical Holdings Company Limited, a leading China-based pharmaceutical company listed on the Shanghai Stock Exchange and the HKEx. We have a 50% interest in Hutchison Baiyunshan through a holding company in which we have an 80% interest;
“Hutchison MediPharma” are to Hutchison MediPharma Limited, our subsidiary through which we operate our Oncology/Immunology operations in which we have a 99.8% interest;
“Hutchison Sinopharm” are to Hutchison Whampoa Sinopharm Pharmaceuticals (Shanghai) Company Limited, our joint venture with Sinopharm Group Co. Ltd, a leading distributor of pharmaceutical and healthcare products and a leading supply chain service provider in China listed on the HKEx. We have a 51% interest in Hutchison Sinopharm;
“Nutrition Science Partners” are to Nutrition Science Partners Limited, a wholly owned subsidiary;
“ordinary shares” or “shares” are to our ordinary shares, par value US$0.10 per share;
“Regulation S” are to Regulation S under the Securities Act;
“RMB” or “renminbi” are to the lawful currency of the PRC;
“Securities Act” are to the Securities Act of 1933, as amended;
“Shanghai Hutchison Pharmaceuticals” are to Shanghai Hutchison Pharmaceuticals Limited, our non-consolidated joint venture with Shanghai Traditional Chinese Medicine Co., Ltd., a subsidiary of Shanghai Pharmaceuticals Holding Co., Ltd., a leading pharmaceutical company in China listed on the Shanghai Stock Exchange and the HKEx. We have a 50% interest in Shanghai Hutchison Pharmaceuticals;
“United States” or “U.S.” are to the United States of America, its territories and possessions, any state of the United States and the District of Columbia;
“U.S. Person” are to a person meeting the definition as such under Rule 902(k)(1) of Regulation S;
“US$” or “U.S. dollars” are to the lawful currency of the United States; and
“£” or “pound sterling” are to the lawful currency of the United Kingdom.
Neither we nor the underwriters have authorized anyone to provide you with different or additional information to that contained or incorporated by reference in this prospectus supplement or the accompanying prospectus or in any free writing prospectus prepared by us or on our behalf or to which we have referred you. Neither we nor the underwriters take any responsibility for, nor can we provide any assurance as to the reliability of, any other information that others may give you. This prospectus supplement and the accompanying prospectus may only be used where it is legal to sell these securities. You should not assume that the information contained in this prospectus supplement and the accompanying prospectus or the documents incorporated by reference, and any free writing prospectus that we have authorized for use in connection with this offering, is accurate as of any date other than their respective dates. Our business, financial condition, results of operations and prospects may have changed since those dates.
This prospectus supplement, the accompanying prospectus and the information incorporated by reference herein and therein include trademarks, service marks and trade names owned by us or other companies. All trademarks, service marks and trade names included or incorporated by reference into this prospectus supplement and the accompanying prospectus are the property of their respective owners.
Although we are responsible for all disclosure contained in this prospectus supplement and the accompanying prospectus, in some cases we have relied on certain market and industry data obtained from third-party sources that we believe to be reliable. In particular, this prospectus supplement and the accompanying prospectus contain or incorporate by reference market data and industry forecasts that were obtained from a report prepared by Frost & Sullivan (Beijing) Inc., Shanghai Branch Co., or Frost & Sullivan, an independent industry consultant, which was commissioned by us. These data involve a number of assumptions and limitations, and you are cautioned not to give undue weight to such estimates. Neither us nor the international underwriters have independently verified any third-party information. While we are not aware of any misstatements regarding any market, industry or similar data presented herein, such data involve risks and uncertainties and are subject to change based on various factors, including those discussed under the headings “Cautionary Note Regarding Forward-Looking Statements” and “Risk Factors” in this prospectus supplement and the accompanying prospectus and under similar headings in the documents incorporated by reference into this prospectus supplement and the accompanying prospectus.
The representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference in the accompanying prospectus were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
This prospectus supplement, the accompanying prospectus and the documents incorporated herein and therein by reference contain forward-looking statements made under the “safe harbor” provisions of the U.S. Private Securities Litigation Reform Act of 1995. These statements relate to future events or to our future financial performance and involve known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. The words “anticipate,” “assume,” “believe,” “contemplate,” “continue,” “could,” “estimate,” “expect,” “goal,” “intend,” “may,” “might,” “objective,” “plan,” “potential,” “predict,” “project,” “positioned,” “seek,” “should,” “target,” “will,” “would,” or the negative of these terms or other similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words.
By their nature, forward-looking statements involve risks and uncertainties because they relate to events and depend on circumstances that may or may not occur in the future. We believe that these risks and uncertainties include, but are not limited to, those described in the “Risk Factors” sections of this prospectus supplement, the accompanying prospectus as well as in other documents incorporated by reference, which include, but are not limited to, the following:
•
the initiation, timing, progress and results of our or our collaboration partners’ pre-clinical and clinical studies, and our research and development programs;

•
our or our collaboration partners’ ability to advance our drug candidates into, and/or successfully complete, clinical studies;

•
the timing of regulatory filings and the likelihood of favorable regulatory outcomes and approvals;

•
regulatory developments in China, the United States and other countries;

•
establishing and expanding our oncology drug sales team to support the marketing and sales of our approved drug candidates and the ability of our oncology drug sales team to develop and execute promotion and marketing activities;

•
the timing, progress and results of our commercial launches, the rate and degree of market acceptance and potential market of any of our approved drug candidates;

•
the pricing and reimbursement of our and our joint ventures’ products and our approved drug candidates;

•
our ability to contract on commercially reasonable terms with contract research organizations, third-party suppliers and manufacturers;

•
the scope of protection we are able to establish and maintain for intellectual property rights covering our or our joint ventures’ products and our drug candidates;

•
the ability of third parties with whom we contract to successfully conduct, supervise and monitor clinical studies for our drug candidates;

•
estimates of our expenses, future revenues, capital requirements and our needs for additional financing;

•
our ability to obtain additional funding for our operations;

•
the potential benefits of our collaborations and our ability to enter into future collaboration arrangements;

•
the ability and willingness of our collaborators to actively pursue development activities under our collaboration agreements;

•
our receipt of milestone or royalty payments, service payments and manufacturing costs pursuant to our strategic alliances with AstraZeneca AB (publ), or AstraZeneca, and Lilly (Shanghai) Management Company Limited, or Eli Lilly;

•
our financial performance;

•
our ability to attract and retain key scientific and management personnel;

•
our relationship with our joint venture and collaboration partners;

•
developments relating to our competitors and our industry, including competing drug products;

•
changes in our tax status or the tax laws in the jurisdictions that we operate;

•
developments in our business strategies and business plans, including the completion of the disposal of Hutchison Baiyunshan;

•
the extent of the impact of the COVID-19 pandemic, including the duration, spread, severity, and any recurrence of the COVID-19 pandemic, the duration and scope of related government orders and restrictions and the extent of the impact of the COVID-19 pandemic on the global economy; and

•
financial guidance for 2021.

These factors should not be construed as exhaustive and should be read with the other cautionary statements in this prospectus supplement, the accompanying prospectus as well as in other documents incorporated by reference.
Actual results or events could differ materially from the plans, intentions and expectations disclosed in the forward-looking statements we make. As a result, any or all of our forward-looking statements in this prospectus supplement and the accompanying prospectus may turn out to be inaccurate. We have included important factors in the cautionary statements included in the “Risk Factors” sections of this prospectus supplement, the accompanying prospectus as well as in other documents incorporated by reference that we believe could cause actual results or events to differ materially from the forward-looking statements that we make. We may not actually achieve the plans, intentions or expectations disclosed in our forward-looking statements, and you should not place undue reliance on our forward-looking statements. Moreover, we operate in a highly competitive and rapidly changing environment in which new risks often emerge. Our management may not be able to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements we may make.
You should read this prospectus supplement, the accompanying prospectus and the other documents incorporated by reference herein or therein completely and with the understanding that our actual future results may be materially different from what we expect. The forward-looking statements contained in this prospectus supplement, the accompanying prospectus and any documents incorporated herein and therein are made as of the date of such statement, and we do not assume any obligation to update any forward-looking statements except as required by applicable law.

PROSPECTUS SUPPLEMENT SUMMARY
This summary highlights certain information about us, this offering and selected information contained elsewhere in or incorporated by reference into this prospectus supplement. This summary is not complete and does not contain all of the information that you should consider before deciding whether to invest in our ordinary shares. For a more complete understanding of our company and this offering, we encourage you to read and consider carefully this entire prospectus supplement and the accompanying prospectus and the information incorporated by reference herein and therein, including our and our non-consolidated joint ventures’ financial statements and the sections entitled “Item 3.D. Risk Factors” and “Item 5. Operating and Financial Review and Prospects” included in our annual report on Form 20-F filed with the SEC on March 4, 2021, or the 2020 Annual Report, and our current reports furnished on Form 6-K to the SEC on June 21, 2021, and incorporated by reference in this prospectus supplement and the accompanying prospectus, before making an investment decision. Unless otherwise specified, market and industry data set out in this section are derived from a report prepared by Frost & Sullivan, an independent industry consultant, which was commissioned by us.
OVERVIEW
We are a global commercial-stage biopharmaceutical company focused on the discovery, development and commercialization of targeted therapies and immunotherapies for the treatment of patients with cancer and immunological diseases. In addition to our Oncology/Immunology operations, we have built large-scale and profitable drug marketing and distribution capabilities through our Other Ventures operations, which primarily manufacture, market and distribute prescription drugs in China.
Founded in 2000, our Company was one of the first companies to establish an in-house drug discovery engine in China aimed at creating novel therapies for the global market, according to Frost & Sullivan. As these innovations have progressed, we have added extensive clinical and regulatory, manufacturing and commercial operations resulting in a fully-integrated biopharmaceutical company of over 1,300 personnel as of June 8, 2021 (referred to as the “Latest Practicable Date” in this prospectus supplement). This allows us to retain complete operational control of our assets, in order to realize their full economic value in our two focus markets of China and the United States, which represented nearly 60% of the global pharmaceutical market in 2020.
Over the past fifteen years, our in-house discovery engine has created a broad pipeline of ten clinical stage drug candidates with a further seven oncology and immunology drug candidates in preclinical testing. Our success in discovery has also led to development collaborations with leading global pharmaceutical companies such as AstraZeneca and Eli Lilly.
In 2018, we became the first ever biotech company to bring a novel oncology drug, fruquintinib for third-line mCRC patients, from discovery through to unconditional approval and launch in China. Since then, we have built an oncology commercial team of about 520 persons in China to market fruquintinib as well as our other products as they are approved. Our commercial team launched our second in-house discovered oncology drug, surufatinib for advanced non-pancreatic NET, in early 2021. Our third in-house discovered drug, savolitinib for lung cancer, is now undergoing final regulatory review with a potential launch in China as early as mid-2021. A further seven oncology drug candidates are in an earlier stage of development in China, with one having transitioned into a Phase II registration-intent study in April 2021 and one targeted to transition into a Phase II registration-intent study in 2021.
In the United States, our three lead assets are also entering final regulatory review or have started registration-intent studies, and a further three oncology drug candidates are in an earlier stage of development. Supporting all international clinical and regulatory activities is a rapidly expanding organization of about 80 personnel based primarily in New Jersey as of the Latest Practicable Date. We are also now building our own U.S. commercial team in preparation for a potential surufatinib U.S. launch in late 2021 or early 2022. If approved, surufatinib will become only the second ever novel oncology drug discovered by a biotech company in China to be launched in the United States, according to Frost & Sullivan.
Our portfolio of in-house discovered drug candidates are being developed both as monotherapies and in novel drug combinations to treat a wide spectrum of diseases which we believe may address unmet medical needs and represent commercial opportunities globally. Beyond our core markets of China and the United States, we intend to pursue opportunities for additional geographical partnerships to fully realize the value of our assets.
Our Other Ventures have provided us the know-how and infrastructure in operating and marketing pharmaceutical products in the complex and evolving healthcare system in China. Additionally, cash flow from our Other Ventures has provided an important source of funding for our Oncology/Immunology operations since our inception.
We started operations in 2000 as a wholly owned subsidiary of CK Hutchison. Our ordinary shares have been admitted to trading on the AIM market of the London Stock Exchange since 2006, and our ADSs have been listed on Nasdaq since 2016. On April 29, 2021, we changed our company name from Hutchison China MediTech Limited to HUTCHMED (China) Limited.
Our operational achievements and capabilities to date include:
Broad pipeline of differentiated targeted therapies and immunotherapies built for the global market.   We have a pipeline of differentiated drug candidates covering both novel and validated targets, including MET, VEGFR, FGFR, CSF-1R, PI3Kδ, Syk, IDH, ERK and EGFR. The aim of our research is to develop drugs with high selectivity and superior safety profiles, a key benefit of which is that our drug candidates have the potential to be effectively paired with other oncology and immunology therapies at effective dosages with fewer side effects.
Commercially launching products while continuing to discover new assets.   In China, we have launched two of our internally developed drugs, fruquintinib (Elunate in China) and surufatinib (Sulanda in China), to patients, and we have filed for marketing authorization for savolitinib. All three drugs are in late-stage development outside of China, with the most advanced being surufatinib. In addition, we have seven additional drug candidates in earlier stage clinical development and several advanced preclinical drug candidates.
Comprehensive global in-house discovery and development capabilities.   We have a comprehensive drug discovery and development operation covering chemistry, biology, pharmacology, toxicology, chemistry and manufacturing controls for clinical and commercial supply, clinical and regulatory and other functions. It is led by a team of approximately 680 scientists and staff as of the Latest Practicable Date, who have created one of the broadest global clinical pipelines among our peer oncology and immunology focused biotechnology companies according to Frost & Sullivan. Currently, we are conducting and planning over 40 different clinical studies in oncology patients globally, including plans for over ten registration and registration-intent studies underway by the end of 2021.
Fast expanding and productive international organization.   Our U.S. and European teams of approximately 80 mainly clinical and regulatory staff as of the Latest Practicable Date have significantly broadened our international operations, particularly in the United States, Europe, Japan and Australia. Our international clinical team has established a productive track record since it was established in 2018, including the initiation and completion of a rolling U.S. NDA filing for surufatinib, a large global randomized controlled study for fruquintinib, and ongoing U.S. and European Phase I/II trials for our drug candidates HMPL-689, HMPL-523 and HMPL-306. We are now also building a commercial team in the United States, having completed the recruitment of a senior leadership team based in New Jersey, to support the potential upcoming launch of surufatinib in the United States.
Long-standing drug marketing and distribution experience to support the realization of in-house oncology innovations in China.   Our 20-year track record and deep institutional knowledge of the drug marketing and distribution process developed through our Other Ventures are being leveraged to bring our in-house oncology innovations to patients. We have built and continue to expand our in-house oncology drug sales team of about 520 persons (compared to 90 at the end of 2019) to support the commercialization of recently launched Elunate and Sulanda and our other innovative drugs, if approved, throughout China. Our oncology drug sales team has the capability to cover over 2,500 oncology hospitals and over 20,000 oncology physicians in China, a network that we estimate represents over 90% of oncology drug sales in China.

Oncology Commercial Operations
Surufatinib — Sulanda in China
We received approval from China’s National Medical Products Administration, or NMPA, for Sulanda as a treatment for patients with advanced non-pancreatic NET in December 2020 and commercially launched it in mid-January 2021, within three weeks of approval. By the end of January 2021, Sulanda prescriptions had been written in 30 provinces in China. Further commercialization activities are underway. Most notably, we are working to improve patient access to Sulanda. We have implemented a broad-scale, need-based patient access program which could materially reduce patients’ out-of-pocket costs, while aiming to have Sulanda be included on the 2022 National Reimbursement Drug List, NRDL, in China. According to Frost & Sullivan, there were potentially over 300,000 patients living with NET in China in 2019.
Fruquintinib — Elunate in China
At the end of 2018, our collaboration partner Eli Lilly commenced commercial sales of Elunate targeting the more than 80,000 mCRC third-line patients in China each year. In January 2020, Elunate was included on China’s NRDL and is therefore now available in public hospitals throughout China, paving the way to significantly broaden access for advanced CRC patients and rapidly build penetration in China over the coming years. In October 2020, we took over the development and execution of all on-the-ground medical detailing, promotion and local and regional marketing responsibilities in China through an amendment to our collaboration terms with Eli Lilly. Since taking on these commercial responsibilities, we have deployed our oncology drug sales to market Elunate. We are now quickly expanding hospital pharmacy listings, one of the most important factors affecting broad-scale adoption of Elunate in China. We increased hospital listings to approximately 380, an approximately 95% increase since our assumption of responsibility.
Driven in part by the inclusion of Elunate on the 2020 NRDL and our assumption of responsibility for detailing, promoting and marketing the drug in China in October 2020, total in-market sales of Elunate by Eli Lilly, as provided to us by Eli Lilly, increased by 91.5% to US$33.7 million for the year ended December 31, 2020 compared to US$17.6 million for the year ended December 31, 2019. Total in-market sales of Elunate also increased significantly for the three months ended March 31, 2021 compared to the three months ended March 31, 2020. We recognize revenue for royalties and manufacturing costs and, since October 1, 2020, additional service payments in association with our expanded role in the commercialization of Elunate paid to us by Eli Lilly. Subject to meeting pre-agreed sales targets, Eli Lilly will pay us an estimated total of 70% to 80% of Elunate sales in the form of royalties, manufacturing costs and service payments.
Savolitinib — to be marketed by AstraZeneca, if approved, in China
We have submitted a new drug application, or NDA, to the NMPA for the treatment of patients with MET exon 14 skipping alteration NSCLC. The NDA was accepted in May 2020, priority review status was granted in July 2020 and review is underway. If the NDA is approved, we will be responsible for manufacturing and all other marketing authorization holder responsibilities, and our commercial collaboration partner AstraZeneca is expected to launch savolitinib in China through the same large-scale oncology commercial organization that markets Tagrisso, Imfinzi and Iressa, among others. In return for these commercial rights, AstraZeneca will pay us a 30% royalty on all sales, various development and commercial milestones and manufacturing fees. Additional potential indications are being developed for each of surufatinib, fruquintinib and savolitinib, as described below.

International Clinical Drug Development (Outside China)
Our fast expanding international organization, led mainly from the United States, is developing six oncology drug candidates, all of which are small molecule. The following table summarizes the status of our international clinical drug portfolio’s development as of the Latest Practicable Date:
Our International Clinical Development Pipeline

* Phase II registration-intent study subject to regulatory discussion; ** In planning; *** Investigator-initiated trials (IIT); and **** Conducted in healthy volunteers. (Reg) = Registration Intent; (NDA) = NDA submitted for review; (MAA) = MAA submission planned; and (Mkt) = NDA approved and product is on the market.
Notes:
MET = mesenchymal epithelial transition receptor; VEGFR = vascular endothelial growth factor receptor; TKI = tyrosine kinase inhibitor; EGFRm = epidermal growth factor receptor mutation; NET = neuroendocrine tumors; FGFR1 = fibroblast growth factor receptor 1; CSF-1R = colony stimulating factor-1 receptor; PI3Kδ = Phosphatidylinositol-3-Kinase delta; Syk = spleen tyrosine kinase; NSCLC = non-small cell lung cancer; RCC = renal cell carcinoma; NHL = non-Hodgkin’s Lymphoma; TN = triple negative; and IDH 1/2 = isocitrate dehydrogenase 1/2.

Savolitinib — selective MET inhibitor in late-stage clinical development as a monotherapy and in combination therapies in global partnership with AstraZeneca
Savolitinib is a potent and selective inhibitor of the MET receptor tyrosine kinase, an enzyme which has been shown to function abnormally in many types of solid tumors. We designed savolitinib through chemical structure modification to specifically address kidney toxicity, the primary issue that halted development of several other selective MET inhibitors. In clinical trials to date in over 1,100 patients globally, savolitinib has shown promising signs of clinical efficacy in patients with multiple types of MET gene alterations in lung cancer, kidney cancer and gastric cancer with an acceptable safety profile.
We are currently testing savolitinib in global partnership with AstraZeneca, both as a monotherapy and in combination with immunotherapy and targeted therapy. Most notably, we are currently progressing the SAVANNAH study on savolitinib in combination with Tagrisso for treating EGFRm+, NSCLC patients who have progressed following first or second-line Tagrisso therapy due to MET amplification, with planning for the global Phase III study now underway.
Proof-of-concept studies of savolitinib in kidney cancer (as a monotherapy as well as in combination with a PD-L1 inhibitor) and gastric cancer (as a monotherapy as well as in combinations with chemotherapy) have demonstrated positive results, with subsequent clinical development in planning. For example, we are initiating a global Phase III pivotal trial (SAMETA) for savolitinib in combination with Imfinzi, AstraZeneca’s anti-PD-L1 antibody durvalumab, in MET positive patients with PRCC, a form of kidney cancer. Savolitinib opportunities are also continuing to be explored in multiple other MET-driven tumor settings via investigator-initiated studies including CRC.
Surufatinib — unique angio-immuno kinase inhibitor with NDA submission completed in the United States; potential first VEGFR/FGFR/CSF-1R inhibitor for all advanced NETs
Surufatinib, which has been approved in China for the treatment of advanced non-pancreatic NETs, is a novel, oral angio-immuno kinase inhibitor that selectively inhibits the tyrosine kinase activity associated with VEGFR and FGFR, which both inhibit angiogenesis, and CSF-1R, which regulates tumor-associated macrophages, promoting the body’s immune response against tumor cells. Its unique dual mechanism of action may be very suitable for possible combinations with other immunotherapies. We believe surufatinib is potentially the first VEGFR/FGFR/CSF-1R inhibitor for all advanced NETs.
In the United States, the Food and Drug Administration, or FDA, granted orphan drug designation to surufatinib for the treatment of pancreatic NETs in November 2019 and granted Fast Track Designations for the treatment of both pancreatic NETs and non-pancreatic NETs in April 2020. In May 2020, we reached an agreement with the FDA that the completed SANET-ep and SANET-p studies in China, along with existing data from surufatinib in U.S. non-pancreatic and pancreatic NET patients, could form the basis to support an NDA submission.
We completed a U.S. NDA submission in April 2021 for surufatinib for the treatment of pancreatic and non-pancreatic NETs. This is our first NDA in the United States. Filing acceptance of the NDA is subject to FDA review of the complete application. The data package will also be used to file a marketing authorization application, or MAA, to the European Medicines Agency, or EMA, based on scientific advice from the Committee for Medicinal Products for Human Use.
We have various additional clinical trials of surufatinib ongoing as a single agent, as well as in combination with checkpoint inhibitors, including a combination study of surufatinib with tislelizumab, an anti-PD-1 antibody being developed by BeiGene, in the United States and Europe. In addition, we believe surufatinib has potential in a number of other tumor types such as NETs, CRC, small cell lung cancer, gastric cancer and soft tissue sarcoma.
Surufatinib is the first oncology medicine that we have launched in China and expanded development globally without the support of a development partner. We own all rights to surufatinib globally.
Fruquintinib — potential selective VEGFR 1, 2 and 3 inhibitor with the best selectivity for its targets in global Phase III development
Fruquintinib, which has been approved in China for the treatment of advanced mCRC, is a highly selective and potent oral inhibitor of vascular endothelial growth factor receptors, known as VEGFR 1, 2 and 3. We believe that fruquintinib has the potential to become a global small molecule VEGFR 1, 2 and 3 inhibitor with the best selectivity for many types of solid tumors on the basis of it having the highest selectivity, and we are currently studying fruquintinib in CRC, gastric cancer, breast cancer and other solid tumor types. Fruquintinib was designed to improve kinase selectivity to minimize off-target toxicities, improve tolerability and provide more consistent target coverage. The tolerability in patients to date, along with fruquintinib’s low potential for drug-drug interaction based on preclinical assessment, suggests that it may be highly suitable for combinations with other anti-cancer therapies.
Building on the data collected from our successful Phase III trial in China, known as the FRESCO study, which supported fruquintinib’s approval in China, we initiated FRESCO-2, a large randomized controlled study of fruquintinib at approximately 165 sites in 14 countries. The FDA granted Fast Track Designation for the development of fruquintinib for the treatment of patients with mCRC in June 2020. The FDA has acknowledged the totality of the fruquintinib clinical data, including the FRESCO-2 study, if positive, the prior positive Phase III FRESCO study demonstrating improvement in OS that led to fruquintinib approval for mCRC in China in 2018 and additional completed and ongoing supporting studies in mCRC, could support a future NDA for the treatment of patients with third-line and above mCRC. The EMA and PMDA have reviewed and endorsed the FRESCO-2 study design. Preliminary data of U.S. Phase I/Ib CRC cohorts demonstrated encouraging efficacy in patients refractory or intolerant to Stivarga and Lonsurf.
We are planning global combination studies of fruquintinib with BeiGene’s anti-PD-1 antibody tislelizumab for the treatment of various solid tumor cancers, including a Phase Ib/II study in advanced, refractory triple negative breast cancer. We own all rights to fruquintinib outside of China.
HMPL-689 — selective PI3Kδ inhibitor with the best selectivity with potential in hematological cancer
HMPL-689 is a novel, highly selective and potent small molecule inhibitor targeting the isoform PI3Kδ. In preclinical pharmacokinetic studies, HMPL-689’s pharmacokinetic properties have been found to be favorable with good oral absorption, moderate tissue distribution and low clearance. HMPL-689 is also expected to have low risk of drug accumulation and drug-drug interaction and is highly potent, particularly at the whole blood level.
We have early-stage clinical trials of HMPL-689 ongoing, and preliminary evidence suggests that HMPL-689 may perform in the clinic as designed. Based on extensive Phase I/Ib proof-of-concept clinical data in China and Australia on HMPL-689, we have opened 18 U.S. and European sites for a Phase I/Ib study with patient enrollment underway, focusing on advanced relapsed or refractory lymphoma. In the second half of 2021, we plan to complete FDA regulatory discussions, followed by the initiation of registration-intent studies. We own all rights to HMPL-689 globally.
HMPL-523 — potentially the first selective Syk inhibitor for hematological cancer
HMPL-523 is a novel, highly selective, oral inhibitor targeting the Syk for the treatment of hematological cancers and certain chronic immune diseases. Syk is a major component in B-cell receptor signaling and is an established therapeutic target in multiple subtypes of B-cell lymphomas. Because B-cell malignancies are heterogeneous and patients commonly experience relapse despite current therapies, there is a need for new therapies.
We have various clinical trials of HMPL-523 ongoing. We have 22 U.S. and European sites for a Phase I/Ib study with patient enrollment underway, focusing on advanced relapsed or refractory lymphoma and are close to establishing our Phase II dose. We own all rights to HMPL-523 globally.
HMPL-306 — potentially the first dual inhibitor of IDH1 and IDH2 with applications in hematological malignancies, gliomas and solid tumors
HMPL-306 is a novel small molecule dual-inhibitor of isocitrate dehydrogenase 1 and 2, or IDH1 and IDH2, enzymes. IDH1 and IDH2 mutations have been implicated as drivers of certain hematological malignancies, gliomas and solid tumors, particularly among acute myeloid leukemia patients. We initiated an international Phase I study with the first patient dosed in the United States in March 2021. We own all rights to HMPL-306 globally.
China Clinical Drug Development
We are the marketing authorization holder of two internally discovered and developed innovative oncology medicines (Elunate and Sulanda) and may have a third drug (savolitinib), potentially the first selective MET inhibitor in China, if the NDA currently under review is approved. We have seven additional drug candidates in earlier stage clinical development and several advanced preclinical drug candidates. All of our pipeline candidates and marketed drugs are small molecule. All of our pipeline candidates are classified as Class 1 by the NMPA. Drugs for which an NDA has been submitted (fruquintinib, surufatinib and savolitinib) have been classified as Class 1.

The following table summarizes the status of our China clinical programs as of the Latest Practicable Date:
Our China Clinical Development Pipeline

Program	Treatment	Indication	Target patient	Study name	Phase	Dose finding/ safety run-in	Proof-of-concept	Registration
Savolitinib MET	Savolitinib	NSCLC	MET exon 14 skipping		II (NDA)			NDA Accepted
	Savolitinib + Tagrisso	NSCLC	2L EGFR TKI ref. NSCLC; MET+	SACHI	III	*		
	Savolitinib + Tagrisso	NSCLC	Naïve MET+ & EGFRm NSCLC	SANOVO	III	*		
	Savolitinib	Gastric cancer	2L; MET+		II (Reg)	*		
Surufatinib VEGFR 1/2/3; FGFR1; CSF-1R	Surufatinib	Pancreatic NET	All	SANET-p	NDA			NDA Accepted
	Surufatinib	Non-Pancreatic NET	All	SANET-ep	III (Mkt)			Marketed
	Surufatinib	Biliary tract cancer	2L; chemotherapy refractory		IIb/III			
	Surufatinib + Tuoyi (PD-1)	NEN, ESCC, BTC			II			
	Surufatinib + Tuoyi (PD-1)	SCLC, GC, Sarcoma			II			
	Surufatinib + Tuoyi (PD-1)	TC, EMC, NSCLC			II			
	Surufatinib + Tyvyt (PD-1)	Solid tumors			I			
Fruquintinib VEGFR 1/2/3	Fruquintinib	Colorectal cancer	≥3L; chemotherapy refractory	FRESCO	III (Mkt)			Marketed
	Fruquintinib + Taxol	Gastric cancer	2L	FRUTIGA	III			
	Fruquintinib + Tyvyt (PD-1)	CRC, EMC, RCC, HCC			Ib/II			
	Fruquintinib + Tyvyt (PD-1)	GI tumors			Ib/II			
	Fruq. + geptanolimab (PD-1)	CRC			Ib			
	Fruq. + geptanolimab (PD-1)	NSCLC			Ib			
HMPL-689 PI3Kδ	HMPL-689	FL, MZL			II (Reg)			
	HMPL-689	MCL, DLBCL			Ib			
	HMPL-689	CLL/SLL, HL			Ib			
HMPL-523 Syk	HMPL-523	B-cell malignancies	All		I/Ib			
	HMPL-523	ITP	All		I/Ib			
HMPL-453 FGFR 1/2/3	HMPL-453	IHCC			II			
HMPL-306 IDH 1/2	HMPL-306	Hem. malignancies			I			
HMPL-295 (ERK, MAPK pathway)	HMPL-295	Solid tumors			I	*		
Epitinib EGFR	Epitinib	Glioblastoma	EGFR gene amplified		Ib/II			
Theliatinib EGFR wt	Theliatinib	Esophageal cancer	EGFR over-expression			**

* In planning. ** Discontinued. (Reg) = Registration Intent; (NDA) = NDA submitted for review; (MAA) = MAA submission planned; and (Mkt) = NDA approved and product is on the market.
Notes:
MET = mesenchymal epithelial transition receptor; VEGFR = vascular endothelial growth factor receptor; TKI = tyrosine kinase inhibitor; EGFRm = epidermal growth factor receptor mutation; FGFR1 = fibroblast growth factor receptor 1; CSF-1R = colony stimulating factor-1 receptor; NET = neuroendocrine tumors; NEN = neuroendocrine neoplasms; ESCC = esophageal squamous-cell carcinoma; BTC = biliary tract cancer; SCLC = small cell lung cancer; GC = gastric cancer; TC = thyroid cancer; EMC = endometrial cancer; CRC = colorectal cancer; HCC = hepatocellular carcinoma; GI = gastrointestinal; PI3Kδ = Phosphatidylinositol-3-Kinase delta; Syk = spleen tyrosine kinase; NSCLC = non-small cell lung cancer; RCC = renal cell carcinoma; NHL = Non-Hodgkin’s Lymphoma; FL = follicular lymphoma; MZL = marginal zone lymphoma; MCL = mantle cell lymphoma; DLBCL = diffuse large B cell lymphoma; CLL/SLL = chronic lymphocytic leukemia/small lymphocytic lymphoma; HL = Hodgkin’s lymphoma; ITP = immune thrombocytopenic purpura; IHCC = Intrahepatic cholangiocarcinoma; IDH 1/2 = isocitrate dehydrogenase 1/2; ERK = extracellular-signal-regulated kinase; and MAPK = RAS-RAF-MEK-ERK signaling cascade.

Savolitinib — NDA filed for potentially the first selective MET inhibitor in China
In May 2020, an NDA for savolitinib for the treatment of NSCLC with MET exon 14 skipping alterations was accepted for review by the NMPA, supported by a Phase II registration study, and the NMPA subsequently granted it priority review status. This is the first NDA filing for savolitinib globally and first for a selective MET inhibitor in China.

We intend to initiate several studies in China in 2021, including two further pivotal Phase III studies in combination with Tagrisso in NSCLC patients in the second half of 2021 (SACHI and SANOVO) and a potential registrational Phase II study in metastatic gastric cancer in mid-2021.
Surufatinib — commercially launched as Sulanda in China in non-pancreatic NETs in January 2021; first VEGFR/FGFR/CSF-1R inhibitor for all advanced NETs (if also approved for advanced pancreatic NETs)
Surufatinib was approved by the NMPA in December 2020 for the treatment of non-pancreatic NETs and is now being marketed by us in China under the brand name Sulanda. Our in-house oncology drug sales team is now responsible for the marketing and commercialization of surufatinib throughout China for this indication.
We have submitted a second NDA in China for surufatinib in advanced pancreatic NETs supported by our SANET-p study, a Phase III trial in patients with advanced pancreatic NETs conducted in China. The NDA was accepted in September 2020, and review is underway. If approved, we believe surufatinib would be the only approved targeted therapy able to address and treat all subtypes of NETs.
We have commenced combination studies of surufatinib with Tuoyi, a PD-1 monoclonal antibody being developed by Junshi in China, where we are currently conducting Phase II studies in nine solid tumor indications, including NENs, BTC, gastric cancer, thyroid cancer, small cell lung cancer, soft tissue sarcoma, endometrial cancer, esophageal cancer and NSCLC. During ASCO 2021, encouraging preliminary Phase I/Ib results were presented for surufatinib in combination with Tuoyi in neuroendocrine carcinoma and gastric cancer. In addition, we have expanded our collaboration with Innovent and, in July 2020, started a Phase I study in China to evaluate the safety and efficacy of Tyvyt in combination with surufatinib.
Fruquintinib — commercially launched as Elunate in China in CRC in November 2018; VEGFR 1, 2 and 3 inhibitor with the best selectivity for many solid tumors
Fruquintinib was first commercially launched in China in November 2018 for the treatment of advanced CRC. We also believe that fruquintinib could be considered for development in China in many solid tumor indications in which VEGFR inhibitors have been approved globally. To this end, since 2018, we have assumed all planning, execution and decision-making responsibilities for life cycle indication development of fruquintinib in China.
In addition to its commercial launch in CRC in China, we have made progress with fruquintinib in various other cancer indications, including the FRUTIGA study in China, a pivotal Phase III study in approximately 700 patients to evaluate the efficacy and safety of fruquintinib in combination with Taxol, a chemotherapy medication, compared with Taxol monotherapy for second-line treatment of advanced gastric cancer in patients who had failed first-line chemotherapy.
We are conducting Phase Ib/II dose expansion studies in China of fruquintinib with Tyvyt, a PD-1 monoclonal antibody being developed by Innovent, in different tumor types, including HCC, endometrial cancer, RCC and CRC. Furthermore, we intend to conduct studies of fruquintinib in combination with BeiGene’s tislelizumab for the treatment of various solid tumor cancers in China. During ASCO 2021, encouraging preliminary Phase I/Ib results were presented for fruquintinib in combination with two different PD-1 inhibitors: Tyvyt and geptanolimab.
HMPL-689 — PI3Kδ inhibitor with the best selectivity with potential in hematological cancer
Our Phase I dose escalation study on HMPL-689 in China has been completed, and a recommended Phase II dose was selected. HMPL-689 was well tolerated, exhibiting dose-proportional pharmacokinetics, a manageable toxicity profile and single-agent clinical activity in relapsed/refractory B-cell lymphoma patients. Our Phase Ib expansion study in China is ongoing in multiple sub-categories of indolent non-Hodgkin’s lymphoma. In April 2021, we commenced a registration-intent Phase II trial of HMPL-689, a highly selective and potent PI3Kδ inhibitor, in China in patients with relapsed or refractory follicular lymphoma and marginal zone lymphoma, two subtypes of non-Hodgkin’s lymphoma.

HMPL-523 — potentially the first Syk inhibitor for hematological cancer
Data from an extensive Phase I/Ib dose escalation and expansion study (covering more than 200 patients) on HMPL-523 has encouraged us to initiate exploratory studies in China on multiple indolent non-Hodgkin’s lymphoma sub-categories, including chronic lymphocytic leukemia/small lymphocytic lymphoma, follicular lymphoma, marginal zone lymphoma, Waldenstrom’s macroglobulinemia and mantle cell lymphoma.
Furthermore, in August 2019 we commenced a Phase I study of HMPL-523 in China for the treatment of immune thrombocytopenia, an autoimmune disorder characterized by low platelet count and an increased bleeding risk. Dose escalation is near completion with planning and preparation for a Phase III trial in China now underway.
HMPL-453 — highly selective FGFR 1/2/3 inhibitor with potential in solid tumors
HMPL-453 is a highly selective and potent FGFR 1/2/3 inhibitor. Aberrant FGFR signaling is associated with tumor growth, promotion of angiogenesis, as well as resistance to anti-tumor therapies. A Phase II study is ongoing in patients with advanced IHCC with FGFR2 fusion that had failed at least one line of systemic therapy. IHCC is a cancer that develops within the bile ducts, the second most common primary hepatic malignancy after hepatocellular carcinoma. Approximately 10-15% of IHCC patients have tumors that harbor FGFR2 fusion.
HMPL-306 — potentially the first dual inhibitor of IDH1 and IDH2 with applications in hematological malignancies, gliomas and solid tumors
A Phase I trial in China was initiated in July 2020 in patients of relapsed or refractory hematological malignancies with an IDH1 and/or IDH2 mutation. Multiple sites have been initiated, and we aim to establish the Phase II dose in 2021.
HMPL-295 — an investigative and highly selective small molecule inhibitor of ERK in the MAPK pathway with the potential to address intrinsic or acquired resistance from upstream mechanisms such as RAS-RAF-MEK
HMPL-295, a novel ERK inhibitor, is our tenth in-house discovered small molecule oncology drug candidate. ERK is a downstream component of the RAS-RAF-MEK-ERK signaling cascade (MAPK pathway). This is our first of multiple candidates in discovery targeting the MAPK pathway. We own all rights to HMPL-295 globally.
Epitinib — clinical-stage EGFR inhibitor
We have completed Phase I/Ib studies of epitinib, an EGFR inhibitor with demonstrated ability to penetrate the blood-brain barrier. We are evaluating further development strategies for epitinib.
Discovery Research & Preclinical Development
We strive to create differentiated novel oncology and immunology treatments with global potential. Our core research and development philosophy is to take a holistic approach to the treatment of cancer and immunological diseases, through multiple modalities and mechanisms, including targeted therapies, immunotherapies and other pathways which address aberrant genetic drivers and cancer cell metabolism, modulate tumor immune microenvironment and target immune cell checkpoints. Beyond our clinical and preclinical stage candidates, we continue to conduct research into discovering new types of drug candidates, including among others, small molecules addressing cancer-related apoptosis, cell signaling, epigenetics and protein translation; biologic drug candidates including bispecific antibodies; and novel technologies including antibody-drug conjugates and heterobifunctional small molecules. We expect to incur significant expenses, particularly research and development expenses, for the foreseeable future as we expand our development of, and seek regulatory approvals for, our drug candidates.
We file patent applications directed to our Oncology/Immunology drugs and drug candidates in an effort to establish intellectual property positions with regard to various aspects of such drugs including new small molecule compounds, their compositions as well as their medical uses in the treatment of diseases.

Manufacturing
Our manufacturing site in Suzhou is a GMP-certified production facility, providing supplies of our drug candidates for clinical trials and Elunate and Sulanda for commercial sale. At the end of 2020, we commenced construction of a large-scale manufacturing plant for innovative drugs in Shanghai, which will be our largest manufacturing facility.
Impact of COVID-19
COVID-19 has not materially impacted our clinical studies, although certain studies have encountered some limitations to patient visits for screening, treatment and clinical assessment. In addition, our prescription drug sales teams experienced some short-term limitations on conducting normal operations, but such teams were able to adapt to the changing circumstances relatively quickly to minimize the effect across our businesses. Although, as of the Latest Practicable Date, we do not expect any material impact on our long-term activity resulting from COVID-19, we cannot guarantee that the COVID-19 pandemic will not further escalate or have a material adverse effect on our business, financial condition and results of operations and cash flows.
Other Ventures
In addition to our Oncology/Immunology operations, our Other Ventures include large-scale drug marketing and distribution platforms covering about 320 cities and towns in China with approximately 4,800 manufacturing and commercial personnel as of December 31, 2020. Built over the past 20 years, it primarily focuses on prescription drug and consumer health products mainly through: (i) Shanghai Hutchison Pharmaceuticals, a non-consolidated joint venture with a commercial team of about 2,200 staff managing the medical detailing and marketing of a range of own-brand prescription drug products; (ii) Hutchison Sinopharm, a consolidated joint venture focused on providing commercial services for our own marketed drugs, as well as marketing third-party prescription drug products and our science-based infant nutrition products; and (iii) Hutchison Baiyunshan, a non-consolidated joint venture focused on the manufacturing, marketing and distribution of primarily own-brand over-the-counter drugs.
On March 24, 2021, we entered into a sale and purchase agreement with GL Mountrose Investment Two Limited, a company controlled and managed by GL Capital Group, to sell our entire investment in Hutchison Baiyunshan. The aggregate amounts to be received attributable to our company are approximately US$169 million, of which approximately US$127 million is related to our shareholding in Hutchison Baiyunshan and approximately US$42 million is related to distributions of certain land compensation and the prior year’s undistributed profits. The disposal is subject to regulatory approval in China and is expected to be completed in the second half of 2021.
Net income attributable to our Company from our Other Ventures totaled US$41.4 million, US$41.5 million and US$72.8 million for the years ended December 31, 2018, 2019 and 2020, respectively, and are remitted to our Group through dividend payments primarily from our non-consolidated joint ventures mentioned above. In 2020, dividends of US$86.7 million were paid from these joint ventures to our group, with aggregate dividends received since inception of over US$300 million.
OUR STRENGTHS
We believe the following strengths have contributed to our success and differentiate us from our competitors:
•
Fully-integrated biopharmaceutical company with capability to support development and launch of our products in our core markets;

•
Three in-house discovered, commercial stage, oncology drugs with significant commercial potential in surufatinib, fruquintinib and savolitinib;

•
Globally-facing research and development approach to discovering and developing next-generation therapies for the treatment of cancer and immunological diseases;

•
Successful track record of drug marketing and distribution execution;

•
Global partnerships and strategic collaborations, with a growing portfolio of unpartnered drug candidates over which we own all global rights; and

•
Experienced and stable management team with proven track record in drug discovery, development and commercialization.

OUR STRATEGIES
Our vision is to be a global leader in the discovery, development and commercialization of targeted therapies and immunotherapies for the treatment of patients with cancer and immunological diseases. Key elements of our strategy are to:
•
Realize the global potential of our oncology drug candidates;

•
Continue designing and creating molecules to develop into medicines with specific and differentiated characteristics for the benefit of patients;

•
Build and scale our marketing and commercialization capabilities globally;

•
Identify global business development and strategic acquisition opportunities to complement our internal research and development activities; and

•
Capitalize on regulatory reforms currently underway in China aimed at addressing existing major unmet medical needs and improving the health of its people.

Corporate Information
HUTCHMED (China) Limited was incorporated in the Cayman Islands on December 18, 2000 as an exempted company with limited liability under the Companies Act, Cap 22 (Law 3 of 1961, as consolidated and revised) of the Cayman Islands. The address of our registered office in the Cayman Islands is P.O. Box 309, Ugland House, Grand Cayman, KY1-1104, Cayman Islands. Our principal executive offices are located at Level 18, The Metropolis Tower, 10 Metropolis Drive, Hunghom, Kowloon, Hong Kong. Our telephone number at that address is +852 2121 8200. Our agent for service of process in the United States is HUTCHMED International Corporation, located at 25A Vreeland Road, Suite 304, Florham Park, New Jersey, 07932.
Our website address is www.hutch-med.com. Our website and the information contained on our website do not constitute a part of this prospectus supplement.

Our Summary Consolidated Financial Data
The following summary consolidated statements of operations data for the years ended December 31, 2018, 2019 and 2020 and the summary consolidated balance sheet data as of December 31, 2018, 2019 and 2020 have been derived from our audited consolidated financial statements prepared in accordance with accounting principles generally accepted in the United States, or U.S. GAAP, and are incorporated by reference into this prospectus supplement from the 2020 Annual Report. Our summary unaudited consolidated statements of operations data for the three months ended March 31, 2020 and 2021 and our summary unaudited consolidated balance sheet data as of March 31, 2021 have been derived from our unaudited condensed consolidated financial statements incorporated by reference into this prospectus supplement included in Exhibit 99.1, titled “Unaudited First Quarter 2021 Financial Information,” to our current report on Form 6-K furnished to the SEC on June 21, 2021. Such unaudited condensed consolidated interim financial information has been prepared on the same basis as our audited consolidated financial data and in accordance with U.S. GAAP.
Our historical results for any prior period are not necessarily indicative of results to be expected in any future period. The following information should be read in conjunction with, and is qualified in its entirety by reference to, our audited consolidated financial statements for the fiscal years ended December 31, 2018, 2019 and 2020 and as of December 31, 2019 and 2020, their related notes and “Item 5. Operating and Financial Review and Prospects” in our 2020 Annual Report, our unaudited condensed consolidated financial statements for the three months ended March 31, 2020 and 2021 and as of March 31, 2021 and their related notes included in Exhibit 99.1, titled “Unaudited First Quarter 2021 Financial Information,” to our current report on Form 6-K furnished to the SEC on June 21, 2021, and “Recent Developments” in Exhibit 99.1, titled “HUTCHMED (China) Limited Supplemental and Updated Disclosures,” to our current report on Form 6-K furnished to the SEC on June 21, 2021, each of which is incorporated by reference into this prospectus supplement.
	Year Ended December 31,			Three Months Ended March 31,
	2018	2019	2020	2020	2021
	(in US$’000, except per share data)
				(Unaudited)
Summary consolidated statements of operations data:
Total revenues	214,109	204,890	227,976	51,570	81,556
Total operating expenses	(306,750)	(351,276)	(424,644)	(84,062)	(144,756)
	(92,641)	(146,386)	(196,668)	(32,492)	(63,200)
Total other income, net of other expenses	5,986	5,281	6,934	1,172	293
Loss before income taxes and equity in earnings of equity investees	(86,655)	(141,105)	(189,734)	(31,320)	(62,907)
Income tax expense	(3,964)	(3,274)	(4,829)	(1,045)	(1,939)
Equity in earnings of equity investees, net of tax	19,333	40,700	79,046	16,939	24,993
Net loss	(71,286)	(103,679)	(115,517)	(15,426)	(39,853)
Less: Net income attributable to non-controlling interests	(3,519)	(2,345)	(10,213)	(715)	(1,290)
Net loss attributable to our Company	(74,805)	(106,024)	(125,730)	(16,141)	(41,143)
Losses per share attributable to our Company – basic and diluted (US$ per share)	(0.11)	(0.16)	(0.18)	(0.02)	(0.06)

	As of December 31,			As of March 31, 2021
	2018	2019	2020
	(in US$’000)
				(Unaudited)
Summary consolidated balance sheet data:
Cash and cash equivalents	86,036	121,157	235,630	346,133
Short-term investments	214,915	96,011	199,546	49,939
Total assets	532,118	465,122	724,118	693,117
Total current liabilities	85,479	113,101	158,397	188,515
Total non-current liabilities	34,384	39,118	46,772	40,207
Net current assets	285,062	203,921	372,343	307,715
Total Company’s shareholders’ equity	388,996	288,012	484,116	428,271

THE OFFERING
Ordinary Shares Offered by
Us
We are offering 40,784,500 ordinary shares as part of a global offering, comprising (i) the International Offering of 91,000,000 ordinary shares, which consists of the Registered Offering of 27,784,500 ordinary shares and the Exempt Offering of 63,215,500 ordinary shares, and (ii) the Hong Kong Public Offering of 13,000,000 ordinary shares. For more information, see “Underwriting.”
Ordinary Shares Outstanding Immediately After This Offering
848,515,660 ordinary shares (or 864,115,660 ordinary shares if the joint global coordinators exercise the option to purchase additional ordinary shares in full).
Option to Purchase Additional Ordinary Shares
We have granted a 30-day option to the international underwriters, exercisable by the joint global coordinators, to purchase up to an aggregate of 15,600,000 additional ordinary shares. Morgan Stanley Asia Limited, through its affiliate Morgan Stanley & Co. International plc, has entered into a borrowing arrangement with Hutchison Healthcare Holdings Limited to facilitate the settlement of over-allotments.
Offer Price
HK$40.10, or approximately US$5.16 per ordinary share (equivalent to approximately US$25.82 per ADS)
Use of Proceeds
We estimate that we will receive net proceeds from this offering of approximately HK$3,950 million (US$509 million) (or approximately HK$4,553 million (US$587 million) if the joint global coordinators exercise the option to purchase additional ordinary shares in full), based on the offer price of HK$40.10, after deducting estimated underwriting discounts and commissions and estimated offering expenses payable by us. We expect to use the net proceeds from this offering primarily to advance our late-stage clinical programs through registration trials and potential NDA submissions, support further proof-of-concept studies, fund the continued expansion of our product portfolio in cancer and immunological diseases through internal research, fund potential global business development and strategic acquisition opportunities to complement our internal research and development activities and for working capital and for general corporate purposes. See the “Use of Proceeds” section contained in this prospectus supplement.
Risk Factors
Investing in our ordinary shares involves significant risks. See “Risk Factors” on page S-22 of this prospectus supplement and the other information included in, or incorporated by reference into, this prospectus supplement and the accompanying prospectus, including the section entitled “Risk Factors” in our 2020 Annual Report and Exhibit 99.1, titled “HUTCHMED (China) Limited Supplemental and Updated Disclosures,” to our current report on Form 6-K furnished to the SEC on June 21, 2021.
Proposed HKEx Code for the Ordinary Shares
“0013”
Cornerstone Investors
Certain investors, including investors affiliated with CA Fern Parent, Canada Pension Plan Investment Board, General Atlantic, HBM Healthcare Investments and CICC Grandeur Fund, have agreed to purchase on the same terms as other investors an aggregate of 63,215,500 ordinary shares in the Exempt Offering (which is part of the International Offering) at the offer price of HK$40.10. Such ordinary shares are being offered and sold in reliance on Regulation S and are not being registered under the Securities Act and not covered by this prospectus supplement and accompanying prospectus. The ordinary shares placed to the cornerstone investors are being underwritten by the international underwriters pursuant to a separate exempt offering underwriting agreement dated June 23, 2021.
Unless otherwise indicated, all information in this prospectus supplement, including information relating to the number of ordinary shares to be outstanding immediately after the completion of this offering:
•
excludes 36,587,490 ordinary shares, issuable upon exercise of outstanding options under our equity compensation plans, as of March 31, 2021;

•
excludes 14,741,958 ordinary shares reserved for further issuance under our equity compensation plans, as of March 31, 2021;

•
excludes 16,666,670 ordinary shares, issuable upon exercise of an ordinary shares subscription warrant; and

•
assumes no exercise by the joint global coordinators of the option to purchase up to 15,600,000 additional ordinary shares.

RISK FACTORS
Investing in our ordinary shares involves a high degree of risk. Before making an investment decision, you should carefully consider the risks described in this prospectus supplement and the accompanying prospectus, together with all of the other information incorporated by reference herein or therein, including those included in “Item 3.D. Risk Factors” in the 2020 Annual Report and those included in Exhibit 99.1, titled “HUTCHMED (China) Limited Supplemental and Updated Disclosures,” to in our current report furnished to the SEC on Form 6-K on June 21, 2021, as well as other documents that we subsequently filed with the SEC that are incorporated by reference into this prospectus supplement. The risks and uncertainties described therein and in the other documents incorporated by reference are not the only risks and uncertainties we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also impair our business operations. If negative events occur, our business, financial condition, results of operations and prospects would suffer. In that event, the market price of our ordinary shares could decline, and you may lose all or part of your investment.
Risks Related to Our Ordinary Shares, ADSs and This Offering
An active public trading market for our ordinary shares on the HKEx might not develop or be sustained, their trading prices might fluctuate significantly and the effectiveness of the liquidity arrangements might be limited.
We have applied to list our ordinary shares on the HKEx and approval-in-principal for the listing of, and permission to deal in, our ordinary shares under the stock code “0013’’ has been granted. However, following the completion of the global offering, we cannot assure you that an active market for our ordinary shares on the HKEx will develop or be sustained. In particular, the HKEx only implemented changes to its listing rules to facilitate the listing of biotech companies in 2018, and investors in Hong Kong listed securities may not be as familiar with investing in biotech companies as investors in other markets. If an active trading market for our ordinary shares on the HKEx does not develop or is not sustained after this offering, the market price and liquidity of our ordinary shares could be materially and adversely affected. As a result, the market price of our ordinary shares in Hong Kong following the completion of the global offering might not be indicative of the historical market prices our ordinary shares on AIM and our ADSs on Nasdaq.
We may also seek further listings on other stock exchanges such as the Shanghai Stock Exchange. If such a listing materializes, PRC investors who previously traded on the HKEx through the Shanghai-Hong Kong Stock Connect and similar arrangements may no longer do so, which could result in a significant reduction in the trading activities of our ordinary shares on the HKEx.
The offer price for the ordinary shares has been determined by negotiation among us and the joint global coordinators based upon several factors, and the price at which our ordinary shares trade after this offering may decline below the offer price. Investors in our ordinary shares may experience a significant decrease in the value of their ordinary shares regardless of our operating performance or prospects. Holders of our ordinary shares may be able to deposit and convert their shares to ADSs with the depositary, subject to the terms and conditions of the deposit agreement, which is incorporated by reference herein. See “Item 3.D. Risk Factors — Risks Related to Our ADSs” in our 2020 Annual Report for additional risks related to the ADSs.
As the offer price is substantially higher than our net tangible book value per ordinary share, you will incur immediate and substantial dilution.
As the offer price is substantially higher than our net tangible book value per share, you will experience immediate and substantial dilution after giving effect to this offering. In addition, you will experience further dilution to the extent that our ordinary shares are issued upon the exercise of share options or warrants. All of the ordinary shares issuable upon the exercise of currently outstanding share options will be issued at a purchase price on a per ordinary share basis that is less than the offer price per ordinary share in this offering.
We have broad discretion in the use of the net proceeds from this offering and may not use them effectively.
Our management will have broad discretion in the application of the net proceeds that we receive from this offering. It is expected that substantially all net proceeds would be used to fund our drug development and related activities as specified in the “Use of Proceeds” section contained in this prospectus supplement. We may spend or invest these proceeds in a way with which our shareholders disagree. The failure by our management to apply these funds effectively could harm our business and financial condition. Pending their use, we may invest the net proceeds from this offering in a manner that does not produce income or that loses value. These investments may not yield a favorable return to our investors.
Certain shareholders own a significant percentage of our ordinary shares, which limits the ability of other shareholders to influence corporate matters.
As of the Latest Practicable Date, HHHL owned approximately 44.66% of our ordinary shares and immediately following the completion of this offering, is expected to own approximately 39.18% or 38.48% of our ordinary shares (assuming the joint global coordinators do not exercise the option to purchase the additional ordinary shares or do exercise such option in full, respectively). Immediately upon the completion of the global offering, CK Hutchison, through CKHGI, HWCL and HHHL, is expected to be interested in 39.19% or 38.48% of our ordinary shares (assuming the joint global coordinators do not exercise the option to purchase the additional ordinary shares or do exercise such option in full, respectively). Accordingly, HHHL can influence the outcome of any corporate transaction or other matter submitted to shareholders for approval, and the interests of HHHL may differ from the interests of our other shareholders. Because we are incorporated in the Cayman Islands, certain matters, such as amendments to our amended and restated articles of association, require the approval of not less than three-fourths of votes cast by such shareholders as, being entitled so to do, vote in person (or, in the case of such shareholders as are corporations, by their respective duly authorized representative) or by proxy. Therefore, HHHL’s approval will be required to achieve any such threshold. In addition, HHHL has had, and may continue in the future to have, the ability to influence our management and policies.
The listing of our ordinary shares and/or ADSs in multiple venues may adversely affect the liquidity and value of our ordinary shares and ADSs.
Our ADSs continue to be listed on Nasdaq, and our ordinary shares continue to be admitted to trading on AIM. Following this global offering, our ordinary shares will be listed on the HKEx. The listing of our ordinary shares on the HKEx and AIM, and the ADSs on Nasdaq, may reduce the liquidity of these securities in one or each of these markets and may adversely affect the development of an active trading market for our ordinary shares in Hong Kong. The price of our ordinary shares could also be adversely affected by trading on Nasdaq and AIM. We may also seek further listings on other stock exchanges such as the Shanghai Stock Exchange. Furthermore, our ordinary shares trade on the HKEx largely in electronic book-entry form. However, the ADSs are backed by physical ordinary share certificates, and the depositary of our ADS program is unable to accept book-entry interests into its custody in order to issue ADSs. As a result, if a holder of our ordinary shares wishes to deposit ordinary shares into the ADS program and hold ADSs for trading on Nasdaq or vice versa, the issuance and cancelation process may be longer than if the depositary could accept such book-entry interests.
The market price for our ordinary shares and ADSs historically has been volatile, and the trading prices of our ordinary shares in Hong Kong may be volatile, which could result in substantial losses to you.
The market price of our ordinary shares and ADSs has been volatile. From January 1, 2021 to June 18, 2021, the closing sale price of our ordinary shares ranged from a high of £5.24 to a low of £3.52, and the closing sale price of our ADSs ranged from a high of US$36.80 to a low of US$23.70 per ADS.
The market price for our ordinary shares and ADSs is likely to be volatile and subject to wide fluctuations in response to factors, including the following:
•
announcements of competitive developments;

•
regulatory developments affecting us, our customers or our competitors;

•
announcements regarding litigation or administrative proceedings involving us;

•
actual or anticipated fluctuations in our period-to-period operating results;

•
changes in financial estimates by securities research analysts;

•
additions or departures of our executive officers;

•
release or expiry of lock-up or other transfer restrictions on our outstanding ordinary shares or ADSs; and

•
sales or perceived sales of additional ordinary shares or ADSs.

In addition, the securities markets have from time to time experienced significant price and volume fluctuations that are not related to the operating performance of particular companies. For example, in 2020 the exchanges in China experienced a sharp decline as a result of a slowdown in the Chinese economy and trade tensions with the United States. The market for equity securities of pharmaceutical companies, in particular, has at various times experienced extreme volatility. Prolonged global capital markets volatility may affect overall investor sentiment towards our ordinary shares and ADSs, which would also negatively affect the market price for our ordinary shares and ADSs.
The characteristics of the U.S., UK and the Hong Kong capital markets are different.
Nasdaq, AIM and the HKEx have different trading hours, trading characteristics (including trading volume and liquidity), trading and listing rules, market regulations, and investor bases (including different levels of retail and institutional participation). As a result of these differences, the trading prices of our ordinary shares and ADSs might not be the same, even allowing for currency differences. Circumstances peculiar to the Hong Kong capital markets could materially and adversely affect the price of our ordinary shares. Because of the different characteristics of the U.S., UK and Hong Kong equity markets, the historical market prices of our securities may not be indicative of the performance of our ordinary shares after this offering.
We will be subject to Hong Kong, Nasdaq and AIM listing and regulatory requirements concurrently.
As we are listed on Nasdaq and AIM and will be listed in Hong Kong on the HKEx, we will be required to comply with the listing rules (where applicable) and other regulatory regimes of each stock exchange, unless otherwise agreed by the relevant regulators. We may also seek further listings on other stock exchanges such as the Shanghai Stock Exchange. Accordingly, we may incur additional costs and resources in complying with the requirements of each stock exchange.
Future sales of our ordinary shares or ADSs in the public market could cause the price of our ordinary shares to fall.
Our ordinary shares price could decline as a result of sales of a large number of our ordinary shares or ADSs or the perception that these sales could occur. These sales, or the possibility that these sales may occur, also might make it more difficult for us to sell equity securities in the future at a time and at a price that we deem appropriate.
As of the Latest Practicable Date, we had 744,515,660 ordinary shares outstanding, of which 270,163,800 ordinary shares were represented by 54,032,760 ADSs.
We have registered or plan to register under the Securities Act the offer and sale of securities that we have issued and may issue in the future under our equity compensation plans, including upon the exercise of share options. If these additional securities are sold, or if it is perceived that they will be sold, in the public market, the trading price of our ordinary shares could decline.
In addition, in the future, we may issue additional ordinary shares, ADSs or other equity or debt securities convertible into ordinary shares in connection with a financing, acquisition, litigation settlement, employee arrangements or otherwise. Any such issuance could result in substantial dilution to our existing shareholders and investors under this offering and could cause the price of our ordinary shares to decline and/or the profit (if any) per share to be diluted. For example, to further support our growth plans, we continue to monitor market conditions for, and evaluate the possibility of, seeking further listings on other stock exchanges such as the Shanghai Stock Exchange Science and Technology Innovation Board, or STAR Market. While the evaluation is ongoing, no decision has been made as to whether any such further listings will be sought and, if so, whether any application for such further listings will be successful. If we proceed with and complete a listing of the Company on the STAR Market, or STAR Listing, we currently expect to issue new shares (including pursuant to any over-allotment option granted in connection with such potential STAR Listing) representing no more than 20% of the issued share capital of the Company immediately following the completion of such potential STAR Listing (taking into account the ordinary shares to be issued pursuant to this offering but without taking into account any ordinary shares to be issued pursuant to any (a) exercise by the joint global coordinators of the international underwriters’ option to purchase up to an additional 15,600,000 ordinary shares in this offering, (b) exercise of share options granted or to be granted under the share option schemes adopted by the shareholders in June 2005 and April 2015 or (c) exercise of the ordinary shares subscription warrant entered into between the Company and General Atlantic on July 2, 2020). The issue of shares pursuant to a potential STAR Listing would result in the shareholding of our shareholders immediately prior to the completion of such potential STAR Listing being diluted by no more than 20%. Any STAR Listing and the size of any offering of new shares in our Company in connection with a STAR Listing (and consequently, the dilution impact on the shareholding of the then existing shareholders) will be subject to a number of factors, including market conditions, our funding needs, approval of the shareholders and approval of the Shanghai Stock Exchange, the China Securities Regulatory Commission and all relevant regulators.
We cannot assure you that our ordinary shares and/or ADSs will remain listed on the HKEx, Nasdaq or AIM.
Although it is currently intended that our ordinary shares and/or ADSs will remain listed on the HKEx, Nasdaq and AIM, there is no guarantee of the continued listing of these securities on any of these exchanges. We may decide at some point in the future to delist voluntarily (subject to the applicable regulatory requirements) from one or more of these exchanges, or we may be delisted involuntarily if, among other factors, we do not continue to satisfy the listing requirements of the applicable exchange or comply with applicable law. We could be delisted from the Nasdaq if the Public Company Accounting Oversight Board continues to be unable to inspect our independent registered public accounting firm for three consecutive years. The AIM Rules for Companies provide that a voluntary cancellation of admission to AIM is conditional upon the consent of not less than 75% of votes cast by its shareholders at a general meeting unless the London Stock Exchange otherwise agrees. Circumstances where the London Stock Exchange might otherwise agree that shareholder consent at a general meeting is not required would include the situation where the AIM securities are already admitted to trading on an “AIM Designated Market” (which includes Nasdaq) to enable shareholders to trade their AIM securities in the future. We cannot predict the effect a delisting of our ordinary shares on the HKEx or AIM or our ADSs on Nasdaq would have on the market price of our ordinary shares and/or ADSs. We may also seek further listings on other stock exchanges such as the Shanghai Stock Exchange. However, there is no assurance that we would proceed with a listing and if we do proceed, that a listing would materialize.
If we are classified as a passive foreign investment company, U.S. investors could be subject to adverse U.S. federal income tax consequences.
The rules governing passive foreign investment companies, or PFICs, can have adverse effects for U.S. investors for U.S. federal income tax purposes. The tests for determining PFIC status for a taxable year depend upon the relative values of certain categories of assets and the relative amounts of certain kinds of income. As discussed in “Taxation — Material U.S. Federal Income Tax Considerations,” we do not expect to be a PFIC for our current taxable year. Notwithstanding the foregoing, the determination of whether we are a PFIC depends on particular facts and circumstances (such as the valuation of our assets, including goodwill and other intangible assets) and may also be affected by the application of the PFIC rules, which are subject to differing interpretations. The fair market value of our assets is expected to depend, in part, upon (1) the market price of our ordinary shares and ADSs and (2) the composition of our income and assets, which will be affected by how, and how quickly, we spend any cash that is raised in any financing transaction. In light of the foregoing, no assurance can be provided that we will not be a PFIC in the current or any future taxable year. Furthermore, if we are treated as a PFIC, then one or more of our subsidiaries may also be treated as PFICs owned by U.S. Holders (as defined below) of our ordinary shares or ADSs.
If we are or become a PFIC, U.S. Holders of our ordinary shares or ADSs would be subject to adverse U.S. federal income tax consequences, such as ineligibility for any preferential tax rates on capital gains or on actual or deemed dividends, interest charges on certain taxes treated as deferred, and additional reporting requirements under U.S. federal income tax laws and regulations. Whether U.S. Holders of our ordinary shares or ADSs make (or are eligible to make) a timely qualified electing fund, or QEF, election or a mark-to-market election may affect the U.S. federal income tax consequences to U.S. Holders with respect to the acquisition, ownership and disposition of our ordinary shares and ADSs and any distributions such U.S. Holders may receive. We do not, however, expect to provide the information regarding our income that would be necessary in order for a U.S. Holder to make a QEF election if we are classified as a PFIC. Investors should consult their own tax advisors regarding all aspects of the application of the PFIC rules to our ordinary shares and ADSs.
You are cautioned not to place any reliance on any information in press articles or other publications or media regarding us or the global offering.
There has been, prior to the publication of this prospectus supplement, and there may be subsequent to the date of this prospectus supplement but prior to the completion of the global offering, press, media and/or research analyst coverage regarding us, our business, our industry and the global offering. You should rely solely upon the information contained in this prospectus supplement, the accompanying prospectus and any documents incorporated herein and therein in making your investment decisions regarding the ordinary shares offered herein and we do not accept any responsibility for the accuracy or completeness of the information contained in such press articles, other media and/or research analyst reports nor the fairness or the appropriateness of any forecasts, views or opinions expressed by the press, other media and/or research analyst regarding the ordinary shares offered herein, the global offering, our business or the industry in which we operate.
We make no representation as to the appropriateness, accuracy, completeness or reliability of any such information, forecasts, views or opinions expressed or any such publications. To the extent that such statements, forecasts, views or opinions are inconsistent or conflict with the information in this prospectus supplement, the accompanying prospectus or any documents incorporated by reference herein or therein, we disclaim them. Accordingly, prospective investors are cautioned to make their investment decisions on the basis of information contained in this prospectus supplement, the accompanying prospectus any the documents incorporated herein and therein, and should not rely on any other information.
Fluctuations in the exchange rates among the U.S. dollar, pound sterling and the Hong Kong dollar may increase the risk of holding our ordinary shares or ADSs.
If our listing application is approved, our ordinary shares will trade on the HKEx in Hong Kong dollars, while our ordinary shares trade on AIM in pound sterling and our ADSs trade on Nasdaq in U.S. dollars. Fluctuations in the exchange rates among the U.S. dollar, pound sterling and the Hong Kong dollar may result in differences between the value of our ADSs and the value of our ordinary shares, which may result in heavy trading by investors seeking to exploit such differences. In addition, as a result of fluctuations in the exchange rate between the U.S. dollar and the Hong Kong dollar, the U.S. dollar equivalent of the proceeds that a holder of ADSs would receive upon the sale in Hong Kong of any ordinary shares withdrawn from the depositary upon calculation of the corresponding ADSs and the U.S. dollar equivalent of cash dividends, if any, paid in Hong Kong dollars on our ordinary shares represented by ADSs could also decline.

USE OF PROCEEDS
We estimate that the net proceeds to us from the sale of ordinary shares that we are selling in this offering will be approximately HK$3,950 million (US$509 million), after deducting estimated underwriting discounts and commissions and estimated offering expenses payable by us. If the joint global coordinators exercise the option to purchase an additional 15,600,000 ordinary shares in full, we estimate that our net proceeds will be approximately HK$4,553 million (US$587 million), after deducting estimated underwriting discounts and commissions and estimated expenses payable by us. On June 17, 2021, the noon buying rate of the Federal Reserve Bank of New York for the Hong Kong dollar was US$1.00 = HK$7.76, and the currency translations in this “Use of Proceeds” section reflect this exchange rate.
We currently intend to use the net proceeds from this offering as follows:
•
Approximately HK$1,975 million or US$254 million (or 50% of the net proceeds) to advance our late-stage clinical programs for savolitinib, surufatinib, fruquintinib, HMPL-689 and HMPL-523 through registration trials and potential NDA submissions, including our share of the cost of multiple ongoing and planned registration and registration-intent studies of savolitinib monotherapy and in combination with Tagrisso in China and globally; the planned pivotal studies of surufatinib and fruquintinib in combination with PD-1 antibodies in select indications; the global registration study of fruquintinib, FRESCO-2, in the United States, Europe and Japan as third-line treatment of mCRC, and the Phase III FRUTIGA study in China of fruquintinib in combination with Taxol in second-line gastric cancer; and the planned and/or ongoing registration and registration-intent studies of HMPL-689 and HMPL-523 in China, the United States and Europe in select indolent NHL sub-categories and ITP. These include:

•
Approximately HK$296 million or US$38 million (or 7.5% of the net proceeds) to advance our late-stage clinical programs for savolitinib;

•
Approximately HK$593 million or US$76 million (or 15% of the net proceeds) to advance our late-stage clinical programs for surufatinib;

•
Approximately HK$593 million or US$76 million (or 15% of the net proceeds) to advance our late-stage clinical programs for fruquintinib;

•
Approximately HK$197 million or US$26 million (or 5% of the net proceeds) to advance our late-stage clinical programs for HMPL-689; and

•
Approximately HK$296 million or US$38 million (or 7.5% of the net proceeds) to advance our late-stage clinical programs for HMPL-523;

•
Approximately HK$395 million or US$51 million (or 10% of the net proceeds) will be used to support further proof-of-concept studies and fund the continued expansion of our product portfolio in cancer and immunological diseases through internal research, including the development cost of early-clinical and preclinical-stage pipeline drug candidates. These include:

•
Approximately HK$197 million or US$25 million (or 5% of the net proceeds) to support HMPL-306 proof-of-concept studies;

•
Approximately HK$99 million or US$13 million (or 2.5% of the net proceeds) to support HMPL-295 proof-of-concept studies; and

•
Approximately HK$99 million or US$13 million (or 2.5% of the net proceeds) to support other proof-of-concept studies;

•
Approximately HK$790 million or US$102 million (or 20% of the net proceeds) to further strengthen our integrated capabilities across commercialization, clinical and regulatory and manufacturing. These include:

•
Approximately HK$158 million or US$20 million (or 4% of the net proceeds) to further expand our oncology-focused sales and marketing teams in China and the United States. We expect to significantly grow such teams from about 520 persons to 900 persons over the next few years to capture the attractive market opportunity and address unmet medical needs;

•
Approximately HK$158 million or US$20 million (or 4% of the net proceeds) to expand our clinical and regulatory teams in China, the United States and Europe; and

•
Approximately HK$474 million or US$62 million (or 12% of our net proceeds) to construct our large-scale manufacturing plant for innovative drugs in Shanghai with a production capacity estimated to be five times that of our Suzhou facility, as well as expanding the production team in our existing Suzhou facility.

•
Approximately HK$593 million or US$76 million (or 15% of the net proceeds) to fund potential global business development and strategic acquisition opportunities, including interests in other biopharmaceutical companies, to complement our internal research and development activities and enhance our current drug candidate pipeline; as of the Latest Practicable Date, we have not identified any specific targets, or adopted a concrete timetable or expected capital expenditure plan to implement any acquisition; and

•
Approximately HK$197 million or US$26 million (or approximately 5% of the net proceeds) for working capital, expanding internal capabilities globally and in China and general corporate purposes.

This expected use of the net proceeds from this offering represents our intentions based upon our current plans and business conditions. The amounts and timing of our actual expenditures may vary significantly depending on numerous factors, including the progress of our development efforts, the status of and results from clinical trials, as well as any collaborations that we may enter into with third parties for our product candidates, and any unforeseen cash needs. As a result, our management will retain broad discretion over the allocation of the net proceeds from this offering.

CAPITALIZATION
The following table sets forth our capitalization as of March 31, 2021:
•
on an actual basis; and

•
on an as adjusted basis to give effect to our issuance and sale in this offering of 104,000,000 ordinary shares, resulting in estimated net proceeds of HK$3,950 million (US$509 million), based on the offer price of HK$40.10 per ordinary share, or approximately US$5.16 per ordinary share (equivalent to approximately US$25.82 per ADS), after deducting estimated underwriting discounts and commissions and estimated offering expenses payable by us and assuming no exercise by the joint global coordinators of the option to purchase additional ordinary shares. On June 17, 2021, the noon buying rate of the Federal Reserve Bank of New York for the Hong Kong dollar was US$1.00 = HK$7.76, and the currency translations in this “Capitalization” section reflects this exchange rate.

You should read this table together with our consolidated financial statements and related notes appearing in our 2020 Annual Report and our unaudited interim condensed consolidated financial statements as of and for the three months ended March 31, 2020 and 2021, which were included in Exhibit 99.1, titled “Unaudited First Quarter 2021 Financial Information,” furnished to the SEC on Form 6-K on June 21, 2021, as well as the information set forth under the headings “Item 3.A. Selected Financial Data” and “Item 5. Operating and Financial Review and Prospects” in our 2020 Annual Report and the information set forth under the heading “Recent Developments” in Exhibit 99.1, titled “HUTCHMED (China) Limited Supplemental and Updated Disclosures,” to our current report on our Form 6-K furnished to the SEC on June 21, 2021, each of which is incorporated by reference in this prospectus supplement and the accompanying prospectus.
	As of March 31, 2021
	Actual	As Adjusted
	(US$‘000) (Unaudited)
Cash and cash equivalents	346,133	854,982
Long-term debt(1)	26,872	26,872
Shareholders’ equity:
Ordinary shares, par value US$0.10 per share, 728,122,215 ordinary shares issued and outstanding on an actual basis and 832,122,215 ordinary shares issued and outstanding on an as adjusted basis	72,812	83,212
Additional paid-in capital	808,776	1,307,225
Accumulated losses	(456,742)	(456,742)
Accumulated other comprehensive income	3,425	3,425
Non-controlling interests	36,124	36,124
Total shareholders’ equity	464,395	973,244
Total capitalization	491,267	1,000,116

(1)
Long-term debt does not include lease liabilities for the purposes of this table.

The above discussion and table are based on 728,122,215 ordinary shares outstanding as of March 31, 2021, and exclude:
•
36,587,490 ordinary shares issuable upon exercise of outstanding options under our equity compensation plans as of March 31, 2021;

•
14,741,958 ordinary shares reserved for further issuance under our equity compensation plans as of March 31, 2021; and

•
16,666,670 ordinary shares issuable upon exercise of an ordinary shares subscription warrant.

Subsequent to March 31, 2021, we have, in the ordinary course of business, entered into an additional financing arrangement and issued 16,393,445 ordinary shares for gross proceeds of US$100 million to finance our business operations and for general corporate purposes. This additional financing is not reflected in the table above.

DILUTION
If you invest in our ordinary shares in this offering, your investment will be diluted to the extent of the difference between the offer price per ordinary share and as adjusted net tangible book value per ordinary share immediately after this offering.
As of March 31, 2021, our net tangible book value was US$460.9 million, or US$0.63 per ordinary share outstanding as of that date, and US$3.16 per ADS. We calculate net tangible book value per ordinary share by dividing our total tangible assets less our total liabilities by the number of our outstanding ordinary shares. As adjusted net tangible book value per ordinary share is calculated after giving effect to the issuance of ordinary shares by us in this offering. Dilution is determined by subtracting as adjusted net tangible book value per ordinary share from the offer price per ordinary share.
Without taking into account any other changes in net tangible book value after March 31, 2021, other than to give effect to the issuance and sale by us of 104,000,000 ordinary shares in this offering at the offer price of HK$40.10 per ordinary share, or approximately US$5.16 per ordinary share (equivalent to approximately US$25.82 per ADS), after deducting underwriting discounts and estimated offering expenses payable by us, our as adjusted net tangible book value as of March 31, 2021 would have been US$969.7 million, or US$1.17 per outstanding ordinary share and US$5.83 per ADS. This represents an immediate increase in as adjusted net tangible book value of US$0.54 per ordinary share and US$2.67 per ADS to the existing shareholders and an immediate dilution in net tangible book value of US$3.99 per ordinary share and US$19.99 per ADS to investors purchasing ordinary shares in this offering. The following table illustrates this dilution to new investors purchasing the ordinary shares in the offering:
	Per ordinary share		Per ADS
Offer price	US$	5.16	US$25.82
Actual net tangible book value as of March 31, 2021		0.63	3.16
Increase in net tangible book value per share attributable to investors in this offering		0.54	2.67
Net tangible book value per share as of March 31, 2021 after giving effect to this offering		1.17	5.83
Dilution in net tangible book value per share to new investors	US$	3.99	US$19.99
If the joint global coordinators exercise the option to purchase additional ordinary shares in full, the as adjusted net tangible book value would be US$1.24 per ordinary share and US$6.18 per ADS, and the dilution in as adjusted net tangible book value to investors in this offering would be US$3.92 per ordinary share and US$19.64 per ADS.
The above discussion and table are based on 728,122,215 ordinary shares outstanding as of March 31, 2021 and exclude:
•
36,587,490 ordinary shares, issuable upon exercise of outstanding options under our equity compensation plans, as of March 31, 2021;

•
14,741,958 ordinary shares reserved for further issuance under our equity compensation plans, as of March 31, 2021; and

•
16,666,670 ordinary shares issuable upon exercise of an ordinary shares subscription warrant.

Subsequent to March 31, 2021, we have, in the ordinary course of business, entered into an additional financing arrangement and issued 16,393,445 ordinary shares for gross proceeds of US$100 million to finance our business operations and for general corporate purposes. This additional financing is not reflected in the table above.
To the extent that outstanding options have been or may be exercised or other shares issued, there may be further dilution to investors. In addition, we may choose to raise additional capital due to market conditions or strategic considerations even if we believe we have sufficient funds for our current or future operating plans. To the extent that we raise additional capital by issuing equity securities or convertible debt, your ownership may be further diluted.

DIVIDEND POLICY
We have never declared or paid dividends on our ordinary shares or ADSs. We currently expect to retain all future earnings for use in the operation and expansion of our business and do not have any present plan to pay any dividends. The declaration and payment of any dividends in the future will be determined by our board of directors in its discretion, and will depend on a number of factors, including our earnings, capital requirements, overall financial condition and contractual restrictions.

TAXATION
The following is a general summary of certain major PRC, Hong Kong, Cayman Islands and U.S. federal income tax consequences relevant to an investment in our ordinary shares and the ADSs received by such investor upon a future deposit of our ordinary shares. The discussion is not intended to be, nor should it be construed as, legal or tax advice to any particular prospective purchaser. The discussion is based on laws and relevant interpretations thereof in effect as of the date of this prospectus supplement, all of which are subject to change or different interpretations, possibly with retroactive effect. The discussion does not address U.S. state or local tax laws, or tax laws of jurisdictions other than the PRC, Hong Kong, the Cayman Islands and the United States. You should consult your own tax advisors with respect to the consequences of acquisition, ownership and disposition of our ordinary shares and ADSs.
Taxation in the PRC
PRC Enterprise Income Tax
Under the Enterprise Income Tax Law, or EIT Law, which was promulgated on March 16, 2007 and subsequently amended on February 24, 2017 and December 29, 2018, and its implementation rules which became effective on January 1, 2008, the standard tax rate of 25% applies to all enterprises incorporated in the PRC (including foreign-invested enterprises) with exceptions in special situations if relevant criteria are met and subject to the approval of the PRC tax authorities.
An enterprise incorporated outside of the PRC whose “de facto management bodies” are located in the PRC is considered a “resident enterprise” and will be subject to a uniform EIT rate of 25% on its global income. In April 2009, the State Administration of Taxation, or the SAT, in the Notice of the SAT on Issues Concerning the Determination of Chinese-Controlled Enterprises Registered Overseas as Resident Enterprises on the Basis of Their De Facto Management Bodies, or Circular 82, specified certain criteria for the determination of what constitutes “de facto management bodies.” If all of these criteria are met, the relevant foreign enterprise will be deemed to have its “de facto management bodies” located in the PRC and therefore be considered a resident enterprise in the PRC. These criteria include: (a) the enterprise’s day-to-day operational management is primarily exercised in the PRC; (b) decisions relating to the enterprise’s financial and human resource matters are made or subject to approval by organizations or personnel in the PRC; (c) the enterprise’s primary assets, accounting books and records, company seals, and board and shareholders’ meeting minutes are located or maintained in the PRC; and (d) 50% or more of voting board members or senior executives of the enterprise habitually reside in the PRC. In addition, an enterprise established outside the PRC which meets all of the aforesaid requirements is expected to make an application for the classification as a “resident enterprise” and this will ultimately be confirmed by the relevant tax authority. Although Circular 82 only applies to foreign enterprises that are majority-owned and controlled by PRC enterprises, not those owned and controlled by foreign enterprises or individuals, the determining criteria set forth in Circular 82 may be adopted by the PRC tax authorities as the test for determining whether the enterprises are PRC tax residents, regardless of whether they are majority-owned and controlled by PRC enterprises. However, it is not entirely clear how the PRC tax authorities will determine whether a non-PRC entity (that has not already been notified of its status for EIT purposes) will be classified as a “resident enterprise” in practice.
Except for our PRC subsidiaries and joint ventures incorporated in China, we believe that none of our entities incorporated outside of China is a PRC resident enterprise for PRC tax purposes. However, the tax resident status of an enterprise is subject to determination by the PRC tax authorities, and uncertainties remain with respect to the interpretation of the term “de facto management body.”
If a non-PRC enterprise is classified as a “resident enterprise” for EIT purposes, any dividends to be distributed by that enterprise to non-PRC resident shareholders or ADS holders or any gains realized by such investors from the transfer of shares or ADSs may be subject to PRC tax. If the PRC tax authorities determine that we should be considered a PRC resident enterprise for EIT purposes, any dividends payable by us to our non-PRC resident enterprise shareholders or ADS holders, as well as gains realized by such investors from the transfer of our ordinary shares or ADSs may be subject to a 10% withholding tax, unless a reduced rate is available under an applicable tax treaty. Furthermore, if we are considered a PRC resident enterprise for EIT purposes, it is unclear whether our non-PRC individual shareholders (including our ADS holders) would be subject to any PRC tax on dividends or gains obtained by such non-PRC individual shareholders. If any PRC tax were to apply to dividends or gains realized by non-PRC individuals, it would generally apply at a rate of up to 20% unless a reduced rate is available under an applicable tax treaty.
According to the EIT Law, dividends declared after January 1, 2008 and paid by PRC foreign-invested enterprises to their non-PRC parent companies will be subject to PRC withholding tax at 10% unless there is a tax treaty between the PRC and the jurisdiction in which the overseas parent company is a tax resident and which specifically exempts or reduces such withholding tax, and such tax exemption or reduction is approved by the relevant PRC tax authorities. Pursuant to the Arrangement between the Mainland of China and the Hong Kong Special Administrative Region for the Avoidance of Double Taxation and the Prevention of Fiscal Evasion with respect to Taxes on Income, or the Arrangement, signed on August 21, 2006 and which became effective on December 8, 2006, if the non-PRC immediate holding company is a Hong Kong tax resident and directly holds a 25% or more equity interest in the PRC enterprise and is considered to be the beneficial owner of dividends paid by the PRC enterprise, such withholding tax rate may be lowered to 5%, subject to approval by the relevant PRC tax authorities in accordance with relevant tax regulations on the assessment of beneficial ownership. Accordingly, we may be able to enjoy the 5% withholding tax rate for the dividends we receive from our PRC subsidiaries, if we satisfy the foregoing conditions and other relevant tax rules and regulations. However, if the relevant tax authorities consider the transactions or arrangements we have are for the primary purpose of enjoying a favorable tax treatment, the relevant tax authorities may adjust the favorable withholding tax in the future, which could adversely affect our financial condition and negatively affect investors.
Hong Kong Taxation
Profits Tax
Hong Kong tax residents are subject to Hong Kong Profits Tax in respect of profits arising in or derived from Hong Kong at the current rate of 16.5%. Dividend income earned by a Hong Kong tax resident is generally not subject to Hong Kong Profits Tax. HUTCHMED (China) Limited is a Hong Kong tax resident.
Hong Kong tax on shareholders and ADS holders
No tax is payable in Hong Kong in respect of dividends paid by a Hong Kong tax resident to their shareholders, including our ADS holders.
Hong Kong Profits Tax will not be payable by our shareholders, including our ADS holders (other than shareholders/ADS holders carrying on a trade, profession or business in Hong Kong and holding the shares/ADSs for trading purposes), on any capital gains made on the sale or other disposal of the ADSs. Shareholders, including our ADS holders, should take advice from their own professional advisors as to their particular tax position.
No Hong Kong Stamp Duty is payable by our shareholders, including our ADS holders, for dealings of our ordinary shares or ADSs on AIM or Nasdaq, as applicable. See “Conversion Between ADSs and Ordinary Shares — Dealings and Settlement” for a discussion regarding the applicable Hong Kong Stamp Duty for dealings of our ordinary shares on the HKEx.
Overview of Tax Implications of Various Other Jurisdictions
Cayman Islands Taxation
The Cayman Islands currently levies no taxes on individuals or corporations based upon profits, income, gains or appreciation and there is no taxation in the nature of inheritance tax or estate duty. There are no other taxes likely to be material to us levied by the government of the Cayman Islands except for stamp duties which may be applicable on instruments executed in, or brought within, the jurisdiction of the Cayman Islands. The Cayman Islands is a party to a double tax treaty entered into with the United Kingdom in 2010 but it is otherwise not a party to any double tax treaties that are applicable to any payments made to or by our company. There are no exchange control regulations or currency restrictions in the Cayman Islands.
Pursuant to the Tax Concessions Act of the Cayman Islands, the Company has obtained an undertaking: (a) that no law which is enacted in the Cayman Islands imposing any tax to be levied on profits or income or gains or appreciations shall apply to the Company or its operations; and (b) that the aforesaid tax or any tax in the nature of estate duty or inheritance tax shall not be payable (i) on its shares, debentures or other obligations; or (ii) by way of the withholding in whole or in part of any relevant payment as defined in the Tax Concessions Act.
The undertaking is for a period of twenty years from December 31, 2020.
Certain U.S. Federal Income Tax Considerations
The following summary, subject to the limitations set forth below, describes the material U.S. federal income tax consequences for a U.S. Holder (as defined below) of the acquisition, ownership and disposition of our ordinary shares and the ADSs received by such U.S. Holder upon a future deposit of our ordinary shares, in each case as of the date of this prospectus supplement. This discussion is limited to U.S. Holders who acquire the ordinary shares in this offering and hold such ordinary shares or ADSs as capital assets (generally, property held for investment). For purposes of this summary, a “U.S. Holder” is a beneficial owner of an ordinary share or ADS that is for U.S. federal income tax purposes:
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a citizen or individual resident of the United States;

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a corporation (or any other entity treated as a corporation for U.S. federal income tax purposes) organized in or under the laws of the United States or any state thereof, or the District of Columbia;

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an estate the income of which is subject to U.S. federal income taxation regardless of its source; or

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a trust if (i) it has a valid election in effect to be treated as a U.S. person for U.S. federal income tax purposes or (ii) a U.S. court can exercise primary supervision over its administration and one or more U.S. persons have the authority to control all of its substantial decisions.

Except as explicitly set forth below, this summary does not address aspects of U.S. federal income taxation that may be applicable to U.S. Holders subject to special rules, including:
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persons (including securities traders) that use a mark-to-market accounting method;

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banks or other financial institutions;

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insurance companies;

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real estate investment trusts;

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regulated investment companies;

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grantor trusts;

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tax-exempt organizations;

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persons holding our ordinary shares or ADSs through a partnership (including an entity or arrangement treated as a partnership for U.S. federal income tax purposes) or S corporation;

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dealers or traders in securities, commodities or currencies;

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persons whose functional currency is not the U.S. dollar;

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certain former citizens and former long-term residents of the United States;

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persons subject to special tax accounting rules as a result of any item of gross income with respect to the ordinary shares or ADSs being taken into account in an “applicable financial statement” (as defined in Section 451 of the Code);

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persons holding our ordinary shares or ADSs as part of a position in a straddle or as part of a hedging, conversion or integrated transaction for U.S. federal income tax purposes; or

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direct, indirect or constructive owners of 10% or more of our equity (by vote or value).

In addition, this summary does not address the 3.8% Medicare contribution tax imposed on certain net investment income, any non-U.S. state or local tax laws, the U.S. federal estate and gift tax or the alternative minimum tax consequences of the acquisition, ownership, and disposition of our ordinary shares or ADSs.

We have not received nor do we expect to seek a ruling from the U.S. Internal Revenue Service, or the IRS, regarding any matter discussed herein. No assurance can be given that the IRS would not assert, or that a court would not sustain, a position contrary to any of those set forth below. Each prospective investor should consult its own tax advisors with respect to the U.S. federal, state, local and non-U.S. tax consequences of acquiring, owning and disposing of our ordinary shares and ADSs.
This discussion is based on the U.S. Internal Revenue Code of 1986, as amended, or the Code, U.S. Treasury Regulations promulgated thereunder and administrative and judicial interpretations thereof, and the income tax treaty between the PRC and the United States, or the U.S.-PRC Tax Treaty, each as available on the date hereof, all of which are subject to change or differing interpretations, possibly with retroactive effect, which could affect the tax consequences described herein. In addition, this summary is based, in part, upon representations made to us and assumes that the deposit agreement, and all other related agreements, will be performed in accordance with their terms.
If an entity or arrangement treated as a partnership for U.S. federal income tax purposes holds our ordinary shares or ADSs, the tax treatment of the partnership and a partner in such partnership generally will depend on the status of the partner and the activities of the partnership. Such partner or partnership should consult its own tax advisors as to the U.S. federal income tax consequences of acquiring, owning and disposing of our ordinary shares or ADSs.
PROSPECTIVE INVESTORS SHOULD CONSULT THEIR OWN TAX ADVISORS WITH REGARD TO THE PARTICULAR TAX CONSEQUENCES APPLICABLE TO THEIR SITUATIONS AS WELL AS THE APPLICATION OF ANY U.S. FEDERAL, STATE, LOCAL, NON-U.S. OR OTHER TAX LAWS, INCLUDING GIFT AND ESTATE TAX LAWS.
ADSs
A U.S. Holder of ADSs will generally be treated, for U.S. federal income tax purposes, as the owner of the underlying ordinary shares that such ADSs represent. Accordingly, no gain or loss will be recognized if a U.S. Holder exchanges ordinary shares for ADSs.
Taxation of Dividends and Other Distributions on the Ordinary Shares or ADSs
The following discussion is subject to the discussion under “— Passive Foreign Investment Company Considerations” below. As described in “Dividend Policy” above, we do not currently anticipate paying any distributions on our ordinary shares or ADSs in the foreseeable future. However, to the extent there are any distributions made with respect to our ordinary shares or ADSs, the gross amount of any such distribution (including withheld taxes, if any) made out of our current or accumulated earnings and profits (as determined for U.S. federal income tax purposes) will generally be taxable to a U.S. Holder as ordinary dividend income on the date such distribution is actually or constructively received. Distributions in excess of our current and accumulated earnings and profits will be treated as a non-taxable return of capital to the extent of the U.S. Holder’s adjusted tax basis in our ordinary shares or ADSs, as applicable, and thereafter as capital gain. However, because we do not maintain calculations of our earnings and profits in accordance with U.S. federal income tax accounting principles, U.S. Holders should expect to treat distributions paid with respect to our ordinary shares and ADSs as dividends. Dividends paid to corporate U.S. Holders generally will not qualify for the dividends received deduction that may otherwise be allowed under the Code. If we pay dividends in Hong Kong dollars, the amount of the dividend will be the U.S. dollar value of the Hong Kong dollar payments received. This value will be determined at the spot Hong Kong dollar/U.S. dollar rate on the date the dividend is received by the depositary in the case of U.S. Holders of ADSs, or by the shareholder in the case of U.S. Holders of ordinary shares, regardless of whether the dividend payment is in fact converted into U.S. dollars at that time. If the Hong Kong dollars received as a dividend are not converted into U.S. dollars on the date of receipt, a U.S. Holder will have basis in such Hong Kong dollars equal to their U.S. dollar value on the date of receipt, and any foreign currency gains or losses resulting from the conversion of the Hong Kong dollars will generally be treated as U.S. source ordinary income or loss. If the Hong Kong dollars received as a dividend are converted into U.S. dollars on the date of receipt, a U.S. Holder generally should not be required to recognize foreign currency gain or loss in respect of the dividend income. U.S. Holders should consult their own tax advisors with respect to the appropriate United States federal income tax treatment of any distribution received from our company.

Certain dividends received by a non-corporate U.S. Holder, including individuals, may be eligible for special reduced rates normally applicable to long-term capital gains, provided that certain conditions are satisfied. A U.S. Holder is not able to claim the reduced rate if we are (or treated with respect to the U.S. Holder as) a PFIC for the taxable year in which the dividend is paid or the preceding taxable year. See “Passive Foreign Investment Company Considerations” below. Dividends may be taxed at the lower applicable capital gains rate provided that (1) our ordinary shares or ADSs, as applicable, are readily tradable on an established securities market in the United States, (2) our company is not a PFIC (as discussed below) for either our taxable year in which the dividends were paid or the preceding taxable year, and (3) certain holding period and other requirements are met. Because our ADSs are listed on the Nasdaq Global Select Market, they are expected for purposes of clause (1) above to be readily tradable on an established securities market in the United States.
Thus, dividends paid on our ADSs may, subject to applicable limitations, be taxed at the lower applicable capital gains rate, but there can be no assurance in this regard. We do not expect, however, that our ordinary shares, including those issued in this offering, will be listed on an established securities market in the United States and therefore it is unclear whether any dividends paid on our ordinary shares that are not represented by ADSs currently meet the conditions required for these reduced tax rates. Alternatively, non-corporate U.S. holders may be eligible for the special reduced rates normally applicable to long-term capital gains if we are eligible for benefits under a comprehensive U.S. income tax treaty that includes an exchange of information program and which the U.S. Treasury Department has determined is satisfactory for these purposes. The United States does not have a comprehensive income tax treaty with the Cayman Islands. However, in the event that in the future we were deemed to be a PRC resident enterprise under the EIT Law (see “— Taxation in the PRC” above), although no assurance can be given, we might be considered eligible for the benefits of the U.S.-PRC Tax Treaty for purposes of these rules. U.S. Holders should consult their own tax advisors regarding the availability of the reduced tax rates on dividends paid with respect to our ordinary shares or ADSs in light of their particular circumstances.
In the event that we were deemed to be a PRC resident enterprise under the EIT Law (see “— Taxation in the PRC” above), U.S. Holders might be subject to PRC taxes (including withholding taxes) on dividends paid by us. For U.S. federal income tax purposes the amount of dividend income will be the gross amount before any withholding of PRC taxes. In that case, subject to certain conditions and a number of complex limitations, such PRC tax (at a rate not in excess of any applicable rate under the U.S.-PRC Tax Treaty in the case of a U.S. Holder entitled to its benefits) may be treated as a foreign tax eligible for credit against a U.S. Holder’s U.S. federal income tax liability under the U.S. foreign tax credit rules. For purposes of calculating the U.S. foreign tax credit, dividends paid on our ordinary shares or ADSs will be treated as income from sources outside the United States and will generally constitute passive category income, or in certain cases, generally category income.. An eligible U.S. Holder who does not elect to claim a foreign tax credit for PRC tax withheld may instead be eligible to claim a deduction, for U.S. federal income tax purposes, in respect of such withholding but only for the year in which such U.S. Holder elects to do so for all creditable foreign income taxes and subject to applicable limitations. The U.S. foreign tax credit rules are complex. U.S. Holders should consult their own tax advisors regarding the foreign tax credit rules in light of their particular circumstances.
Taxation of Disposition of Ordinary Shares or ADSs
The following discussion is subject to the discussion below in “— Passive Foreign Investment Company Considerations.” Upon the sale, exchange, or other taxable disposition of our ordinary shares or ADSs, a U.S. Holder generally will recognize gain or loss in an amount equal to the difference between the amount realized on such sale or exchange (determined in the case of sales or exchanges in currencies other than U.S. dollars by reference to the spot exchange rate in effect on the date of the sale or exchange or, if sold or exchanged on an established securities market and the U.S. Holder is a cash basis taxpayer or an electing accrual basis taxpayer, the spot exchange rate in effect on the settlement date) and the U.S. Holder’s adjusted tax basis in such ordinary shares or ADSs determined in U.S. dollars. A U.S. Holder’s initial tax basis will be the U.S. Holder’s U.S. dollar purchase price for such ordinary shares or ADSs.
The gain or loss will generally be capital gain or loss and will be long-term capital gain or loss if you have held the share or ADS for more than one year. Under current law, long-term capital gains of non-corporate U.S. Holders are generally eligible for reduced rates of taxation. The deductibility of capital losses may be subject to limitations. Capital gain or loss, if any, recognized by a U.S. Holder will generally be treated as U.S. source income or loss for U.S. foreign tax credit purposes. U.S. Holders are encouraged to consult their own tax advisors regarding the availability of the U.S. foreign tax credit in consideration of their particular circumstances.
In the event PRC tax were to be imposed on any gain from disposition of shares or ADSs, a U.S. Holder without sufficient other income from non-U.S. sources may be precluded from obtaining a full or partial tax credit with respect to the gain. However, such gain may be treated as PRC source gain under the U.S.-PRC Tax Treaty, in which case a U.S. Holder eligible for U.S.-PRC Tax Treaty benefits may be able to claim a foreign tax credit, subject to applicable limitations. Proposed Treasury Regulations, if finalized in their current form, may impose additional restrictions on the creditability of any PRC taxes on disposition gains. Because the determination of treaty benefit eligibility is fact-intensive and depends upon a holder’s particular circumstances, U.S. Holders should consult their tax advisors regarding U.S.-PRC Tax Treaty benefit eligibility. U.S. Holders are also encouraged to consult their own tax advisors regarding the tax consequences in the event PRC tax were to be imposed on a disposition of ordinary shares or ADSs, including the availability of the U.S. foreign tax credit and the ability and whether to treat any gain as PRC source gain for the purposes of the U.S. foreign tax credit in consideration of their particular circumstances.
Passive Foreign Investment Company Considerations
Status as a PFIC
We will be classified as a PFIC if, for any taxable year, either: (1) 75% or more of our gross income consists of certain types of passive income, or (2) the average value (generally, determined on a quarterly basis) of our assets that produce, or are held for the production of, passive income is 50% or more of the value of all of our assets.
Passive income generally includes dividends, interest, rents and royalties (other than certain rents and royalties derived in the active conduct of a trade or business), annuities and gains from assets that produce passive income. If a non-U.S. corporation owns at least 25% by value of the stock of another corporation, the non-U.S. corporation is treated for purposes of the PFIC tests as owning its proportionate share of the assets of the other corporation and as receiving directly its proportionate share of the other corporation’s income. Under this rule, we should be deemed to own a proportionate share of the assets and to have received a proportionate share of the income of our principal subsidiaries and non-consolidated joint ventures, including Hutchison Baiyunshan, Shanghai Hutchison Pharmaceuticals and Nutrition Science Partners, for purposes of the PFIC determination. Additionally, if we are classified as a PFIC in any taxable year with respect to which a U.S. Holder owns ordinary shares or ADSs, we generally will continue to be treated as a PFIC with respect to such U.S. Holder in all succeeding taxable years, regardless of whether we continue to meet the tests described above, unless the U.S. Holder makes the “deemed sale election” described below. Furthermore, if we are treated as a PFIC, then one or more of our subsidiaries may also be treated as PFICs owned by U.S. Holders.
Based on certain estimates of our gross income and gross assets (which estimates are inherently imprecise) and the nature of our business, we do not expect to be a PFIC for our current taxable year. Notwithstanding the foregoing, the determination of whether we are a PFIC is made annually and depends on particular facts and circumstances (such as the valuation of our assets, including goodwill and other intangible assets) and also may be affected by the application of the PFIC rules, which are subject to differing interpretations. The fair market value of our assets is expected to depend, in part, upon (a) the market price of our ordinary shares and ADSs, which is likely to fluctuate, and (b) the composition of our income and assets, which will be affected by how, and how quickly, we spend any cash that is raised in this offering and any other financing transaction. In light of the foregoing, no assurance can be provided that we will not be a PFIC for the current or any future taxable year. Prospective investors should consult their own tax advisors regarding our PFIC status.
U.S. federal income tax treatment of a shareholder of a PFIC
If we are classified as a PFIC for any taxable year during which a U.S. Holder owns ordinary shares or ADSs, the U.S. Holder, absent certain elections (including the mark-to-market election described below), generally will be subject to adverse rules (regardless of whether we continue to be classified as a PFIC) with respect to (1) any “excess distributions” (generally, any distributions received by the U.S. Holder on its ordinary shares or ADSs in a taxable year that are greater than 125% of the average annual distributions received by the U.S. Holder in the three preceding taxable years or, if shorter, the U.S. Holder’s holding period) and (2) any gain realized on the sale or other disposition, including a pledge, of such ordinary shares or ADSs.
Under these rules (a) the excess distribution or gain will be allocated ratably over the U.S. Holder’s holding period, (b) the amount allocated to the current taxable year and any taxable year prior to the first taxable year in which we are classified as a PFIC will be taxed as ordinary income and (c) the amount allocated to each other taxable year during the U.S. Holder’s holding period in which we were classified as a PFIC (i) will be subject to tax at the highest rate of tax in effect for the applicable category of taxpayer for that year and (ii) will be subject to an interest charge at a statutory rate with respect to the resulting tax attributable to each such other taxable year. In addition, non-corporate U.S. Holders will not be eligible for reduced rates of taxation on any dividends received from us if we are a PFIC in the taxable year in which such dividends are paid or in the preceding taxable year.
If we are classified as a PFIC, a U.S. Holder will generally be treated as owning a proportionate amount (by value) of stock or shares owned by us in any direct or indirect subsidiaries that are also PFICs and will be subject to similar adverse rules with respect to any distributions we receive from, and dispositions we make of, the stock or shares of such subsidiaries. U.S. Holders are urged to consult their tax advisors about the application of the PFIC rules to any of our subsidiaries.
If we are classified as a PFIC and then cease to be so classified, a U.S. Holder may make an election, or a deemed sale election, to be treated for U.S. federal income tax purposes as having sold such U.S. Holder’s ordinary shares or ADSs on the last day of our taxable year during which we were a PFIC. A U.S. Holder that makes a deemed sale election would then cease to be treated as owning stock in a PFIC if we are no longer a PFIC. However, gain recognized as a result of making the deemed sale election would be subject to the adverse rules described above, and loss would not be recognized.
PFIC “mark-to-market” election
In certain circumstances, a holder of “marketable stock” (as defined below) of a PFIC can avoid certain of the adverse rules described above by making a mark-to-market election with respect to such stock. For purposes of these rules, “marketable stock” is stock which is “regularly traded” (traded in greater than de minimis quantities on at least 15 days during each calendar quarter) on a “qualified exchange” or other market within the meaning of applicable U.S. Treasury Regulations. A “qualified exchange” includes a U.S. national securities exchange that is registered with the SEC or the national market system established pursuant to Section 11A of the U.S. Exchange Act, and certain foreign securities exchanges. A foreign exchange is considered “qualified” if it is regulated or supervised by a governmental authority of the country in which the market is located, provided that (i) such non-U.S. exchange has trading volume, listing, financial disclosure, surveillance, and other requirements, and the laws of the country in which such non-U.S. exchange is located, together with the rules of such non-U.S. exchange, ensure that such requirements are actually enforced and (ii) the rules of such non-U.S. exchange ensure active trading of listed stock. The U.S. Treasury Department has not identified specific foreign exchanges that meet this criteria.
A U.S. Holder that makes an effective mark-to-market election must include in gross income, as ordinary income, for each taxable year an amount equal to the excess, if any, of the fair market value of the U.S. Holder’s ordinary shares or ADSs that are “marketable stock” at the close of the taxable year over the U.S. Holder’s adjusted tax basis in such ordinary shares or ADSs. An electing U.S. Holder may also claim an ordinary loss deduction for the excess, if any, of the U.S. Holder’s adjusted tax basis in such ordinary shares or ADSs over their fair market value at the close of the taxable year, but this deduction is allowable only to the extent of any net mark-to-market gains previously included in income pursuant to the mark-to-market election. The adjusted tax basis of a U.S. Holder’s ordinary shares or ADSs with respect to which the mark-to-market election applies would be adjusted to reflect amounts included in gross income or allowed as a deduction because of such election. If a U.S. Holder makes an effective mark-to-market election with respect to our ordinary shares or ADSs, gains from an actual sale or other disposition of such ordinary shares or ADSs in a year in which we are a PFIC would be treated as ordinary income, and any losses incurred on such sale or other disposition would be treated as ordinary losses to the extent of any net mark-to-market gains previously included in income.

If we are classified as a PFIC for any taxable year in which a U.S. Holder owns ordinary shares or ADSs but before a mark-to-market election is made, the adverse PFIC rules described above will apply to any mark-to-market gain recognized in the year the election is made. Otherwise, a mark-to-market election will be effective for the taxable year for which the election is made and all subsequent taxable years unless our ordinary shares or ADSs are no longer regularly traded on a qualified exchange or the IRS consents to the revocation of the election. Our ADSs are listed on the Nasdaq Global Select Market, which is a qualified exchange or other market for purposes of the mark-to-market election. Consequently, if the ADSs continue to be so listed, and are “regularly traded” for purposes of these rules (for which no assurance can be given) we expect that the mark-to-market election would be available to a U.S. Holder with respect to our ADSs if we are a PFIC for any taxable year.
There is no explicit provision in the Code, Treasury regulations or other official guidance that would permit making a mark-to-market election for the shares of any of our subsidiaries that are also classified as PFICs. Prospective investors should consult their own tax advisors regarding the availability of, and the procedure for, and the effect of making, a mark-to-market election with respect to our ordinary shares or ADSs, and whether making the election would be advisable, including in light of their particular circumstances.
PFIC “QEF” election
In some cases, a shareholder of a PFIC can avoid the interest charge and the other adverse PFIC tax consequences described above by obtaining certain information from the PFIC and by making a QEF election to be taxed currently on its share of the PFIC’s undistributed income. However, we do not expect to provide the information regarding our income that would be necessary in order for a U.S. Holder to make a QEF election if we were classified as a PFIC.
PFIC information reporting requirements
If we are classified as a PFIC in any year with respect to a U.S. Holder, such U.S. Holder will be required to file an annual information return on IRS Form 8621 regarding distributions received on our ordinary shares or ADSs and any gain realized on the disposition of our ordinary shares or ADSs, and certain U.S. Holders will be required to file an annual information return (also on IRS Form 8621) relating to their ownership of our ordinary shares or ADSs.
U.S. Holders should consult their tax advisors regarding the potential application of the PFIC regime, including eligibility for and the manner and advisability of making a mark-to-market election and related reporting requirements.
NO ASSURANCE CAN BE GIVEN THAT WE ARE NOT CURRENTLY A PFIC OR THAT WE WILL NOT BECOME A PFIC IN THE FUTURE. U.S. HOLDERS SHOULD CONSULT THEIR OWN TAX ADVISORS WITH RESPECT TO THE OPERATION OF THE PFIC RULES AND RELATED REPORTING REQUIREMENTS IN LIGHT OF THEIR PARTICULAR CIRCUMSTANCES, INCLUDING THE ADVISABILITY AND EFFECTS OF MAKING ANY ELECTION THAT MAY BE AVAILABLE.
U.S. Backup Withholding and Information Reporting and Filing Requirements
Backup withholding and information reporting requirements may apply to distributions on, and proceeds from the sale or disposition of, ordinary shares and ADSs that are held by U.S. Holders. The payor will be required to withhold tax on such payments made within the United States, or by a U.S. payor or a U.S. intermediary (and certain subsidiaries thereof) to a U.S. Holder, other than an exempt recipient, if the U.S. Holder fails to furnish its correct taxpayer identification number or otherwise fails to comply with, or establish an exemption from, the backup withholding requirements. Backup withholding is not an additional tax. Amounts withheld as backup withholding may be credited against a U.S. Holder’s U.S. federal income tax liability (if any) or refunded provided the required information is furnished to the IRS in a timely manner.
Certain U.S. Holders of specified foreign financial assets with an aggregate value in excess of the applicable dollar threshold are required to report information relating to their holding of ordinary shares or ADSs, subject to certain exceptions (including an exception for shares or ADSs held in accounts maintained by certain financial institutions) with their tax returns for each year in which they hold such interests. U.S. Holders should consult their own tax advisors regarding the information reporting obligations that may arise from their acquisition, ownership or disposition of our ordinary shares or ADSs.
THE ABOVE DISCUSSION DOES NOT COVER ALL TAX MATTERS THAT MAY BE OF IMPORTANCE TO A PARTICULAR INVESTOR. PROSPECTIVE INVESTORS ARE STRONGLY URGED TO CONSULT THEIR OWN TAX ADVISORS ABOUT THE TAX CONSEQUENCES OF AN INVESTMENT IN OUR ORDINARY SHARES OR ADSs.

CONVERSION BETWEEN ADSs AND ORDINARY SHARES
Our principal register of members holding ordinary shares admitted to trading on AIM and ordinary shares represented by the ADSs (including ordinary shares represented by restricted ADSs) listed on Nasdaq is maintained by our principal share registrar, Computershare Investor Services (Jersey) Limited, in the Cayman Islands, and the branch register of members holding our ordinary shares listed on the HKEx will be maintained by the Hong Kong share registrar, Computershare Hong Kong Investor Services Limited, in Hong Kong.
Dealings and Settlement
Dealings in our ordinary shares on the HKEx will be conducted in Hong Kong dollars, dealings in our ordinary shares on AIM will be conducted in pound sterling, and dealings in our ADSs on Nasdaq will be conducted in U.S. dollars. Our ordinary shares will be traded on the HKEx in board lots of 500 shares.
The transaction costs of dealings in our ordinary shares on the HKEx include a stock exchange trading fee of 0.005%, transaction levy of 0.0027% imposed by the Securities and Futures Commission of Hong Kong, or SFC, a transfer deed stamp duty of HK$5.00 per transfer deed and ad valorem stamp duty on both the buyer and the seller charged at the rate of 0.1% each (which is proposed to be increased to 0.13% as announced by the Hong Kong Government in its Budget for 2021/22 and to be effective upon approval by the Hong Kong Legislative Council and the enactment of amendments to the Hong Kong Stamp Duty Ordinance) of the consideration or, if higher, the fair value of our ordinary shares transferred. The brokerage commission in respect of trades of ordinary shares on the HKEx is freely negotiable.
Investors in Hong Kong must settle their trades executed on the HKEx through their brokers directly or through custodians. For an investor in Hong Kong who has deposited his or her ordinary shares in his or her stock account or in his or her designated Central Clearing and Settlement System established and operated by the Hong Kong Securities Clearing Company Limited, or CCASS, participant’s stock account maintained with CCASS, settlement will be effected in CCASS in accordance with the General Rules of CCASS and CCASS Operational Procedures in effect from time to time. For an investor who holds physical share certificates, settlement certificates and the duly executed transfer forms must be delivered to his or her broker or custodian before the settlement date.
An investor may arrange with his or her broker or custodian on a settlement date in respect of his or her trades executed on the HKEx. Under the Rules Governing The Listing of Securities on the HKEx, or the HKEx Listing Rules, and the General Rules of CCASS and CCASS Operational Procedures in effect from time to time, the date of settlement must be the second business day (a day on which the settlement services of CCASS are open for use by CCASS Participants) following the trade date (T+2). For trades settled under CCASS, the General Rules of CCASS and CCASS Operational Procedures in effect from time to time provide that the defaulting broker may be compelled to compulsorily buy-in by the Hong Kong Securities Clearing Company Limited, or HKSCC, the day after the date of settlement (T+3), or if it is not practicable to do so on T+3, at any time thereafter. HKSCC may also impose fines from T+2 onwards.
The CCASS stock settlement fee payable by each counterparty to an HKEx trade is currently 0.002% of the gross transaction value subject to a minimum fee of HK$2.00 and a maximum fee of HK$100.00 per trade.
Ownership of ADSs
An owner of our ADSs may hold his or her ADSs either by means of an ADR registered in his or her name, through a brokerage or safekeeping account, or through an account established by the depositary bank in his or her name reflecting the registration of uncertificated ADSs directly on the books of the depositary bank, or the direct registration system or DRS. The direct registration system reflects the uncertificated (book-entry) registration of ownership of ADSs by the depositary bank. Under the direct registration system, ownership of ADSs is evidenced by periodic statements issued by the depositary bank to the holders of the ADSs. The direct registration system includes automated transfers between the depositary bank and The Depository Trust Company, or DTC, the central book-entry clearing and settlement system for equity securities in the United States. If an owner of ADSs decides to hold his or her ADSs through his or her brokerage or safekeeping account, he or she must rely on the procedures of his or her broker or bank to assert his or her rights as ADS owner. Banks and brokers typically hold securities such as the ADSs through clearing and settlement systems such as DTC. All ADSs held through DTC will be registered in the name of a nominee of DTC, being Cede & Co.
ADS Depositary
The depositary for our ADSs is Deutsche Bank Trust Company Americas, or the ADS Depositary, whose office is located at 60 Wall Street, New York, New York 10005, United States. The certificated ADSs are evidenced by certificates referred to as American Depositary Receipts, or ADRs, that are issued by the ADS Depositary.
Each ADS represents ownership interests in five ordinary shares, and any and all securities, cash or other property deposited with the ADS Depositary in respect of such ordinary shares but not distributed to ADS holders.
ADSs may be held either (1) directly (a) by having an ADR registered in the holder’s name or (b) by holding in the DRS, pursuant to which the ADS Depositary may register the ownership of uncertificated ADSs, which ownership will be evidenced by periodic statements issued by the ADS Depositary to the ADS holders entitled thereto, or (2) indirectly through the holder’s broker or other financial institution. The following discussion regarding ADSs assumes the holder holds its ADSs directly. If a holder holds the ADSs indirectly, it must rely on the procedures of its broker or other financial institution to assert the rights of ADS holders described in this section. If applicable, you should consult with your broker or financial institution to find out what those procedures are.
We do not treat ADS holders as shareholders, and ADS holders have no shareholder rights. Cayman Islands law governs shareholder rights. Because the ADS Depositary actually holds the legal title to the ordinary shares represented by ADSs (through Deutsche Bank AG, London Branch, as custodian), ADS holders must rely on it to exercise the rights of a shareholder. The obligations of the ADS Depositary are set out in the deposit agreement among us, Deutsche Bank Trust Company Americas and our ADS holders and beneficial owners from time to time, or the Deposit Agreement. The Deposit Agreement and the ADRs evidencing ADSs are governed by the laws of the State of New York. See “Item 3. Risk Factors — Risks Related to Our ADSs” in our 2020 Annual Report for details.
Withdrawal from and Deposit into the ADS Program
A deposit of our ordinary shares into the ADS program involves the following procedures:
1.
If the ordinary shares are registered in the name of the shareholder, the shareholder will need to complete a removal request form which is available from the Hong Kong share registrar or the principal share registrar and submit the same together with the relevant ordinary share certificate(s) and fees involved as prescribed by the Hong Kong share registrar from time to time to the Hong Kong share registrar. If the ordinary shares are deposited with CCASS, such ordinary shares must be first withdrawn from the relevant participant stock account with CCASS and the relevant share transfer form(s) executed by HKSCC nominees, the relevant ordinary share certificate(s) and a duly completed removal request form must be submitted to the Hong Kong share registrar.

2.
Upon receipt of the removal request form and the relevant share certificate(s) and where appropriate, the completed share transfer form(s) executed by HKSCC nominees, the Hong Kong share registrar will take all actions necessary to effect the transfer and removal of the ordinary shares from the Hong Kong share register to the principal share register.

3.
The investor arranges to collect the Cayman share certificate from the principal share registrar and delivers the share certificate to the ADS Depositary together with ADS issuance instruction and payment of relevant fees.

4.
Upon payment of its fees and expenses and of any taxes or charges, such as stamp taxes or stock transfer taxes or fees, the ADS Depositary will issue the corresponding number of ADSs in the name(s) requested by an investor and will deliver the ADSs to the designated DTC account of the person(s) designated by an investor.
Under normal circumstances, steps 1 to 4 generally require 15 business days for ordinary shares deposited with CCASS, or three business days, or more, as necessary for ordinary shares held outside CCASS in physical form, to complete.
If an investor who holds ADSs wishes to trade ordinary shares on the HKEx, such investor must withdraw the ordinary shares from the ADS program and cause its broker or other financial institution to trade such ordinary shares on the HKEx. A withdrawal of ordinary shares from the ADS program involves the following procedures:
1.
To withdraw ordinary shares from the ADS program, an investor who holds ADSs may turn in such ADSs at the office of the ADS Depositary (and the applicable ADR(s) if the ADSs are held in certificated form), and send an instruction to cancel such ADSs to the ADS Depositary. An investor has the right to cancel ADSs and withdraw the underlying ordinary shares at any time except when temporary delays arise because the ADS Depositary has closed its transfer books in connection with voting at a shareholders’ meeting or the payment of dividends; when the investor or other ADS holders seeking to withdraw ordinary shares owe money to pay fees, taxes and similar charges; when it is necessary to prohibit withdrawals in order to comply with any laws or governmental regulations that apply to ADSs or to the withdrawal of ordinary shares or other deposited securities; or at any other times when the ADS Depositary or we consider it advisable.

2.
Upon payment or net of its fees and expenses and of any taxes or charges, such as stamp taxes or stock transfer taxes or fees, the ADS Depositary will instruct the ADS Depositary’s custodian to transfer the ordinary shares underlying the canceled ADSs to the investor on the principal share register, creating a share certificate. Regarding deposited property, other than ordinary shares, which underlie ADSs, we currently have no plans to distribute any such property or cause such property to be deposited into the ADS program. The Deposit Agreement, however, contains provisions to address any such distribution in case it should arise. In summary, the Deposit Agreement provides that the ADS Depositary will send to ADS holders any such property we distribute on deposited ordinary shares by any means it thinks is lawful and reasonably practicable. If it cannot make the distribution in that way, the ADS Depositary shall endeavor to sell what we distributed and distribute the net proceeds. If it is unable to sell such property, the ADS Depositary may dispose of such property in any way it deems reasonably practicable under the circumstances for nominal or no consideration and the investors shall have no rights thereto or arising therefrom. The ADS Depositary is not required to distribute any property to ADS holders unless it receives satisfactory evidence from us that it is legal to make that distribution. Subject to the applicable HKEx Listing Rules and any other applicable legal requirements, a distribution of securities other than ordinary shares could possibly include equity securities of a different class from such ordinary shares, debt securities or equity or debt securities of a third party. It is expected that such securities, if distributed to an ADS holder, would not be in the form of ordinary shares tradable on the HKEx.

3.
The shareholder will need to complete a removal request form which is available from the principal share registrar or the Hong Kong share registrar and submit the same together with the relevant ordinary share certificate(s) and fees involved as prescribed by the principal share registrar from time to time to the principal share registrar.

4.
Upon receipt of the removal request form and the relevant ordinary share certificate(s), the principal share registrar will take all actions necessary to effect the transfer and removal of the ordinary shares from the principal share register to the Hong Kong share register. All costs relating to removal of ordinary shares between the principal share register and the Hong Kong share register will be borne by the shareholder requesting the removal.

5.
Upon completion of the actions necessary to effect the transfer and removal of the ordinary shares from the Principal share register to the Hong Kong share register, the Hong Kong share registrar will issue certificates for the ordinary shares to the shareholder.

Upon collection or receipt of the ordinary share certificates from the Hong Kong share registrar, the shareholders who wish to trade in the ordinary shares on the HKEx will need to either (i) deposit the ordinary shares in their stock account or in their designated CCASS participant’s stock account maintained with CCASS; or (ii) deliver the share certificates and the duly executed transfer forms to their respective brokers for deposit into CCASS before the settlement date. For a shareholder in Hong Kong who has deposited its ordinary shares in its stock account or in its designated CCASS participant’s stock account maintained with CCASS, settlement will be effected in CCASS in accordance with the CCASS rules in effect from time to time. The time required for brokers to process the deposit of ordinary share certificates would vary between individual brokers and shareholders should therefore consult their respective brokers and make appropriate arrangements.
Under normal circumstances, completion of steps 1 to 5 generally require seven to eight business days for the ordinary shares to be received outside CCASS in physical form, or 20 to 21 business days, or more, as necessary for the ordinary shares received inside CCASS, to complete (the time will vary depending on the individual broker’s processing time).
Before the ADS Depositary will issue or register a transfer of an ADS or make a distribution of an ADS, or permit the withdrawal of ordinary shares, the ADS Depositary may require:
1.
production of satisfactory proof of the identity and genuineness of any signature or other information it deems necessary; and

2.
compliance with regulations it may establish, from time to time, consistent with the Deposit Agreement, including presentation of transfer documents.

The ADS Depositary may refuse to deliver, transfer or register issuances, transfers and cancelations of ADSs generally when the transfer books of the ADS Depositary or our principal share registrar are closed or at any time if the ADS Depositary or we determine it advisable to do so.
All costs attributable to the transfer of the ordinary shares to effect a withdrawal from or deposit of ordinary shares into the ADS program shall be borne by the shareholder requesting the transfer. In addition, holders of the ordinary shares and ADSs must pay up to US$5.00 (or less) per 100 ADSs for each issuance of ADSs and each cancelation of ADSs, as the case may be, in connection with the deposit of ordinary shares into, or withdrawal of ordinary shares from, the ADS program. In addition to the above, holders of ordinary shares and ADSs may also have to pay any applicable fee as stated in the share transfer forms used in the Cayman Islands or pursuant to the articles of association of the Company and any related brokerage commission.
If you hold “restricted ADSs,” the withdrawal of the corresponding ordinary shares upon presentation of the “restricted ADSs” for cancelation is subject to special procedures, the details of which may be obtained from us or the ADS Depositary. The registration of issuances and transfers of ordinary shares represented by “restricted ADSs” is in the charge of the principal share registrar, Computershare Investor Services (Jersey) Limited.
Upon the withdrawal of ordinary shares from the ADS program and following payment of all fees, taxes and charges, investors can instruct the ADS Depositary, who will in turn instruct the ADS Depositary’s custodian, to deliver the ordinary shares in the principal share register.

UNDERWRITING
The Global Offering
The offering of our ordinary shares is referred to herein as the global offering. The global offering comprises:
•
the offering of 13,000,000 ordinary shares, or the Hong Kong Offer Shares, for subscription by the public in Hong Kong at the offer price, or the Hong Kong Public Offering, representing approximately 12.5% of the total number of shares available under the global offering; and

•
the offering of 91,000,000 ordinary shares, or the International Offer Shares, and together with the Hong Kong Offer Shares, the Offer Shares, which consists of (i)  27,784,500 ordinary shares offered pursuant to this prospectus supplement and the accompanying prospectus, or the Registered Offering and (ii) 63,215,500 ordinary shares being sold to cornerstone investors in reliance on Rule 901 of Regulation S under the U.S. Securities Act, or the Exempt Offering.

This prospectus supplement and the accompanying prospectus cover the offer and sale of ordinary shares in the United States, although we are paying a registration fee in the United States that also covers ordinary shares initially offered and sold outside the United States that may be resold from time to time in the United States (in each case, other than International Offer Shares being sold to the cornerstone investors).
Morgan Stanley Asia Limited, Jefferies Hong Kong Limited, China International Capital Corporation Hong Kong Securities Limited, Credit Suisse (Hong Kong) Limited and The Hongkong and Shanghai Banking Corporation Limited are acting as joint global coordinators, or the joint global coordinators, for the global offering.
Under the terms and subject to the conditions in the Hong Kong Underwriting Agreement (as defined below), the Hong Kong underwriters below have severally agreed to apply or procure applications for the number of ordinary shares indicated below.
Name	Number of Ordinary Shares
Morgan Stanley Asia Limited	6,500,000
Jefferies Hong Kong Limited	4,069,000
China International Capital Corporation Hong Kong Securities Limited	1,300,000
Credit Suisse (Hong Kong) Limited	455,000
The Hongkong and Shanghai Banking Corporation Limited	13,000
Macquarie Capital Limited	455,000
Deutsche Bank AG, Hong Kong Branch	13,000
BOCI Asia Limited	26,000
CMB International Capital Limited	26,000
China Merchants Securities (HK) Co., Limited	26,000
Total:	13,000,000
Under the terms and subject to the conditions in the U.S. Underwriting Agreement and Exempt Offering Underwriting Agreement (each as defined below), the international underwriters below, or the international underwriters, for whom the joint global coordinators are acting as representatives, have severally agreed to purchase or procure purchasers to purchase from us, and we have agreed to sell to them or such purchasers, severally, the number of ordinary shares indicated below:
Name	Number of Ordinary Shares
Under the U.S. Underwriting Agreement
Morgan Stanley & Co. International plc	10,731,475
Jefferies Hong Kong Limited	6,357,575
China International Capital Corporation Hong Kong Securities Limited	4,278,450
Credit Suisse (Hong Kong) Limited	2,435,000
The Hongkong and Shanghai Banking Corporation Limited	160,000
Macquarie Capital Limited	3,185,000
Deutsche Bank AG, Hong Kong Branch	91,000
BOCI Asia Limited	182,000
CMB International Capital Limited	182,000
China Merchants Securities (HK) Co., Limited	182,000
Under the Exempt Offering Underwriting Agreement
Morgan Stanley & Co. International plc	34,768,525
Jefferies Hong Kong Limited	22,125,425
China International Capital Corporation Hong Kong Securities Limited	4,821,550
Credit Suisse (Hong Kong) Limited	750,000
The Hongkong and Shanghai Banking Corporation Limited	750,000
Total:	91,000,000
The 104,000,000 ordinary shares being offered in the global offering will represent approximately 12.3% of our ordinary shares to be outstanding immediately after the completion of the global offering, without taking into account the exercise of the international underwriters’ option to purchase additional Offer Shares. If such over-allotment option is exercised in full, the ordinary shares offered hereby will represent 13.8% of our ordinary shares to be outstanding immediately following the completion of the global offering.
The underwriters propose to offer our ordinary shares at the offer price listed on the cover page of this prospectus supplement. The underwriters are obligated to take and pay for all of the ordinary shares offered hereby if any such shares are taken. The offering of our ordinary shares by the underwriters is subject to receipt and acceptance and subject to the underwriters’ right to reject any order in whole or in part.
Approval-in-principal has been granted by the HKEx for the listing of, and permission to deal in, our ordinary shares under the stock code “0013.” The shares will be traded in board lots of 500 shares each. Our ADSs are currently listed on Nasdaq under the symbol “HCM”, and our ordinary shares are admitted to trading on AIM under the Symbol “HCM.” Each ADS represents five ordinary shares.
A prospectus supplement in electronic format may be made available on websites maintained by one or more underwriters, or selling group members, if any, participating in this offering. The joint global coordinators may agree to allocate a number of our ordinary shares to underwriters for sale to their online brokerage account holders. Internet distributions will be allocated by the joint global coordinators to underwriters that may make internet distributions on the same basis as other allocations.
The Hong Kong Public Offering
We are offering Hong Kong Offer Shares for subscription by the public in Hong Kong at the offer price, representing 12.5% of the total number of shares available under the global offering assuming that the international underwriters’ option to purchase additional Offer Shares is not exercised.
The Hong Kong Public Offering is open to members of the public in Hong Kong as well as to institutional and professional investors. Professional investors generally include brokers, dealers, companies (including fund managers) whose ordinary business involves dealing in shares, and other securities and corporate entities which regularly invest in shares and other securities.
Completion of the Hong Kong Public Offering is subject to the conditions set forth under “— Conditions of the Global Offering” below.
Allocation
The allocation of Hong Kong Offer Shares to investors under the Hong Kong Public Offering will be based solely on the level of valid applications received under the Hong Kong Public Offering. The basis of allocation may vary, depending on the number of Hong Kong Offer Shares validly applied for by applicants. We may, if necessary, allocate the Hong Kong Offer Shares on the basis of balloting, which could mean that some applicants may receive a higher allocation than others who have applied for the same number of Hong Kong Offer Shares, and those applicants who are not successful in the ballot may not receive any Hong Kong Offer Shares.
For allocation purposes only, the total number of Hong Kong Offer Shares available under the Hong Kong Public Offering will be divided equally (to the nearest board lot) into two pools: pool A and pool B, with any odd board lot being allocated to Pool A. The Hong Kong Offer Shares in pool A will be allocated on an equitable basis to applicants who have applied for Hong Kong Offer Shares with an aggregate price of HK$5.0 million (excluding the brokerage fee, the transaction levy collected for the SFC, or the SFC transaction levy, and an HKEx trading fee payable) or less. The Hong Kong Offer Shares in pool B will be allocated on an equitable basis to applicants who have applied for Hong Kong Offer Shares with an aggregate price of more than HK$5.0 million (excluding the brokerage fee, the SFC transaction levy and the HKEx trading fee payable) and up to the total value in pool B.
Applications in pool A and applications in pool B may receive different allocation ratios. If any Hong Kong Offer Shares in one (but not both) of the pools are unsubscribed, such unsubscribed Hong Kong Offer Shares will be transferred to the other pool to satisfy demand in that other pool and be allocated accordingly. For the purpose of the immediately preceding paragraph only, the “price” for the Hong Kong Offer Shares means the price payable on application therefor (without regard to the offer price as finally determined). Applicants can only receive an allocation of Hong Kong Offer Shares from either pool A or pool B but not from both pools. Multiple or suspected multiple applications under the Hong Kong Public Offering and any application for more than 6,500,000 Hong Kong Offer Shares are liable to be rejected.
Applications
Each applicant under the Hong Kong Public Offering will be required to give an undertaking and confirmation in the application form submitted by him or her that he or she and any person(s) for whose benefit he or she is making the application have not applied for or taken up, or indicated an interest for, and will not apply for or take up, or indicate an interest for, any International Offer Shares under the International Offering. Such applicant’s application is liable to be rejected if the said undertaking and/or confirmation is breached and/or untrue (as the case may be) or it has been or will be placed or allocated as International Offer Shares under the International Offering.
Applicants under the Hong Kong Public Offering are required to pay, on application, the offer price of HK$40.10 per Offer Share in addition to the brokerage, the SFC transaction levy and the HKEx trading fee payable on each Offer Share, amounting to a total of HK$20,252 for one board lot of 500 ordinary shares. If the offer price is less than the offer price of HK$40.10 per Offer Share, appropriate refund payments (including the brokerage, the SFC transaction levy and the HKEx trading fee attributable to the surplus application monies) will be made to successful applicants, without interest.
Hong Kong Underwriting Agreement
We and the Hong Kong underwriters have entered into an underwriting agreement, or the Hong Kong Underwriting Agreement, dated June 17, 2021, relating to the Hong Kong Public Offering.

The International Offering
The International Offering will consist of an offering of 91,000,000 ordinary shares, representing approximately 87.5% of the total number of Offer Shares available under the global offering. The International Offering consists of the Registered Offering of 27,784,500 ordinary shares and the Exempt Offering of 63,215,500 ordinary shares. The number of Offer Shares offered under the International Offering will represent 10.7% of the total Shares in issue immediately following the completion of the global offering (assuming the international underwriters’ option to purchase additional Offer Shares is not exercised and without taking into account the ordinary shares to be issued by the Company pursuant to the share options granted under our employee equity incentive plans or the exercise of the ordinary shares subscription warrant entered into between the Company and General Atlantic on July 2, 2020).
Allocation
The International Offering will include marketing of ordinary shares in the United States as well as to institutional and professional investors and other investors anticipated to have a sizeable demand for such ordinary shares in Hong Kong and other jurisdictions outside the United States. Professional investors generally include brokers, dealers, companies (including fund managers) whose ordinary business involves dealing in shares and other securities and corporate entities that regularly invest in shares and other securities.
Allocation of Offer Shares pursuant to the International Offering will be effected in accordance with the “book-building” process and based on a number of factors, including the level and timing of demand, the total size of the relevant investor’s invested assets or equity assets in the relevant sector and whether or not it is expected that the relevant investor is likely to buy further shares and/or hold or sell its shares after the listing. Such allocation is intended to result in a distribution of the shares on a basis which would lead to the establishment of a solid professional and institutional shareholder base to our benefit and our shareholders as a whole.
The joint global coordinators (on behalf of the Hong Kong underwriters and international underwriters) may require any investor who has been offered Offer Shares under the International Offering and who has made an application under the Hong Kong Public Offering to provide sufficient information to the joint global coordinators so as to allow them to identify the relevant applications under the Hong Kong Public Offering and to ensure that they are excluded from any allocation of Offer Shares under the Hong Kong Public Offering.
International Underwriting Agreements
We have entered into a U.S. underwriting agreement with respect to the Registered Offering, or the U.S. Underwriting Agreement, and an exempt offering underwriting agreement with respect to the Exempt Offering, or the Exempt Offering Underwriting Agreement, with the international underwriters named in each such agreement relating to the International Offering on June 23, 2021.
Sales in the United States
Certain of the underwriters are expected to make offers and sales both inside and outside the United States through their respective selling agents. Any offers or sales in the United States will be conducted by broker-dealers registered with the SEC. Each of Morgan Stanley & Co. International plc, Jefferies Hong Kong Limited, Credit Suisse (Hong Kong) Limited and The Hongkong and Shanghai Banking Corporation Limited will offer our ordinary shares in the United States through their respective SEC-registered broker-dealer affiliates in the United States, Morgan Stanley & Co. LLC, Jefferies LLC, Credit Suisse Securities (USA) LLC. and HSBC Securities (USA) Inc.
Each of China International Capital Corporation Hong Kong Securities Limited and Deutsche Bank AG, Hong Kong Branch are not broker-dealers registered with the SEC and, to the extent that its conduct may be deemed to involve participation in offers or sales of shares in the United States, those offers or sales will be made through one or more SEC-registered broker-dealers in compliance with the applicable laws and regulations. Each of Macquarie Capital Limited, BOCI Asia Limited, CMB International Capital Limited

and China Merchants Securities (HK) Co., Limited has agreed that it does not intend to and will not offer or sell any of our ordinary shares in the United States in connection with this offering.
Compensation and Expenses
The following table shows the per share and total underwriting discounts and commissions to be paid to the underwriters by us, which include an incentive fee of 1.0% of the aggregate offer price of all the Offer Shares. These amounts are shown assuming both no exercise and full exercise by the joint global coordinators of the international underwriters’ option to purchase up to an additional 15,600,000 Offer Shares.
Paid by Us	No Exercise	Full Exercise
Per ordinary share	HK$ 1.40	HK$ 1.40
Total	HK$145,964,000	HK$167,858,600
For any unsubscribed Hong Kong Offer Shares reallocated to the International Offering, we will pay an underwriting commission at the rate applicable to the International Offering, and such commission will be paid to the international underwriters (but not the Hong Kong Underwriters). In addition, we have agreed to reimburse the underwriters for the fees and expenses of their counsel in connection with the global offering and for certain other offering expenses in an aggregate amount of up to HK$16.4 million.
The estimated offering expenses payable by us, exclusive of the underwriting discounts and commissions, are approximately HK$86.8 million.
International Underwriters’ Option to Purchase Additional Ordinary Shares
In connection with the global offering, it is expected that we will grant the international underwriters the right, exercisable in whole or in part by the joint global coordinators on behalf of the international underwriters at any time from the listing date until 30 days after the last day for the lodging of applications under the Hong Kong Public Offering, to require us to issue an aggregate of 15,600,000 additional Offer Shares, representing 15.0% of the total number of Offer Shares available under the global offering at the offer price.
If the international underwriters’ option to purchase additional Offer Shares is exercised in full, the additional Offer Shares to be issued pursuant thereto will represent approximately 1.8% of the total ordinary shares outstanding immediately following the completion of the global offering. If the international underwriters’ option to purchase additional ordinary shares is exercised, an announcement will be made.
Lock-up Arrangements
We have agreed to each of the joint global coordinators, the joint sponsors, the joint bookrunners and the Hong Kong underwriters that, at any time during the period commencing on the date of the Hong Kong Underwriting Agreement and ending on, and including, the date that is six months after our HKEx listing date, or the first six-month period, we will not, without the prior written consent of the joint global coordinators (on behalf of the Hong Kong ) and unless in compliance with the requirements of the HKEx Listing Rules:
•
allot, issue, sell, accept subscription for, offer to allot, issue or sell, contract or agree to allot, issue or sell, grant or sell any option, warrant, contract or right to subscribe for or purchase, either directly or indirectly, conditionally or unconditionally, any ordinary shares or any of our other equity securities or any interest in any of the foregoing (including any securities convertible into or exchangeable or exercisable for or that represent the right to receive, or any warrants or other rights to subscribe for or purchase, any shares or any other equity securities of the Company);

•
enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership (legal or beneficial) of ordinary shares or any of our other equity securities or any interest in any of the foregoing (including, without limitation, any securities which are convertible into or exchangeable or exercisable for or that represent the right to receive, or any warrants or other rights to subscribe for or purchase any ordinary shares or any other equity securities of the Company);

•
enter into any transaction with the same economic effect as any transaction described in the first two bullet points above; or

•
offer to or agree to announce any intention to effect any of the foregoing transactions,

in each case, whether any of the foregoing transactions is to be settled by delivery of ordinary shares or such other equity securities of the Company, in cash or otherwise (whether or not the allotment or issue of such ordinary shares or such other securities of the Company will be completed within the first six-month period).
The restrictions described in the immediately preceding paragraph do not apply to:
•
the ordinary shares to be sold in this offering;

•
the exercise of options granted under our equity compensation plans;

•
the exercise of the warrant under certain ordinary shares subscription warrant entered into between the Company and General Atlantic;

•
the issue of ordinary shares pursuant to the general mandate to issue ordinary shares approved by the our shareholders at our annual general meeting of the Company held on April 28, 2021 or all or part of the STAR Listing application steps, for so long as our controlling shareholders maintain their controlling shareholder in us for 12 months after the listing.

In the event that, during the period of six months commencing on the date on which the first six-month period expires, we enter into any of the foregoing transactions above or offers to or agrees to or announces any intention to effect any such transaction, we shall take all reasonable steps to ensure that any such transaction, offer, agreement or announcement will not create a disorderly or false market in the ordinary shares or any other equity securities of the Company.
In addition, certain of our executive officers and directors have agreed that, subject to certain limited exceptions, they will not, without the prior consent of the joint sponsors on behalf of the Hong Kong underwriters and international underwriters, directly or indirectly, from the date of the applicable lock-up agreement until the 90th day after our HKEx listing date, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant for the purchase of or otherwise dispose of or transfer shares or ADSs, or exercise any right with respect to the registration of such shares or ADSs, or file or cause to be filed any registration statement in respect of such shares or ADSs or enter into any swap or other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of such shares or ADSs whether any such swap or transaction is to be settled by delivery of shares, ADSs or other securities, in cash or otherwise. This lock-up provision applies to ordinary shares and ADSs and to securities convertible into or exchangeable or exercisable for or repayable with ordinary shares or ADSs. It also applies to ordinary shares and ADSs owned now or acquired later by the person executing the agreement or for which the person executing the agreement later acquires the power of disposition.
The cornerstone investors have agreed that each will not, whether directly or indirectly, at any time during the period of six months following the Listing Date, dispose of any of the ordinary shares it has purchased pursuant to the relevant cornerstone investor agreement, save for certain limited circumstances, such as transfers to any of its wholly-owned subsidiaries who will be bound by the same obligations of such cornerstone investor, including the foregoing lockup restriction.
Indemnification
We have agreed to indemnify the several underwriters and certain of their affiliates against certain liabilities, including liabilities under the Securities Act, and to contribute to payments that the underwriters may be required to make in respect of those liabilities.
Activities by the Underwriters
Described below is a variety of activities that each of the underwriters of the global offering may individually undertake, and which do not form part of the underwriting or the stabilizing process. When engaging in any of these activities, it should be noted that the underwriters are subject to restrictions, including the following:

•
under an agreement among the underwriters, all of them (except for the stabilizing manager or any person acting for the stabilizing manager) must not, in connection with the distribution of the ordinary shares, effect any transactions (including issuing or entering into any option or other derivative transaction relating to the ordinary shares), whether in the open market or otherwise, with a view to stabilizing or maintaining the market price of any of the ordinary shares offered hereby at levels other than those that might otherwise prevail in the open market; and

•
all of them must comply with all applicable laws, including the market misconduct provisions of the Securities and Futures Ordinance (Chapter 571 of the Laws of Hong Kong), as amended or supplemented from time to time, or the SFO, including the provisions prohibiting insider dealing, false trading, price riggings and stock market manipulation.

The underwriters are diversified financial institutions engaged in various activities, which may include commercial and investment banking, brokerage, funds management, trading, hedging, investing and other activities. The underwriters and their respective affiliates have engaged in, and may in the future engage in, investment banking and other commercial dealings in the ordinary course of business with us or our affiliates. They have received, or may in the future receive, customary fees and commissions for these transactions. In addition, in the ordinary course of their business activities, the underwriters and their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans and/or credit default swaps) for their own account and for the accounts of their customers and may at any time hold long and short positions in such securities and instruments. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates. The underwriters and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.
In relation to the ordinary shares, those activities could include acting as agent for buyers and sellers of the ordinary shares or the ADSs, entering into transactions with those buyers and sellers in a principal capacity, including as a lender to initial purchasers of the ordinary shares or the ADSs (which financing may be secured by the ordinary shares or the ADSs) in the global offering, proprietary trading in the ordinary shares or the ADSs, and entering into over the counter or listed derivative transactions or listed and unlisted securities transactions (including issuing securities such as derivative warrants listed on a stock exchange) that have the ordinary shares or the ADSs as their or part of their underlying assets. Such transactions may be carried out as bilateral agreements or trades with selected counterparties. Those activities may require hedging activity by those entities involving directly or indirectly, buying and selling the ordinary shares, which may have a negative impact on the trading price of the ordinary shares or ADSs. All such activity could occur in Hong Kong, the United States, the United Kingdom and elsewhere in the world and may result in the underwriters and their affiliates holding long and/or short positions in the ordinary shares or ADSs, in baskets of securities or indices including the ordinary shares or ADSs, in units of funds that may purchase the ordinary shares, or in derivatives related to any of the foregoing. The underwriters and their respective affiliates may also communicate independent investment recommendations, market color or trading ideas and/or publish or express independent research views in respect of such assets, securities or instruments and may at any time hold, or recommend to clients that they should acquire, long and/or short positions in such assets, securities and instruments.
In relation to issues by underwriters or their affiliates of any listed securities having the ordinary shares as their underlying securities, whether on the HKEx or on any other stock exchange, the rules of the exchange may require the issuer of those securities (or one of its affiliates or agents) to act as a market maker or liquidity provider in the security, and this will also result in hedging activity in the ordinary shares in most cases.
All of these activities may occur both during and after the end of the stabilizing period described under “— Stabilization” below. These activities may affect the market price or value of the ordinary shares, the liquidity or trading volume in the ordinary shares, and the volatility of the ordinary shares’ price, and the extent to which this occurs from day to day cannot be estimated.
Stabilization
Stabilization is a practice used by underwriters in some markets to facilitate distribution of securities. To stabilize, the underwriters may bid for, or purchase, the securities in the secondary market, during a specified period of time, to retard and, if possible, prevent a decline in the initial public market price of the securities below the offer price. Such transactions may be effected in all jurisdictions where it is permissible to do so, in each case in compliance with all applicable laws and regulatory requirements, including those of the United States, the United Kingdom and Hong Kong. In Hong Kong, the price at which stabilization is effected is not permitted to exceed the offer price.
Transactions Effected on the HKEx
In connection with the global offering, the stabilizing manager, or any person acting for it, on behalf of the underwriters, may over-allocate or effect transactions on the HKEx with a view to stabilizing or supporting the market price of our ordinary shares at a level higher than that which might otherwise prevail for a limited period after our HKEx listing date. However, there is no obligation on the stabilizing manager or any persons acting for it, to conduct any such stabilizing action. Such stabilization action, if taken, (a) will be conducted at the absolute discretion of the stabilizing manager or any person acting for it and in what the stabilizing manager reasonably regards as our best interest, (b) may be discontinued at any time, and (c) is required to be brought to an end within 30 days after the last day for the lodging of applications under the Hong Kong Public Offering. Stabilization action permitted in Hong Kong pursuant to the Securities and Futures (Price Stabilizing) Rules of the SFO includes (i) over-allocating for the purpose of preventing or minimizing any reduction in the market price of our ordinary shares, (ii) selling or agreeing to sell our ordinary shares so as to establish a short position in them for the purpose of preventing or minimizing any reduction in the market price of our ordinary shares, (iii) purchasing, or agreeing to purchase, our ordinary shares in the open market or to subscribe for, or agreeing to subscribe for, pursuant to the international underwriters’ option, additional ordinary shares in order to close out any position established under (i) or (ii) above, (iv) purchasing, or agreeing to purchase, any of our ordinary shares for the sole purpose of preventing or minimizing any reduction in the market price of our ordinary shares, (v) selling or agreeing to sell any shares acquired in the course of any action under (iv) in order to liquidate any position established as a result of those purchases, and (vi) offering or attempting to do anything as described in paragraph (ii), (iii), (iv), or (v).
Specifically, prospective applicants for, and investors in, our ordinary shares should note that, in relation to transactions effected on the HKEx:
•
the stabilizing manager (or any person acting for it) may, in connection with the stabilizing action, maintain a long position in the ordinary shares;

•
there is no certainty as to the extent to which and the time period for which the stabilizing manager (or any person acting for it) will maintain such a long position;

•
liquidation of any such long position by the stabilizing manager (or any person acting for it) and selling in the open market may have an adverse impact on the market price of the ordinary shares;

•
no stabilizing action can be taken to support the price of the ordinary shares for longer than the stabilizing period, which will begin on our HKEx listing date and is expected to expire on Friday, July 23, 2021, being the 30th calendar day after the last day for lodging applications under the Hong Kong Public Offering. After this date, when no further action may be taken, demand for the ordinary shares, and therefore the price of the ordinary shares, could fall;

•
the price of the ordinary shares cannot be assured to stay at or above the offer price by the taking of any stabilizing action; and

•
stabilizing bids or transactions effected in the course of the stabilizing action may be made at any price at or below the offer price for the ordinary shares, which means that stabilizing bids may be made or transactions effected at a price below the price paid by applicants for, or investors in, the Offer Shares.

We will ensure or procure that an announcement in compliance with the Securities and Futures (Price Stabilizing) Rules of the SFO will be made within seven days of the expiration of the stabilization period.
Transactions Effected on the Nasdaq or in the Over-the-Counter Market
In addition, in connection with the global offering, the stabilizing manager may (but will be under no obligation to) also purchase and sell ordinary shares or ADSs in the open market on the Nasdaq, in the over-the-counter market or otherwise, in compliance with all applicable laws and regulations. These transactions may include short sales, stabilizing transactions and purchases to cover positions created by short sales. Short sales involve the sale by the stabilizing manager of a greater number of ordinary shares than they are required to purchase in the offering or the sale by the stabilizing manager of ADSs, and a short position represents the amount of such sales that have not been covered by subsequent purchases. A “covered short position” is a short position that is not greater than the amount of additional ordinary shares (including ordinary shares represented by short sales of ADSs) for which the international underwriters’ option to purchase additional ordinary shares may be exercised. The stabilizing manager may cover any covered short position by either exercising their option to purchase additional ordinary shares or purchasing ordinary shares or ADSs in the open market and converting such ADSs into ordinary shares. In determining the source of ordinary shares to cover the covered short position, the stabilizing manager will consider, among other things, the price of ordinary shares or ADSs available for purchase in the open market as compared to the price at which they may purchase additional ordinary shares pursuant to the option described above. “Naked” short sales are any short sales (including short sales of ADSs) that create a short position greater than the amount of additional ordinary shares for which the option described above may be exercised. The stabilizing manager must cover any such naked short position by purchasing ordinary shares or ADSs in the open market. A naked short position is more likely to be created if the stabilizing manager is concerned that there may be downward pressure on the price of the ordinary shares or ADSs in the open market after pricing that could adversely affect investors who purchase in the offering. Stabilizing transactions consist of various bids for or purchases of ordinary shares or ADSs made by the stabilizing manager in the open market.
The stabilizing manager may also impose a penalty bid, whereby selling concessions allowed to dealers participating in the offering may be reclaimed if the securities sold by them are repurchased in connection with stabilization transactions.
Purchases to cover a short position and stabilizing transactions, as well as other purchases by the stabilizing manager for its own account, may have the effect of preventing or retarding a decline in the market price of the ordinary shares or ADSs, and together with the imposition of the penalty bid, may stabilize, maintain or otherwise affect the market price of the ordinary shares or ADSs. As a result, the price of the ordinary shares or ADSs may be higher than the price that otherwise might exist in the open market. In no event will measures be taken to stabilize the market price of the ordinary shares or the deemed equivalent price for the ADSs (based on one ADS representing five ordinary shares) above the offer price. The stabilizing manager is not required to engage in these activities (which may start at any time in the U.S. market beginning on the date of the public announcement of the offer price) and may end any of these activities at any time, provided that no stabilization action would be conducted following the 30th calendar day after the last day for the lodging of applications under the Hong Kong Public Offering.
General
Neither we nor any of the underwriters make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of our ordinary shares. Stabilization transactions (if any) may be undertaken on the HKEx and/or Nasdaq at any time beginning from the date of the public announcement of the offer price up to the 30th calendar day after the last day for the lodging of applications under the Hong Kong Public Offering. Stabilization transactions may not necessarily occur and, if begun, may cease at any time. In addition, neither we nor any of the underwriters make any representation that joint global coordinators will engage in these transactions or that these transactions, once commenced, will not be discontinued without notice. Except as required by applicable law or regulation, the underwriters do not intend to disclose the extent of any stabilization transaction conducted in relation to the offering.
All stabilization activities will be conducted by Morgan Stanley Asia Limited as stabilizing manager (or persons acting on its behalf).
Stock Borrowing Agreement
In connection with the arrangements detailed in the preceding paragraph entitled “Stabilization,” the stabilizing manager (or person acting for it) has entered into a stock borrowing agreement with HHHL, pursuant to which the stabilizing manager (or person acting for it) will be able to borrow from HHHL free of charge ordinary shares up to an amount equal to 15.0% of the total number of ordinary shares comprised in the global offering (before utilization of the over-allotment option) for the purposes of, among other things, allowing the stabilizing manager to settle over-allotments, if any, made in connection with the International Offering. If the stabilizing manager borrows any ordinary shares pursuant to the stock borrowing agreement, it will be required to return equivalent securities to HHHL by no later than three business days following the earlier of (a) the last day for exercising the over-allotment option and (b) the day on which the over-allotment option is exercised in full. This arrangement will be effected in compliance with all applicable laws, rules and regulatory requirements. No payment will be made to HHHL by the stabilizing manager (or any person acting for it) in relation to such shares borrowing arrangement.
Electronic Distribution
In connection with the offering, certain of the underwriters or securities dealers may distribute prospectuses by electronic means, such as e-mail.
Conditions of the Global Offering
Acceptance of all applications for our Offer Shares is conditional on, among others:
•
the listing committee of the HKEx granting approval for the listing of, and permission to deal in, the ordinary shares in issue and to be issued pursuant to the global offering, the exercise of options granted under our employee equity incentive plans and the exercise of the warrant under certain ordinary shares subscription warrant entered into between the Company and General Atlantic on the main board of the HKEx and such approval not subsequently having been withdrawn or revoked prior to our HKEx listing date;

•
the offer price having been agreed between the joint global coordinators (for themselves and on behalf of the Hong Kong underwriters and international underwriters) and the company;

•
the execution and delivery of the U.S. Underwriting Agreement and the Exempt Offering Underwriting Agreement on or about the price determination date; and

•
the obligations of the Hong Kong underwriters under the Hong Kong Underwriting Agreement, the obligations of the international underwriters under the Exempt Offering Underwriting Agreement and the obligations of the international underwriters under the U.S. Underwriting Agreement becoming and remaining unconditional and not having been terminated in accordance with the terms of the respective agreements, in each case on or before the dates and times specified in the Hong Kong Underwriting Agreement, the U.S. Underwriting Agreement and the Exempt Offering Underwriting Agreement, as the case may be (unless and to the extent such conditions are validly waived on or before such dates and times) and, in any event, not later than the date which is 30 days after the date of the Hong Kong prospectus. The obligations of the several underwriters to pay for and accept delivery of the ordinary shares offered by this prospectus supplement are further subject to certain conditions.

The consummation of each of the Hong Kong Public Offering and the International Offering is conditional upon, among other things, each other offering becoming unconditional and not having been terminated in accordance with its respective terms. If the above conditions are not fulfilled or waived prior to the times and dates specified, the global offering will lapse and the HKEx will be notified immediately.
Dealing Arrangements
Assuming that the Hong Kong Public Offering becomes unconditional at or before 8:00 a.m. (Hong Kong time) on Wednesday, June 30, 2021, it is expected that dealings in our ordinary shares on the HKEx will commence at 9:00 a.m. (Hong Kong time) on Wednesday, June 30, 2021, which will be the fifth business day following the price determination date (“T+5”). Under Rule 15c6-1 of the Exchange Act, trades in the secondary market generally settle in two business days, and purchasers who wish to trade the ordinary shares on the date of pricing and the two succeeding business days will be required, by virtue of the fact that the ordinary shares initially will settle in T+5, to specify alternative settlement arrangements to prevent a failed settlement.

Notice to Prospective Investors in the European Economic Area
In relation to each member state of the European Economic Area, no offer of the ordinary shares which are the subject of the global offering has been, or will be made to the public in that Member State, other than under the following exemptions under the EU Prospectus Regulation:
(a)
to any legal entity which is a qualified investor as defined in the EU Prospectus Regulation;

(b)
to fewer than 150 natural or legal persons (other than qualified investors as defined in the EU Prospectus Regulation), subject to obtaining the prior consent of the joint global coordinators for any such offer; or

(c)
in any other circumstances falling within Article 1(4) of the EU Prospectus Regulation, provided that no such offer of the ordinary shares referred to in (a) to (c) above shall result in a requirement for us or any of the underwriters to publish a prospectus pursuant to Article 3 of the EU Prospectus Regulation, or supplement a prospectus pursuant to Article 23 of the EU Prospectus Regulation.

Each person located in a Member State to whom any offer of the ordinary shares is made or who receives any communication in respect of an offer of the ordinary shares, or who initially acquires any ordinary shares will be deemed to have represented, warranted, acknowledged and agreed to and with each underwriter and us that (1) it is a “qualified investor” within the meaning of Article 2(e) of the EU Prospectus Regulation; and (2) in the case of any ordinary shares acquired by it as a financial intermediary as that term is used in Article 5(1) of the EU Prospectus Regulation, the ordinary shares acquired by it in the offer have not been acquired on behalf of, nor have they been acquired with a view to their offer or resale to, persons in any Member State other than qualified investors, as that term is defined in the EU Prospectus Regulation, or in circumstances in which the prior consent of joint global coordinators has been given to the offer or resale; or where ordinary shares have been acquired by it on behalf of persons in any Member State other than qualified investors, the offer of those ordinary shares to it is not treated under the EU Prospectus Regulation as having been made to such persons.
We, the joint global coordinators and their respective affiliates will rely upon the truth and accuracy of the foregoing representations, acknowledgments and agreements.
This prospectus supplement and the accompanying prospectus have been prepared on the basis that any offer of ordinary shares in any Member State will be made pursuant to an exemption under the EU Prospectus Regulation from the requirement to publish a prospectus for offers of ordinary shares. Accordingly, any person making or intending to make an offer in that Member State of ordinary shares which are the subject of the offering contemplated in this prospectus supplement may only do so in circumstances in which no obligation arises for us or any of the underwriters to publish a prospectus pursuant to Article 3 of the EU Prospectus Regulation in relation to such offer. Neither we nor joint global coordinators have authorized, nor do they authorize, the making of any offer of ordinary shares in circumstances in which an obligation arises for us or the joint global coordinators to publish a prospectus for such offer.
For the purposes of this provision, the expression an “offer of ordinary shares to the public” in relation to any ordinary shares in any Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the ordinary shares to be offered so as to enable an investor to decide to purchase or subscribe the ordinary shares, and the expression “EU Prospectus Regulation” means Regulation (EU) 2017/1129.
Notice to Prospective Investors in the United Kingdom
No offer of the ordinary shares which are the subject of the global offering has been, or will be made to the public in the United Kingdom, other than under the following exemptions under the UK Prospectus Regulation:
(a)
to any legal entity which is a qualified investor as defined in the UK Prospectus Regulation;

(b)
to fewer than 150 natural or legal persons (other than qualified investors as defined in the UK Prospectus Regulation), subject to obtaining the prior consent of the joint global coordinators for any such offer; or

(c)
in any other circumstances falling within Article 1(4) of the UK Prospectus Regulation,

provided that no such offer of the ordinary shares referred to in (a) to (c) above shall result in a requirement for us or any of the underwriters to publish a prospectus pursuant to Article 3 of the UK Prospectus Regulation, or supplement a prospectus pursuant to Article 23 of the UK Prospectus Regulation.
Each person located in the United Kingdom to whom any offer of the ordinary shares is made or who receives any communication in respect of an offer of the ordinary shares, or who initially acquires any ordinary shares will be deemed to have represented, warranted, acknowledged and agreed to and with each underwriter and us that (1) it is a “qualified investor” within the meaning of Article 2(e) of the UK Prospectus Regulation; and (2) in the case of any ordinary shares acquired by it as a financial intermediary as that term is used in Article 5(1) of the UK Prospectus Regulation, the ordinary shares acquired by it in the offer have not been acquired on behalf of, nor have they been acquired with a view to their offer or resale to, persons in any Member State other than qualified investors, as that term is defined in the UK Prospectus Regulation, or in circumstances in which the prior consent of joint global coordinators has been given to the offer or resale; or where ordinary shares have been acquired by it on behalf of persons in the United Kingdom other than qualified investors, the offer of those ordinary shares to it is not treated under the UK Prospectus Regulation as having been made to such persons.
We, the joint global coordinators and their respective affiliates will rely upon the truth and accuracy of the foregoing representations, acknowledgments and agreements.
This prospectus supplement and the accompanying prospectus have been prepared on the basis that any offer of ordinary shares in the United Kingdom will be made pursuant to an exemption under the UK Prospectus Regulation from the requirement to publish a prospectus for offers of ordinary shares. Accordingly, any person making or intending to make an offer in the United Kingdom of ordinary shares which are the subject of the offering contemplated in this prospectus supplement may only do so in circumstances in which no obligation arises for us or any of the underwriters to publish a prospectus pursuant to Article 3 of the UK Prospectus Regulation in relation to such offer. Neither we nor joint global coordinators have authorized, nor do they authorize, the making of any offer of ordinary shares in circumstances in which an obligation arises for us or the joint global coordinators to publish a prospectus for such offer.
For the purposes of this provision, the expression an “offer of ordinary shares to the public” in relation to any ordinary shares in the United Kingdom means the communication in any form and by any means of sufficient information on the terms of the offer and the ordinary shares to be offered so as to enable an investor to decide to purchase or subscribe the ordinary shares, and the expression “UK Prospectus Regulation” means Regulation (EU) 2017/1129 as it forms part of retained EU law as defined in the European Union (Withdrawal) Act 2018.
In addition , this prospectus supplement and the accompanying prospectus are being distributed only to, and are directed only at, and any offer subsequently made may only be directed at, persons in the United Kingdom (i) who have professional experience in matters relating to investments falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, as amended, or the Order, (ii) who are high net worth companies falling within Article 49(2)(a) to (d) of the Order and/or (iii) who are persons to whom they may otherwise lawfully be communicated (all such persons together being referred to as “relevant persons”). This prospectus supplement and the accompanying prospectus must not be acted on or relied on in the United Kingdom by persons who are not relevant persons. In the United Kingdom, any investment or investment activity to which this prospectus supplement and the accompanying prospectus relate is only available to, and will be engaged in with, relevant persons.
Notice to Prospective Investors in France
Neither this prospectus supplement, the accompany prospectus, nor any other offering material relating to the ordinary shares described in this prospectus supplement and the accompanying prospectus has been submitted to the clearance procedures of the Autorité des Marchés Financiers or of the competent authority of another member state of the European Economic Area and notified to the Autorité des Marchés Financiers. The ordinary shares have not been offered or sold and will not be offered or sold, directly or indirectly, to the public in France. Neither this prospectus supplement, the accompanying prospectus nor any other offering material relating to the ordinary shares has been or will be:

•
released, issued, distributed or caused to be released, issued or distributed to the public in France; or

•
used in connection with any offer for subscription or sale of the ordinary shares to the public in France.

Such offers, sales and distributions will be made in France only:
•
to qualified investors (investisseurs qualifiés) and/or to a restricted circle of investors (cercle restreint d’investisseurs), in each case investing for their own account, all as defined in, and in accordance with, articles L.411-2, D.411-1, D.411-2, D.734-1, D.744-1, D.754-1 and D.764-1 of the French Code monétaire et financier;

•
to investment services providers authorized to engage in portfolio management on behalf of third parties; or

•
in a transaction that, in accordance with article L.411-2-II-1°-or-2°-or 3° of the French Code monétaire et financier and article 211-2 of the General Regulations (Règlement Général) of the Autorité des Marchés Financiers, does not constitute a public offer (appel public à l’épargne).

The ordinary shares may be resold directly or indirectly, only in compliance with articles L.411-1, L.411-2, L.412-1 and L.621-8 through L.621-8-3 of the French Code monétaire et financier.
Notice to Prospective Investors in Hong Kong
The ordinary shares have not been offered or sold and will not be offered or sold in Hong Kong, by means of any document, other than (a) to “professional investors” as defined in the SFO (Cap. 571) of Hong Kong and any rules made under the SFO; or (b) in other circumstances which do not result in the document being a “prospectus” as defined in the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap. 32) of Hong Kong or which do not constitute an offer to the public within the meaning of that Ordinance. No advertisement, invitation or document relating to the ordinary shares has been or may be issued or has been or may be in the possession of any person for the purposes of issue, whether in Hong Kong or elsewhere, which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to ordinary shares which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” as defined in the SFO and any rules made under that Ordinance.
Notice to Prospective Investors in the People’s Republic of China
This prospectus supplement and the accompanying prospectus have not been and will not be circulated or distributed in the PRC, and ordinary shares may not be offered or sold, and will not be offered or sold to any person for reoffering or resale, directly or indirectly, to any resident of the PRC except to qualified domestic institutional investors pursuant to applicable laws and regulations of the PRC. For the purpose of this paragraph, PRC does not include Taiwan and the special administrative regions of Hong Kong and Macau.
Notice to Prospective Investors in Japan
The ordinary shares have not been and will not be registered under the Financial Instruments and Exchange Law of Japan (Law No. 25 of 1948, as amended) and, accordingly, will not be offered or sold, directly or indirectly, in Japan, or for the benefit of any Japanese Person or to others for reoffering or resale, directly or indirectly, in Japan or to any Japanese Person, except in compliance with all applicable laws, regulations and ministerial guidelines promulgated by relevant Japanese governmental or regulatory authorities in effect at the relevant time. For the purposes of this paragraph, “Japanese Person” shall mean any person resident in Japan, including any corporation or other entity organized under the laws of Japan.
Notice to Prospective Investors in Singapore
This prospectus supplement and the accompanying prospectus have not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus supplement, the accompanying prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the ordinary shares may not be circulated or distributed, nor may the ordinary shares be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor (as defined in Section 4A of the SFA) under Section 274 of the SFA, (ii) to a relevant person (as defined in Section 275(2) of the SFA) pursuant to Section 275(1) of the SFA, or any person pursuant to Section 275(1A) of the SFA, and in accordance with the conditions specified in Section 275 of the SFA and (where applicable) Regulation 3 of the Securities and Futures (Classes of Investors) Regulations 2018, or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.
Where the ordinary shares are subscribed or purchased under Section 275 of the SFA by a relevant person which is:
(a)
a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or

(b)
a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor,

securities or securities-based derivatives contracts (each term as defined in Section 2(1) of the SFA) of that corporation or the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferred within six months after that corporation or that trust has acquired the ordinary shares pursuant to an offer made under Section 275 of the SFA except:
(i)
to an institutional investor or to a relevant person, or to any person arising from an offer referred to in Section 275(1A) or Section 276(4)(i)(B) of the SFA;

(ii)
where no consideration is or will be given for the transfer;

(iii)
where the transfer is by operation of law;

(iv)
as specified in Section 276(7) of the SFA; or

(v)
as specified in Regulation 37A of the Securities and Futures (Offers of Investments) (Securities and Securities-based Derivatives Contracts) Regulations 2018.

Any reference to the SFA is a reference to the Securities and Futures Act, Chapter 289 of Singapore and a reference to any term as defined in the SFA or any provision in the SFA is a reference to that term as modified or amended from time to time, including by such of its subsidiary legislation as may be applicable at the relevant time.
Notice to Prospective Investors in Switzerland
The ordinary shares may not be publicly offered in Switzerland and will not be listed on the SIX Swiss Exchange, or SIX, or on any other stock exchange or regulated trading facility in Switzerland. This prospectus supplement and the accompanying prospectus have been prepared without regard to the disclosure standards for issuance of prospectuses under art. 652a or art. 1156 of the Swiss Code of Obligations or the disclosure standards for listing prospectuses under art. 27 ff. of the SIX Listing Rules or the listing rules of any other stock exchange or regulated trading facility in Switzerland. Neither this prospectus supplement, the accompanying prospectus nor any other offering or marketing material relating to the ordinary shares or the offering may be publicly distributed or otherwise made publicly available in Switzerland.
Neither this prospectus supplement, the accompanying prospectus nor any other offering or marketing material relating to the offering, us or the ordinary shares have been or will be filed with or approved by any Swiss regulatory authority. In particular, neither this prospectus supplement nor the accompanying prospectus will be filed with, and the offer of ordinary shares will not be supervised by, the Swiss Financial Market Supervisory Authority, or FINMA, and the offer of ordinary shares has not been and will not be authorized under the Swiss Federal Act on Collective Investment Schemes, or CISA. The investor protection afforded to acquirers of interests in collective investment schemes under the CISA does not extend to acquirers of ordinary shares.

Notice to Prospective Investors in the Dubai International Financial Centre
This prospectus supplement and the accompanying prospectus relate to an exempt offer in accordance with the Offered Securities Rules of the Dubai Financial Services Authority, or DFSA. This prospectus supplement and the accompanying prospectus are intended for distribution only to persons of a type specified in the Offered Securities Rules of the DFSA. It must not be delivered to, or relied on by, any other person. The DFSA has no responsibility for reviewing or verifying any documents in connection with exempt offers. The DFSA has not approved this prospectus supplement or the accompanying prospectus nor taken steps to verify the information set forth herein or therein and has no responsibility for the prospectus supplement or the accompanying prospectus. The ordinary shares to which this prospectus supplement and the accompanying prospectus relate may be illiquid and/or subject to restrictions on their resale. Prospective purchasers of the ordinary shares offered should conduct their own due diligence on the ordinary shares. If you do not understand the contents of this prospectus supplement or the accompanying prospectus you should consult an authorized financial advisor.
Notice to Prospective Investors in Kingdom of Saudi Arabia
This prospectus supplement (along with the accompanying prospectus) may not be distributed in the Kingdom of Saudi Arabia except to such persons as are permitted under the Offers of Securities Regulations issued by the Capital Market Authority of the Kingdom of Saudi Arabia (the “Capital Market Authority”)
The Capital Market Authority does not make any representation as to the accuracy or completeness of the prospectus supplement (along with the accompanying prospectus), and expressly disclaims any liability whatsoever for any loss arising from, or incurred in reliance upon, any part of the prospectus supplement (along with the accompanying prospectus).
Prospective purchasers of the Offer Shares under the international offering offered hereby should conduct their own due diligence on the accuracy of the information relating thereto. If you do not understand the contents of the prospectus supplement (along with the accompanying prospectus), you should consult an authorized financial adviser.
Notice to Prospective Investors in the State of Kuwait
The Offer Shares have not been registered, authorized or approved for offering, marketing or sale in the State of Kuwait pursuant to Securities and Investment Funds Law of Kuwait No. 31/1990, as amended, and its executive bylaw, and as such the Offer Shares shall not be offered or sold in the State of Kuwait. Interested investors from the State of Kuwait who approach us or any of the international underwriters acknowledge this restriction and that this offering circular and any related materials shall be subject to all applicable foreign laws and rules; therefore, such investors must not disclose or distribute such materials to any other person.
Notice to Prospective Investors in South Korea
Each international underwriter has, severally, but not jointly, represented, warranted and agreed that it has not and will not, directly or indirectly, offer, sell or deliver any shares in Korea or to, or for the account or benefit of, any resident of Korea (as such term is defined in the Foreign Exchange Transaction Law, or FETL), or to others for reoffering or resale, directly or indirectly, in Korea or to, or for the account or benefit of, any resident of Korea (as such term is defined in the FETL), except as otherwise permitted by applicable Korean laws and regulations, including the Financial Investment Services and Capital Markets Act and the FETL) and the decrees and regulations thereunder. The Offer Shares have not been registered with the Financial Services Commission of Korea for public offering in Korea. Furthermore, the Offer Shares may not be re-sold to Korean residents unless the purchaser of the shares complies with all applicable regulatory requirements (including but not limited to government approval requirements under the FETL and its subordinate decrees and regulations) in connection with their purchase.
Notice to Prospective Investors in Australia
No placement document, prospectus, product disclosure statement or other disclosure document has been lodged with the Australian Securities and Investments Commission, or ASIC, in relation to the offering.

Neither this prospectus supplement nor the accompanying prospectus constitutes a prospectus, product disclosure statement or other disclosure document under the Corporations Act 2001, or the Corporations Act, and neither purports to include the information required for a prospectus, product disclosure statement or other disclosure document under the Corporations Act.
Any offer in Australia of the ordinary shares may only be made to persons, referred to as “Exempt Investors,” who are “sophisticated investors” (within the meaning of section 708(8) of the Corporations Act), “professional investors” (within the meaning of section 708(11) of the Corporations Act) or otherwise pursuant to one or more exemptions contained in section 708 of the Corporations Act so that it is lawful to offer the ordinary shares without disclosure to investors under Chapter 6D of the Corporations Act.
The ordinary shares applied for by Exempt Investors in Australia must not be offered for sale in Australia in the period of 12 months after the date of allotment under the offering, except in circumstances where disclosure to investors under Chapter 6D of the Corporations Act would not be required pursuant to an exemption under Section 708 of the Corporations Act or otherwise or where the offer is pursuant to a disclosure document which complies with Chapter 6D of the Corporations Act. Any person acquiring ordinary shares must observe such Australian on-sale restrictions.
This prospectus supplement and the accompanying prospectus contain general information only and do not take into account the investment objectives, financial situation or particular needs of any particular person. They do not contain any securities recommendations or financial product advice. Before making an investment decision, investors need to consider whether the information in this prospectus supplement and the accompanying prospectus is appropriate to their needs, objectives and circumstances, and, if necessary, seek expert advice on those matters.
Notice to Prospective Investors in Canada
The ordinary shares may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the ordinary shares must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.
Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement or the accompanying prospectus (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.
Pursuant to section 3A.3 (or, in the case of securities issued or guaranteed by the government of a non-Canadian jurisdiction, section 3A.4) of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

LEGAL MATTERS
We are being represented by Gibson, Dunn & Crutcher with respect to certain legal matters as to U.S. federal securities laws and New York State law. The underwriters are being represented by Davis Polk & Wardwell with respect to certain legal matters as to U.S. federal securities laws and New York State law. Certain legal matters as to PRC law will be passed upon for us by King & Wood Mallesons and for the underwriters by JunHe LLP. Gibson, Dunn & Crutcher may rely upon King & Wood Mallesons with respect to matters governed by PRC law. Davis Polk & Wardwell may rely upon JunHe LLP with respect to matters governed by PRC law.
EXPERTS
The consolidated financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) of HUTCHMED (China) Limited (formerly Hutchison China MediTech Limited) incorporated in this prospectus supplement by reference to the annual report on Form 20-F for the year ended December 31, 2020 have been so incorporated in reliance on the report of PricewaterhouseCoopers, an independent registered public accounting firm, given on the authority of said firm as experts in accounting and auditing.
The consolidated financial statements of Nutrition Science Partners Limited incorporated in this prospectus supplement by reference to the annual report on Form 20-F of HUTCHMED (China) Limited for the year ended December 31, 2020 have been so incorporated in reliance on the report of PricewaterhouseCoopers, an independent registered public accounting firm, given on the authority of said firm as experts in accounting and auditing.
The consolidated financial statements of Shanghai Hutchison Pharmaceuticals Limited incorporated in this prospectus supplement by reference to the annual report on Form 20-F of HUTCHMED (China) Limited for the year ended December 31, 2020 have been incorporated in reliance on the report of PricewaterhouseCoopers Zhong Tian LLP, an independent auditor, given on the authority of said firm as experts in accounting and auditing.
The consolidated financial statements of Hutchison Whampoa Guangzhou Baiyunshan Chinese Medicine Company Limited incorporated in this prospectus supplement by reference to the annual report on Form 20-F of HUTCHMED (China) Limited for the year ended December 31, 2020 have been so incorporated in reliance on the report of PricewaterhouseCoopers Zhong Tian LLP, an independent auditor, given on the authority of said firm as experts in accounting and auditing.
WHERE YOU CAN FIND ADDITIONAL INFORMATION
We file annual reports on Form 20-F with the SEC, and we furnish other documents, such as current reports and other information and documents that we file with AIM, to the SEC, as required. You may read and copy any materials we file with or furnish to the SEC at the public reference room maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the public reference room by calling the SEC at 1-800-SEC-0330. The SEC also maintains a website that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC. The address is www.sec.gov.
This prospectus supplement forms part of a registration statement that we filed with the SEC. The registration statement contains more information than this prospectus supplement regarding us and our ADSs, including certain exhibits and schedules. You can obtain a copy of the registration statement from the SEC at the address listed above or electronically at www.sec.gov/edgar.shtml.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE
The SEC’s rules allow us to “incorporate by reference” information we have filed with the SEC, which means that we can disclose important information by referring you to those documents. The information incorporated by reference is a part of this prospectus supplement and the accompanying prospectus, and information that we file later with the SEC will automatically update and supersede the information included and/or incorporated by reference in this prospectus supplement and the accompanying prospectus. We incorporate by reference into this prospectus the documents listed below and any future filings (other than, in each case, any document or portion of a document that is deemed not to be filed) made by us with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, or the Exchange Act, from the date of this prospectus supplement to the end of the offering of the applicable securities under this prospectus supplement:
•
the 2020 Annual Report;

•
our current reports on Form 6-K furnished to the SEC on March 4, 2021 (other than the information contained under the caption “Financial Guidance”), March 10, 2021, March 24, 2021, March 24, 2021, March 26, 2021, March 29, 2021, March 31, 2021, April 8, 2021, April 14, 2021, April 23, 2021, April 28, 2021, April 29, 2021, May 4, 2021, May 7, 2021, May 17, 2021, May 20, 2021, June 21, 2021, June 21, 2021, June 21, 2021, June 21, 2021, June 23, 2021 and June 24, 2021;

•
the description of our ordinary shares and ADSs contained in our registration statement on Form 8-A, filed with the SEC under the Exchange Act on March 4, 2016, including any amendment or report filed for the purpose of updating such description; and

•
to the extent permitted by applicable securities law, any other documents which we elect to incorporate by reference into this prospectus supplement and the accompanying prospectus.

Any statement contained in a document that is incorporated by reference will be modified or superseded for all purposes to the extent that a statement contained in this prospectus, or in any other document that is subsequently filed with the SEC and incorporated by reference, modified or is contrary to that previous statement. Any statement so modified or superseded will not be deemed a part of this prospectus except as so modified and superseded. In other words, in the case of a conflict or inconsistency between information contained in this prospectus and information incorporated by reference into this prospectus, you should rely on the information contained in the document that was filed later.
Each person, including any beneficial owner, to whom a copy of this prospectus supplement is delivered may request a copy of any of the documents incorporated by reference in this prospectus supplement at no cost. We will not include exhibits to the documents that you request unless the exhibits are specifically incorporated by reference into those documents. You may make your request for any of the documents incorporated by reference in this prospectus supplement by writing or telephoning us at the following address:
Attn: Corporate Secretary
48th Floor, Cheung Kong Center
2 Queen’s Road Central, Hong Kong
Telephone: +852 2121 8200
These filings are also made available, free of charge, on our website at www.hutch-med.com. The information contained in, and that can be accessed through, our website is not incorporated into and does not form a part of this prospectus supplement.

P R O S P E C T U S
Hutchison China MediTech Limited
American Depositary Shares
Representing Ordinary Shares
We may, from time to time, offer to sell in one or more offerings our American depositary shares, or ADSs, representing our ordinary shares. Each ADS represents five ordinary shares.
Each time we sell ADSs pursuant to this prospectus, we will provide a supplement to this prospectus that contains specific information about the offering and the specific terms of the securities offered. Any prospectus supplement may also add, update or change information contained in this prospectus. You should read this prospectus and the applicable prospectus supplement carefully before you invest in our ADSs.
Our ADSs are listed on the Nasdaq Global Select Market and our ordinary shares are listed on the AIM market of the London Stock Exchange, or AIM, under the symbol “HCM.”
Investing in our ADSs involves a high degree of risk. See the “Risk Factors” section of our filings with the Securities and Exchange Commission, or SEC, and the applicable prospectus supplement.
Neither the SEC, nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.
The date of this prospectus is April 6, 2020.

If you are in a jurisdiction where offers to sell, or solicitations of offers to purchase, the securities offered by this document are unlawful, or if you are a person to whom it is unlawful to direct these types of activities, then the offer presented in this document does not extend to you. The information contained in this document speaks only as of the date of this document, unless the information specifically indicates that another date applies.

i

ABOUT THIS PROSPECTUS
This prospectus is a part of a registration statement on Form F-3 that we have filed with the SEC utilizing a “shelf” registration process. Under this shelf process, we may, from time to time, sell ADSs as described in this prospectus in one or more offerings. This prospectus provides you with a general description of the ADSs that we may offer. Each time we sell ADSs, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any applicable prospectus supplement, together with additional information under the headings “Incorporation of Certain Documents By Reference” and “Where You Can Find More Information” and any other information that you may need to make a decision to invest in our ADSs.
This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any security other than the securities covered by this prospectus, nor does it constitute an offer to or solicitation of any person in any jurisdiction in which such offer or solicitation may not lawfully be made.
In this prospectus, unless otherwise indicated, references to the “company,” “Chi-Med,” “we,” “us” and “our” refer to Hutchison China MediTech Limited and its consolidated subsidiaries and joint ventures. References to “China” or the “PRC” refer to the People’s Republic of China, excluding, for the purpose of this prospectus only, the Hong Kong Special Administrative Region, the Macau Special Administrative Region and Taiwan.
Neither we nor any underwriter have authorized anyone to provide you with different or additional information to that contained or incorporated by reference in this prospectus or any applicable prospectus supplement or in any free writing prospectus prepared by us or on our behalf or to which we have referred you. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. This prospectus may only be used where it is legal to sell these securities. You should not assume that the information contained in this prospectus, any applicable prospectus supplement or the documents incorporated by reference into this prospectus is accurate as of any date other than their respective dates. Our business, financial condition, results of operations and prospects may have changed since those dates.
This prospectus and the information incorporated by reference herein include trademarks, service marks and trade names owned by us or other companies. All trademarks, service marks and trade names included or incorporated by reference into this prospectus are the property of their respective owners.
OUR COMPANY
We are an innovative, commercial-stage biopharmaceutical company based in China aiming to become a fully integrated global leader in the discovery, development and commercialization of targeted therapies and immunotherapies for the treatment of cancer and immunological diseases. Our strategy is to leverage the highly specialized expertise of our drug discovery division, known as our Innovation Platform, to develop and expand our drug candidate portfolio for the global market. Built over our 19-year history, we believe we have established the key building blocks for achieving this mission, as discussed below.
Our Innovation Platform has a comprehensive drug discovery and development operation covering chemistry, biology, pharmacology, toxicology, chemistry and manufacturing controls for clinical and commercial supply, clinical and regulatory and other functions. The core research and development philosophy of our Innovation Platform focuses on the treatment of cancer and immunological diseases through multiple modalities and mechanisms. Led by a team of approximately 500 scientists and staff, we have produced eight self-discovered and developed drug candidates that are currently in clinical trials, including five in global development, as of the date of this prospectus.
Our first wave of drug candidates includes fruquintinib, surufatinib and savolitinib. In late 2018, we launched fruquintinib, sold under the brand name Elunate, for the treatment of metastatic colorectal cancer in collaboration with Eli Lilly and Company in China. At the beginning of 2020, we procured Elunate’s inclusion on China’s National Reimbursement Drug List, which we believe is likely to give significantly more patients access to this treatment. Elunate’s launch was followed in 2019 by surufatinib’s successful Phase III result and new drug application submission for the treatment of nonpancreatic neuroendocrine tumors in China as well as its successful Phase III result for pancreatic neuroendocrine tumors in January 2020.

Savolitinib is in late-stage development globally in partnership with AstraZeneca AB for the treatment of non-small cell lung cancer, both as a monotherapy and in combination with Tagrisso, and for the treatment of kidney and gastric cancer.
Our second wave of drug candidates includes HMPL-523 and HMPL-689, which focus on B-cell malignancies, as well as combination therapies using our first wave drug candidates with programmed cell death protein 1 (PD-1) and programmed death-ligand 1 (PD-L1) inhibitors. Our second wave of drug candidates are now mostly in proof-of-concept studies. In addition, we are focusing on the third wave of innovation with a particular emphasis on studying additional combination therapies, developing HMPL-453 and HMPL-306 and furthering our pre-clinical programs for therapies addressing aberrant genetic drivers, inactivated T-cell response and insufficient T-cell response.
We further plan to enrich our global pipeline of self-discovered drug candidates by advancing a broad range of early-stage drug candidates, which include biologics addressing novel targets designed for use in combination with our small molecules as well as potentially a broad range of third-party therapies. In addition, we expect to expand our portfolio of drug candidates in oncological and immunological therapeutic areas by pursuing business development opportunities with other biopharmaceutical companies both in China and globally. We may also explore opportunities to acquire rights to complementary drug candidates and/or interests in other biopharmaceutical companies to supplement our in-house research and development capabilities and to enhance our drug candidate pipeline.
In addition to our Innovation Platform, we have established a large-scale, profitable drug marketing and distribution platform in China, known as our Commercial Platform. Our Commercial Platform has an expansive network throughout China primarily focused on the distribution of prescription drugs. More recently, we are building an in-house oncology sales and marketing team to commercialize any of our unpartnered oncology drugs which are approved for commercial sale in China, including surufatinib potentially as early as 2020.
Our U.S.-based clinical team leads our growth strategy outside of China, significantly broadening our international clinical development operations, particularly in the United States, Europe and Japan. This team has demonstrated a productive track record by gaining orphan drug designation for surufatinib from the U.S. Food and Drug Administration and initiating global Phase I trials for HMPL-523 and HMPL-689 in 2019. This team is also planning global Phase III registration studies of fruquintinib and surufatinib, which are expected to be initiated in 2020.
Hutchison China MediTech Limited was incorporated in the Cayman Islands on December 18, 2000 as an exempted company with limited liability under the Companies Law, Cap 22 (Law 3 of 1961, as consolidated and revised) of the Cayman Islands, which we refer to as the Companies Law. The address of our registered office in the Cayman Islands is P.O. Box 309, Ugland House, Grand Cayman, KY1-1104, Cayman Islands. Our principal executive offices are located at 48th Floor, Cheung Kong Center, 2 Queen’s Road Central, Hong Kong. Our telephone number at that address is +852 2121 8200. Our agent for service of process in the United States is Cogency Global Inc., located at 122 East 42nd Street, 18th Floor, New York, NY 10168.
Our website address is www.chi-med.com. Our website and the information contained on our website do not constitute a part of this prospectus.
RISK FACTORS
Investing in our ADSs involves a high degree of risk. Before making an investment decision, you should carefully consider the risks described in the applicable prospectus supplement, together with all of the other information incorporated by reference into this prospectus, including those set forth in “Item 3.D. “Risk Factors” in our annual report on Form 20-F for the year ended December 31, 2019, filed with the SEC on March 3, 2020, as well as any amendment or update to our risk factors reflected in subsequent filings with the SEC. The risks and uncertainties described in that section and in the other documents incorporated by reference are not the only risks and uncertainties we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also impair our business operations. If negative events occur, our business, financial condition, results of operations, and prospects would suffer. In that event, the market price of our ADSs could decline, and you may lose all or part of your investment.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
This prospectus and the documents incorporated herein by reference contain forward-looking statements made under the “safe harbor” provisions of the U.S. Private Securities Litigation Reform Act of 1995. These statements relate to future events or to our future financial performance and involve known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. The words “anticipate,” “assume,” “believe,” “contemplate,” “continue,” “could,” “estimate,” “expect,” “goal,” “intend,” “may,” “might,” “objective,” “plan,” “potential,” “predict,” “project,” “positioned,” “seek,” “should,” “target,” “will,” “would,” or the negative of these terms or other similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words.
These forward-looking statements are based on current expectations, estimates, forecasts and projections about our business and the industry in which we operate and management’s beliefs and assumptions, are not guarantees of future performance or development and involve known and unknown risks, uncertainties and other factors. More detailed information about these and other factors is referenced under “Risk Factors” in this prospectus as well as in other documents incorporated herein by reference. Additional risks may be included in a prospectus supplement relating to a particular offering of our ADSs.
We caution you that forward-looking statements are not guarantees of future performance and that our actual results of operations, financial condition and liquidity, and the development of the industry in which we operate may differ materially from those made in or suggested by the forward-looking statements contained in this prospectus. In addition, even if our results of operations, financial condition and liquidity, and the development of the industry in which we operate, are consistent with the forward-looking statements contained in this prospectus, those results or developments may not be indicative of results or developments in subsequent periods.
Given these risks and uncertainties, you are cautioned not to place undue reliance on these forward-looking statements. Any forward-looking statement that we make in this prospectus speaks only as of the date of such statement, and we undertake no obligation to update any forward-looking statements or to publicly announce the results of any revisions to any of those statements to reflect future events or developments. Comparisons of results for current and any prior periods are not intended to express any future trends or indications of future performance, unless specifically expressed as such, and should only be viewed as historical data.
USE OF PROCEEDS
Except as otherwise provided in the applicable prospectus supplement, we intend to use the net proceeds we receive from our sale of the ADSs covered by this prospectus for general corporate purposes, which may include working capital, capital expenditures, research and development expenditures, clinical trial expenditures and commercial expenditures. Additional information on the use of net proceeds we receive from the sale of securities covered by this prospectus may be set forth in the prospectus supplement relating to the specific offering.
CAPITALIZATION AND DILUTION
A prospectus supplement will include information on our consolidated capitalization and the dilution you may experience in connection with the offering.
DESCRIPTION OF THE SECURITIES
We may issue from time to time, in one or more offerings, ordinary shares represented by ADSs. The terms of the offering, the offering price and the net proceeds to us will be contained in the prospectus supplement, and other offering material, relating to such offer. The prospectus supplement may also add, update or change information contained in this prospectus. You should carefully read this prospectus and any prospectus supplement before you invest in any of our ADSs.

Description of Ordinary Shares
We are a Cayman Islands company and our affairs are governed by our memorandum and articles of association and the Companies Law.
As of the date of this prospectus, the authorized share capital of our company is US$150,000,000, divided into 1,500,000,000 ordinary shares, of par value US$0.10 each as authorized by shareholders’ resolutions dated April 24, 2019 and May 29, 2019. As of the date of this prospectus, there are 690,574,765 ordinary shares issued and outstanding. All of our issued and outstanding ordinary shares are fully paid.
Our Memorandum and Articles of Association
The following are summaries of material provisions of our memorandum and articles of association and of the Companies Law, insofar as they relate to the material terms of our ordinary shares. This summary is not complete, and you should read our memorandum and articles of association, which have been filed as exhibits to the registration statement of which this prospectus is a part.
Objects of Our Company
Under our memorandum and articles of association, the objects of our company are unrestricted and we have the full power and authority to carry out any object except as prohibited or limited by the Companies Law.
Ordinary Shares
Our ordinary shares are issued in registered form and are issued when registered in our register of members. Our shareholders who are non-residents of the Cayman Islands may freely hold and vote their ordinary shares.
Dividends
Under our memorandum and articles of association, our board of directors may from time to time declare dividends in any currency to be paid to the members but no dividend shall be declared in excess of the amount recommended by our board of directors. Dividends may be declared and paid out of the profits of our company, realized or unrealized, or from any reserve set aside from profits which our directors determine is no longer needed. With the sanction of an ordinary resolution, dividends may also be declared and paid out of share premium account or any other fund or account which can be authorized for this purpose in accordance with the Companies Law. Except in so far as the rights attaching to, or the terms of issue of, any share otherwise provide: (a) all dividends shall be declared and paid according to the amounts paid up on the shares in respect of which the dividend is paid, but no amount paid up on a share in advance of calls shall be treated for this purpose as paid up on that share; and (b) all dividends shall be apportioned and paid pro rata according to the amounts paid up on the shares during any portion or portions of the period in respect of which the dividend is paid.
Our board of directors may from time to time pay to the members such interim dividends as appear to the board of directors to be justified by the profits of our company, whenever such profits, in the opinion of our board of directors, justify such payment.
Our board of directors may deduct from any dividend or other moneys payable to a member by our company on or in respect of any shares all sums of money (if any) presently payable by such shareholder to our company on account of calls or otherwise.
No dividend or other moneys payable by our company on or in respect of any share shall bear interest against our company.
Any dividend, interest or other sum payable in cash to the holder of shares may be paid by check or warrant sent through the post addressed to the holder at his or her registered address or, in the case of joint holders, addressed to the holder whose name stands first in the register of members in respect of the shares at his or her address as appearing in the register of members or addressed to such person and at such address as the holder or joint holders may in writing direct. Every such check or warrant shall, unless the holder or joint holders otherwise direct, be made payable to the order of the holder or, in the case of joint holders, to the order of the holder whose name stands first on the register of members in respect of such shares, and shall be sent at his, her or their risk and payment of the check or warrant by the bank on which it is drawn shall constitute a good discharge to our company.
All dividends or bonuses unclaimed for one year after having been declared may be invested or otherwise made use of by our board of directors for the benefit of our company until claimed. Any dividend or bonuses unclaimed after a period of six years from the date of declaration shall be forfeited and shall revert to our company.
Whenever our board of directors has resolved that a dividend be paid or declared, our board of directors may further resolve that such dividend be satisfied wholly or in part by the distribution of specific assets of any kind and in particular of paid up shares, debentures or warrants to subscribe securities of our company or any other company, or in any one or more of such ways, and where any difficulty arises in regard to the distribution the board of directors may settle the same as it thinks expedient, and in particular may issue certificates in respect of fractions of shares, disregard fractional entitlements or round the same up or down, and may fix the value for distribution of such specific assets, or any part thereof, and may determine that cash payments shall be made to any of our members upon the footing of the value so fixed in order to adjust the rights of all parties, and may vest any such specific assets in trustees as may seem expedient to our board of directors and may appoint any person to sign any requisite instruments of transfer and other documents on behalf of the persons entitled to the dividend, and such appointment shall be effective and binding on our members.
Whenever our board of directors has resolved that a dividend be paid or declared on any class of the share capital of our company, our board of directors may further resolve either: (a) that such dividend be satisfied wholly or in part in the form of an allotment of shares credited as fully paid up, provided that our members entitled thereto will be entitled to elect to receive such dividend (or part thereof if our board of directors so determines) in cash in lieu of such allotment; or (b) that the members entitled to such dividend shall be entitled to elect to receive an allotment of shares credited as fully paid up in lieu of the whole or such part of the dividend as our board of directors may think fit. We may upon the recommendation of our board of directors by ordinary resolution resolve in respect of any one particular dividend of our company that notwithstanding the provisions as set out in our memorandum and articles of association in respect of the foregoing, a dividend may be satisfied wholly in the form of an allotment of shares credited as fully paid up without offering any right to shareholders to elect to receive such dividend in cash in lieu of such allotment.
Voting Rights
Under our memorandum and articles of association, subject to any special rights or restrictions as to voting for the time being attached to any shares by or in accordance with the articles of the association of our company, at any general meeting on a show of hands every member present in person (or being a corporation, is present by a duly authorized representative), or by proxy shall have one vote and on a poll every member present in person or by proxy or, in the case of a member being a corporation, by its duly authorized representative shall have one vote for every fully paid share of which he is the holder but so that no amount paid up or credited as paid up on a share in advance of calls or installments is treated for the foregoing purposes as paid up on the share. A resolution put to the vote of a meeting shall be decided on a show of hands unless (before or on the declaration of the result of the show of hands or on the withdrawal of any other demand for a poll) a poll is demanded.
A poll may be demanded (a) by the chairman of such meeting, or (b) by at least five members present in person or in the case of a member being a corporation by its duly authorized representative or by proxy for the time being entitled to vote at the meeting, or (c) by a member or members present in person or in the case of a member being a corporation by its duly authorized representative or by proxy and representing not less than one-tenth of the total voting rights of all members having the right to vote at the meeting, or (d) by a member or members present in person or in the case of a member being a corporation by its duly authorized representative or by proxy and holding shares in our company conferring a right to vote at the meeting being shares on which an aggregate sum has been paid up equal to not less than one-tenth of the total sum paid up on all shares conferring that right.

No member shall, unless our board of directors otherwise determines, be entitled to attend and vote and to be reckoned in a quorum at any general meeting unless he or she is duly registered and all calls or other sums presently payable by him or her in respect of shares in our company have been paid. Furthermore, our memorandum and articles of association provide that if any member, or any other person appearing to be interested in shares held by such member, has been duly served with a notice issued by or on behalf of our company requiring disclosure of interests in shares pursuant to Section 793 of the Companies Act 2006 of England and Wales and is in default for the prescribed period referred to in the article of association of our company in supplying to our company the information thereby required, then the directors of our company may in their absolute discretion at any time thereafter serve a notice, called a Direction Notice, upon such member in accordance with the articles of association of our company, pursuant to which such member may be precluded from attending, voting or being reckoned in a quorum at any general meeting. The Direction Notice may direct that such member shall not be entitled to vote or exercise any right conferred by membership in relation to meetings of our company in respect of the shares to which the notice relates. Where the holding represents more than 25% of the share capital of our company, then the Direction Notice may additionally direct that (i) in respect of such shares, the payment of dividends or other money which would otherwise be payable on them may be withheld; and (ii) no transfer of any of the shares held by such member shall be registered unless: (a) the member is not himself in default as regards supplying the information required and (b) the transfer is of part only of the member’s holding and when presented for registration is accompanied by a certificate of the member in a form satisfactory to the directors to the effect that after due and careful enquiry the directors are satisfied that no person in default as regards supplying such information is interested in any of the shares which are the subject of the transfer.
Under our memorandum and articles of association, an ordinary resolution to be passed at a meeting by the shareholders requires the affirmative vote of a simple majority of the votes cast by such members as, being entitled so to do, vote in person or, in the case of any member being a corporation, by its duly authorized representative or, where proxies are allowed, by proxy at a general meeting of which not less than 14 clear days’ notice has been duly given, while a special resolution requires the affirmative vote passed by a majority of not less than three-fourths of votes cast by such members as, being entitled so to do, vote in person or, in the case of such members as are corporations, by their respective duly authorized representative or, where proxies are allowed, by proxy at a general meeting of which not less than 21 clear days’ notice, specifying (without prejudice to the power contained in the memorandum and articles of association of our company to amend the same) the intention to propose the resolution as a special resolution, has been duly given. Provided that, except in the case of an annual general meeting, if it is so agreed by a majority in number of the members having the right to attend and vote at any such meeting, being a majority together holding not less than 95% in nominal value of the shares giving that right and in the case of an annual general meeting, if it is so agreed by all members of our company entitled to attend and vote thereat, a resolution may be proposed and passed as a special resolution at a meeting of which less than 21 clear days’ notice has been given. Both ordinary resolutions and special resolutions may also be passed by a unanimous written resolution signed by all the shareholders of our company, as permitted by the Companies Law and our memorandum and articles of association. A special resolution will be required for important matters such as a change of name or making changes to our memorandum and articles of association. Holders of the ordinary shares may, among other things, divide or consolidate their shares by ordinary resolution.
Transfer of Ordinary Shares
Subject to the provisions set forth below, any of our shareholders may transfer all or any of his or her ordinary shares by an instrument of transfer in the usual or common form or in any other form approved by our board of directors.
Our board of directors may, in its absolute discretion, and without giving any reason therefor, refuse to register a transfer of any share (not being a fully paid up share) to a person whom it does not approve, or any share issued under any share incentive scheme for employees upon which a restriction on transfer imposed thereby still subsists, and it may also, without prejudice to the foregoing generality, refuse to register a transfer of any share to more than four joint holders or a transfer of any share (not being a fully paid up share) on which our company has a lien. Our board of directors may decline to recognize any instrument of transfer unless:

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a fee of such sum as our board of directors may from time to time require is paid to our company in respect thereof;

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the instrument of transfer is in respect of only one class of share;

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the instrument of transfer is lodged at the registered office of our company or such other place at which the register of members is kept in accordance with the Companies Law or the registration office (as the case may be) accompanied by the relevant share certificate(s) and such other evidence as our board of directors may reasonably require to show the right of the transferor to make the transfer (and, if the instrument of transfer is executed by some other person on his or her behalf, the authority of that person so to do); and

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if applicable, the instrument of transfer is duly and properly stamped.

If our board of directors refuses to register a transfer of any share, it shall, within two months after the date on which the transfer was lodged with our company, send to each of the transferor and the transferee notice of such refusal.
Notwithstanding above, our board of directors may permit shares of any class to be held in uncertificated form to be transferred without an instrument of transfer by means of a relevant system, including CREST, an electronic settlement system for U.K. and Irish securities operated by Euroclear UK & Ireland Limited for the paperless settlement of securities in uncertificated form.
Where any class of shares is a participating security and our company is entitled under the Companies Law, our memorandum and articles of association or any applicable regulations to sell, transfer, dispose of, forfeit, re-allot, accept the surrender of or otherwise enforce a lien over a share held in uncertificated form without an instrument of transfer, our company shall be entitled:
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to require the holder of that uncertificated share by notice to change that share into certificated form within the period specified in the notice and to hold that share in certificated form so long as required by our company;

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to require the holder of that uncertificated share by notice to give any instructions necessary to transfer title to that share by means of the relevant system within the period specified in the notice;

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to require the holder of that uncertificated share by notice to appoint any person to take any step, including without limitation the giving of any instructions by means of the relevant system, necessary to transfer that share within the period specified in the notice; and

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to take any action that our board of directors considers appropriate to achieve the sale, transfer, disposal of, forfeiture, re-allotment or surrender of that share or otherwise to enforce a lien in respect of it.

The registration of transfers of shares or of any class of shares may be suspended at such times and for such periods as our directors may from time to time determine, provided that the register of members shall not be closed for more than 30 days in any year.
Liquidation
Under our memorandum and articles of association, subject to any special rights, privileges or restrictions as to the distribution of available surplus assets on liquidation for the time being attached to any class or classes of shares (i) if our company shall be wound up and the assets available for distribution amongst the members of our company shall be more than sufficient to repay the whole of the capital paid up at the commencement of the winding up, the excess shall be distributed pari passu amongst such members in proportion to the amount paid up on the shares held by them respectively and (ii) if our company shall be wound up and the assets available for distribution amongst the members as such shall be insufficient to repay the whole of the paid-up capital such assets shall be distributed so that, as nearly as may be, the losses shall be borne by the members in proportion to the capital paid up, or which ought to have been paid up, at the commencement of the winding up on the shares held by them respectively.
If our company shall be wound up (whether the liquidation is voluntary or by the court) the liquidator may, with the authority of a special resolution and any other sanction required by the Companies Law, divide among the members in specie or kind the whole or any part of the assets of our company and whether or not the assets shall consist of properties of one kind or shall consist of properties to be divided as aforesaid of different kinds, and may for such purpose set such value as he or she deems fair upon any one or more class or classes of property and may determine how such division shall be carried out as between the members or different classes of members. The liquidator may, with the like authority, vest any part of the assets in trustees upon such trusts for the benefit of the members as the liquidator with the like authority shall think fit, and the liquidation of our company may be closed and our company dissolved, but so that no contributory shall be compelled to accept any shares or other property in respect of which there is a liability.
Calls on Shares and Forfeiture of Shares
Our board of directors may from time to time make calls upon members in respect of any moneys unpaid on their shares, and each member shall (subject to being given at least 14 clear days’ notice specifying the time and place of payment) pay to our company as required by such notice the amount called on such shares. The shares that have been called upon and remain unpaid are subject to forfeiture. Notwithstanding any such forfeiture described above, our board of directors may at any time, before any shares so forfeited shall have been sold, re-alloted or otherwise disposed of, permit the forfeited shares to be bought back upon the terms of payment of all calls and interest due upon, and expenses incurred in respect of, the shares and upon further terms (if any) as it thinks fit. The forfeiture of a share shall not prejudice the right of our company to any call already made, or installment payable, thereon.
Redemption, Repurchase and Surrender of Ordinary Shares
Under our memorandum and articles of association, subject to the Companies Law, our memorandum and articles of association and the AIM Rules for Companies, or the AIM Rules, as described below, any power of our company to purchase or otherwise acquire its own shares shall be exercisable by our board of directors in such manner, upon such terms and subject to such conditions as it thinks fit. Pursuant to the AIM Rules, there are certain restrictions on the purchase or early redemption of shares by an AIM-traded company during prescribed periods prior to the publication of financial results or when the company is in possession of non-public price sensitive information. Furthermore, under the Companies Law, the redemption or repurchase of any share may be paid out of our company’s profits or out of the share premium account or out of the proceeds of a fresh issue of shares made for the purpose of such redemption or repurchase, or out of capital if our company is able to, immediately following such payment, pay its debts as they fall due in the ordinary course of business. In addition, under the Companies Law no such share may be redeemed or repurchased (a) unless it is fully paid, (b) if as a result of the redemption or repurchase would result in there being no issued shares of our company other than shares held as treasury shares. Under our memorandum and articles of association, our board of directors may accept the surrender of any share liable to be forfeited hereunder and, in such case, references in our memorandum and articles of association to forfeiture will include surrender.
Variations of Rights of Shares
According to our articles of association and without prejudice to our memorandum and articles of association, all or any of the special rights attached to the shares or any class of shares may, unless otherwise provided by the terms of issue of the shares of that class, from time to time, whether or not our company is being wound up, be varied, modified or abrogated either with the consent in writing of the holders of not less than three-fourths in nominal value of the issued shares of that class or with the sanction of a special resolution passed at a separate general meeting of the holders of the shares of that class. The special rights conferred upon the holders of any shares or class of shares shall not, unless otherwise expressly provided in the rights attaching to or the terms of issue of such shares, be deemed to be varied, modified or abrogated by the creation or issue of further shares ranking pari passu with such existing class of shares.
Issuance of Additional Shares
Our memorandum and articles of association authorizes our board of directors to issue additional ordinary shares from time to time as our board of directors shall determine, to the extent of available authorized but unissued shares.

Our memorandum and articles of association also provides that, subject to any special rights conferred on the holders of any shares or class of shares, any share in our company (whether forming part of the present capital or not) may be issued with or have attached thereto such rights or restrictions whether in regard to dividend, voting, return of capital or otherwise as our company may by ordinary resolution determine or, if there has not been any such determination or so far as the same shall not make specific provision, as our board of directors may determine.
Subject to any special rights conferred on the holders of any shares or attaching to any class of shares, shares may be issued on the terms that they may be, or at the option of our company or the holder are, liable to be redeemed on such terms and in such manner, including out of capital, as our board of directors may deem fit.
Any preferred shares may be issued or converted into shares that, at a determinable date or at the option of our company or the holder if so authorized by our memorandum and articles of association, are liable to be redeemed on such terms and in such manner as our company before the issue or conversion may be ordinary resolution of the members determine.
Inspection of Books and Records
Our shareholders do not have a general right under Cayman Islands law to inspect or obtain copies of our list of shareholders or our corporate records.
Anti-Takeover Provisions
Some provisions of our memorandum and articles of association may discourage, delay or prevent a change of control of our company or management that shareholders may consider favorable, including provisions that:
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authorize our board of directors to issue preferred shares in one or more series and to designate the price, rights, preferences, privileges and restrictions of such preferred shares without any further vote or action by our shareholders; and

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limit the ability of shareholders to requisition and convene general meetings of shareholders.

However, under Cayman Islands law, our directors may only exercise the rights and powers granted to them under our memorandum and articles of association for a proper purpose and for what they believe in good faith to be in the best interests of our company.
General Meetings of Shareholders and Shareholder Proposals
Our shareholders’ general meetings may be held in such time and place within or outside the Cayman Islands as our board of directors considers appropriate.
As a Cayman Islands exempted company, we are not obliged by the Companies Law to call shareholders’ annual general meetings. Our memorandum and articles of association provide that we shall in each year hold a general meeting as our annual general meeting. Our board of directors may whenever it thinks fit call extraordinary general meetings.
Cayman Islands law does not provide shareholders with an express right to put any proposal before a general meeting. However, these rights may be provided in a company’s articles of association. Our memorandum and articles of association allow our shareholders holding shares representing in aggregate not less than one-tenth of the paid up capital of our company carrying the right of voting at general meetings of our company shall at all times have the right, by written requisition to our board of directors or the secretary of our company, to require an extraordinary general meeting to be called by the board of directors for the transaction of any business specified in such requisition; however, our memorandum and articles of association do not provide our shareholders with any right to put any proposals before annual general meetings or extraordinary general meetings not called by such shareholders.

Exempted Company
We are an exempted company with limited liability under the Companies Law. Any company that is registered in the Cayman Islands and the objects of which are to be carried out mainly outside of the Cayman Islands may apply to be registered as an exempted company.
Register of Members
Under the Companies Law, our company must keep a register of members and there should be entered therein:
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the names and addresses of the members, the number and class of shares held by each member, and the amount paid or agreed to be considered as paid, on such shares;

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the date on which the name of any person was entered on the register as a member; and

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the date on which any person ceased to be a member.

In accordance with Section 48 of the Companies Law, the register of members is prima facie evidence of the registered holder or member of shares of a company. Therefore, a person becomes a registered holder or member of shares of our company only upon entry being made in the register of members. Upon the closing of this offering, the register of members will be immediately updated to record and give effect to the issue of shares by us to the depositary (or its nominee). Once our register of members has been updated, the shareholders recorded in the register of members should be deemed to have legal title to the shares set against their name.
If the name of any person is, without sufficient cause, entered in or omitted from our register of members, or if default is made or unnecessary delay takes place in entering on the register the fact of any person having ceased to be a member of our company, the person or member aggrieved (or any member of our company or our company itself) may apply to the Cayman Islands Grand Court for an order that the register be rectified, and the Court may either refuse such application or it may, if satisfied of the justice of the case, make an order for the rectification of the register.
Differences in Corporate Law
The Companies Law is derived, to a large extent, from the older Companies Acts of England but does not follow recent U.K. statutory enactments, and accordingly there are significant differences between the Companies Law and the current Companies Act of England and Wales. In addition, the Companies Law differs from laws applicable to U.S. corporations and their shareholders. Set forth below is a summary of the significant differences between the provisions of the Companies Law applicable to our company and the laws applicable to companies incorporated in the United States and their shareholders.
Mergers and Similar Arrangements
The Companies Law permits mergers and consolidations between Cayman Islands companies and between Cayman Islands companies and non-Cayman Islands companies. For these purposes, (a) “merger” means the merging of two or more constituent companies and the vesting of their undertaking, property and liabilities in one of such companies as the surviving company and (b) a “consolidation” means the combination of two or more constituent companies into a consolidated company and the vesting of the undertaking, property and liabilities of such companies in the consolidated company. A merger of two or more constituent companies under Cayman Islands law requires a plan of merger or consolidation to be approved by the directors of each constituent company and (a) authorization by a special resolution of the members of each constituent company and (b) such other authorization, if any, as may be specified in such constituent company’s articles of association.
A merger between a Cayman Islands parent company and its Cayman Islands subsidiary or subsidiaries does not require authorization by a resolution of shareholders. For this purpose, a subsidiary is a company of which at least 90% of the votes represented by issued shares of the subsidiary company are held by the parent company.

The consent of each holder of a fixed or floating security interest over a constituent company is required unless this requirement is waived by a court in the Cayman Islands.
Save in certain circumstances, a dissident shareholder of a Cayman Islands constituent company is entitled to payment of the fair value of his shares upon dissenting to a merger or consolidation. The exercise of appraisal rights will preclude the exercise of any other rights save for the right to seek relief on the grounds that the merger or consolidation is void or unlawful.
In addition, there are statutory provisions that facilitate the reconstruction and amalgamation of companies, provided that the scheme of arrangement is approved by a majority in number of each class of shareholders or creditors (representing 75% by value) with whom the arrangement is to be made, and who must, in addition represent three-fourths in value of each such class of shareholders or creditors, as the case may be, that are present and voting either in person or by proxy at a meeting, or meetings, convened for that purpose. The convening of the meetings and subsequently the arrangement must be sanctioned by the Grand Court of the Cayman Islands. While a dissenting shareholder has the right to express to the court the view that the transaction ought not to be approved, the Grand Court can be expected to approve the arrangement if it determines that:
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the statutory provisions as to the required majority vote have been met;

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the shareholders have been fairly represented at the meeting in question and the statutory majority are acting bona fide without coercion of the minority to promote interests adverse to those of the class;

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the arrangement is such that may be reasonably approved by an intelligent and honest man of that class acting in respect of his interest; and

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the arrangement is not one that would more properly be sanctioned under some other provision of the Companies Law.

When a takeover offer is made and accepted by holders of 90% in value of the shares affected within four months, the offeror may, within a two-month period commencing on the expiration of such four month period, require the holders of the remaining shares to transfer such shares on the terms of the offer. An objection can be made to the Grand Court of the Cayman Islands but this is unlikely to succeed in the case of an offer which has been so approved unless there is evidence of fraud or bad faith.
If an arrangement and reconstruction is thus approved, the dissenting shareholder would have no rights comparable to appraisal rights, which would otherwise ordinarily be available to dissenting shareholders of Delaware corporations, providing rights to receive payment in cash for the judicially determined value of the shares.
Shareholders’ Suits
The Cayman Islands Grand Court Rules allow shareholders to seek leave to bring derivative actions in the name of the company against wrongdoers. In principle, we will normally be the proper plaintiff and a derivative action may not be brought by a minority shareholder. However, based on English authorities, which would in all likelihood be of persuasive authority in the Cayman Islands, exceptions to the foregoing principle apply in circumstances in which:
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a company is acting or proposing to act illegally or beyond the scope of its authority;

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the act complained of, although not beyond the scope of the company’s authority, could be effected if authorized by more than a simple majority vote which has not been obtained; or

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those who control the company are perpetrating a “fraud on the minority.”

Indemnification of Directors and Executive Officers and Limitation of Liability
Cayman Islands law does not limit the extent to which a company’s memorandum and articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against civil fraud or the consequences of committing a crime. Our memorandum and articles of association require us to indemnify our officers and directors for losses, damages, costs and expenses incurred in their capacities as such unless such losses or damages arise from dishonesty or fraud of such directors or officers. This standard of conduct is generally the same as permitted under the Delaware General Corporation Law for a Delaware corporation.
In addition, upon completion of this offering we expect to enter into indemnification agreements with our directors and executive officers that provide such persons with additional indemnification beyond that provided in our memorandum and articles of association to the fullest extent permitted by applicable law.
Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers or persons controlling us under the foregoing provisions, we have been informed that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.
Duties of Directors
Under Cayman Islands law, our directors have a fiduciary duty to act honestly, in good faith, with skill and care and with a view to our best interests. Our directors also have a duty to exercise skills they actually possess and such care and diligence that a reasonably prudent person would exercise in comparable circumstances. In fulfilling their duty of care to us, our directors must ensure compliance with our memorandum and articles of association, as amended and restated from time to time. Our company has the right to seek damages if a duty owed by our directors is breached. Our board of directors has all the powers necessary for managing, and for directing and supervising, our business affairs. The functions and powers of our board of directors include, among others:
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convening shareholders’ annual general meetings and reporting its work to shareholders at such meetings;

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declaring dividends and distributions;

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appointing officers and determining the term of office of the officers;

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exercising the borrowing powers of our company and mortgaging the property of our company; and

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approving the transfer of shares in our company, including the registration of such shares in our share register.

A director who is in any way, whether directly or indirectly, interested in a contract or proposed contract with our company shall declare the nature of his or her interest at a meeting of the directors in accordance with the Companies Law and our articles of association. Except as provided in the memorandum and articles of association of our company, a director shall not vote in respect of any contract, arrangement, transaction or any other proposal whatsoever in which he has an interest which (together with any interest of any person connected with him) is a material interest otherwise than by virtue of his or her interests in shares or debentures or other securities of or otherwise in or through our company. A director of our company may not be counted in the quorum at a meeting in relation to any resolution on which that director is prohibited from voting. Our directors may exercise all the powers of our company to borrow money, mortgage our undertaking, property and uncalled capital and issue debentures or other securities whether outright or as collateral security for any debt, liability or obligation of our company or of any third party.
Directors’ Fiduciary Duties.
Under Delaware corporate law, a director of a Delaware corporation has a fiduciary duty to the corporation and its shareholders. This duty has two components: the duty of care and the duty of loyalty. The duty of care requires that a director act in good faith, with the care that an ordinarily prudent person would exercise under similar circumstances. Under this duty, a director must inform himself of, and disclose to shareholders, all material information reasonably available regarding a significant transaction. The duty of loyalty requires that a director acts in a manner he reasonably believes to be in the best interests of the corporation. He must not use his corporate position for personal gain or advantage. This duty prohibits self-dealing by a director and mandates that the best interest of the corporation and its shareholders take precedence over any interest possessed by a director, officer or controlling shareholder and not shared by the shareholders generally. In general, actions of a director are presumed to have been made on an informed basis, in good faith and in the honest belief that the action taken was in the best interests of the corporation. However, this presumption may be rebutted by evidence of a breach of one of the fiduciary duties. Should such evidence be presented concerning a transaction by a director, the director must prove the procedural fairness of the transaction, and that the transaction was of fair value to the corporation.
Cayman Islands laws do not restrict transactions with directors but a director of a Cayman Islands company is in the position of a fiduciary with respect to the company and a director is required to exercise a duty of care, a duty to act bona fide in the best interests of the company, a duty not to make a profit based on his or her position as director (unless the company permits him to do so) and a duty not to put himself in a position where the interests of the company conflict with his or her personal interest or his or her duty to a third party. A director of a Cayman Islands company also owes to the company a duty to act with skill and care.
Shareholder Action by Written Consent
Under the Delaware General Corporation Law, a corporation may eliminate the right of shareholders to act by written consent by amendment to its certificate of incorporation. Cayman Islands laws and our articles of association provide that shareholders may approve corporate matters by way of a unanimous written resolution signed by or on behalf of each shareholder who would have been entitled to vote on such matter at a general meeting without a meeting being held.
Shareholder Proposals
The Delaware General Corporation Law does not provide shareholders an express right to put any proposal before the annual meeting of shareholders, but in keeping with common law, Delaware corporations generally afford shareholders an opportunity to make proposals and nominations provided that they comply with the notice provisions in the certificate of incorporation or bylaws. The Companies Law does not provide shareholders with an express right to put forth any proposal before the annual general meeting of the shareholders. However, depending on what is stipulated in a company’s articles of association, shareholders in an exempted Cayman Islands company may make proposals in accordance with the relevant shareholder requisition provisions. For shares that are represented by ADSs, the depositary in many cases may be the only shareholder. In such cases, only the depositary has the direct right to requisition a shareholders’ meeting. However, unless otherwise provided in the deposit agreement, the holders of the ADSs generally do not have the right to petition the depositary to requisition a shareholders’ meeting or to put forth shareholder proposals through the depositary.
Cumulative Voting
Under the Delaware General Corporation Law, cumulative voting for elections of directors is not permitted unless the corporation’s certificate of incorporation specifically provides for it. Cumulative voting potentially facilitates the representation of minority shareholders on a board of directors since it permits the minority shareholder to cast all the votes to which the shareholder is entitled on a single director, which increases the shareholder’s voting power with respect to electing such director. There are no prohibitions in relation to cumulative voting under the laws of the Cayman Islands, but our articles of association do not provide for cumulative voting. As a result, our shareholders are not afforded any less protections or rights on this issue than shareholders of a Delaware corporation.
Removal of Directors
Under the Delaware General Corporation Law, a director of a corporation with a classified board may be removed only for cause with the approval of a majority of the outstanding shares entitled to vote, unless the certificate of incorporation provides otherwise. Under our memorandum and articles of association, directors may be removed by special resolution of our shareholders.
Transactions with Interested Shareholders
The Delaware General Corporation Law contains a business combination statute applicable to Delaware corporations whereby, unless the corporation has specifically elected not to be governed by such statute by amendment to its certificate of incorporation, it is prohibited from engaging in certain business combinations with an “interested shareholder” for three years following the date that such person becomes an interested shareholder. An interested shareholder generally is a person or a group who or which owns or owned 15% or more of the target’s outstanding voting share within the past three years. This has the effect of limiting the ability of a potential acquirer to make a two-tiered bid for the target in which all shareholders would not be treated equally. The statute does not apply if, among other things, prior to the date on which such shareholder becomes an interested shareholder, the board of directors approves either the business combination or the transaction which resulted in the person becoming an interested shareholder. This encourages any potential acquirer of a Delaware corporation to negotiate the terms of any acquisition transaction with the target’s board of directors.
Cayman Islands law has no comparable statute. As a result, we cannot avail ourselves of the types of protections afforded by the Delaware business combination statute.
Dissolution; Winding up
Under the Delaware General Corporation Law, unless the board of directors approves the proposal to dissolve, dissolution must be approved by shareholders holding 100% of the total voting power of the corporation. Only if the dissolution is initiated by the board of directors may it be approved by a simple majority of the corporation’s outstanding shares. Delaware law allows a Delaware corporation to include in its certificate of incorporation a supermajority voting requirement in connection with dissolutions initiated by the board.
A Cayman Islands company may be wound up compulsorily by order of the Court of the Cayman Islands, voluntarily or under supervision of the Court of the Cayman Islands. The Court of the Cayman Islands has authority to order winding up in a number of specified circumstances including where it is, in the opinion of the Court, just and equitable to do so.
A company may be wound up voluntarily when the members so resolve in general meeting by special resolution, or, in the case of a limited duration company, when the period fixed for the duration of the company by its memorandum expires, or the event occurs on the occurrence of which the memorandum provides that the company is to be dissolved, or, the company does not commence business for a year from its incorporation (or suspends its business for a year), or, the company is unable to pay its debts. In the case of a voluntary winding up, such company is obliged to cease to carry on its business from the time of passing the resolution for voluntary winding up or upon the expiry of the period or the occurrence of the event referred to above.
Variation of Rights of Shares
Under the Delaware General Corporation Law, a corporation may vary the rights of a class of shares with the approval of a majority of the outstanding shares of such class, unless the certificate of incorporation provides otherwise. Cayman Islands law has no comparable statute.
Amendment of Governing Documents
Under the Delaware General Corporation Law, a corporation’s governing documents may be amended with the approval of a majority of the outstanding shares entitled to vote, unless the certificate of incorporation provides otherwise. Under Cayman Islands law, our memorandum and articles of association may only be amended with a special resolution of our shareholders
Description of American Depositary Receipts
American Depositary Shares
Deutsche Bank Trust Company Americas serves as the depositary bank for our ADSs, each of which represents ownership of five ordinary shares, deposited with Deutsche Bank AG, London Branch, as custodian for the depositary. Each ADS will also represent ownership of any other securities, cash or other property which may be held by the depositary. The depositary’s corporate trust office at which the ADSs are administered is located at 60 Wall Street, New York, NY 10005, USA. The principal executive office of the depositary is located at the same address.
The Direct Registration System, or DRS, is a system administered by The Depository Trust Company, or DTC, pursuant to which the depositary may register the ownership of uncertificated ADSs, which ownership shall be evidenced by periodic statements issued by the depositary to the ADS holders entitled thereto.
We do not treat ADS holders as our shareholders and accordingly, you, as an ADS holder, will not have shareholder rights. Cayman Islands law governs shareholder rights. The depositary will be the holder of the ordinary shares underlying your ADSs. As a holder of ADSs, you will have ADS holder rights. A deposit agreement among us, the depositary and you, as an ADS holder, and the beneficial owners of ADSs sets out ADS holder rights as well as the rights and obligations of the depositary. The laws of the State of New York govern the deposit agreement and the ADSs.
The following is a summary of the material provisions of the deposit agreement. For more complete information, you should read the entire deposit agreement and the form of American Depositary Receipt. For directions on how to obtain copies of those documents, see “Where You Can Find More Information.”
Holding the ADSs
How will you hold your ADSs?
You may hold ADSs either (1) directly (a) by having an American Depositary Receipt, or ADR, which is a certificate evidencing a specific number of ADSs, registered in your name, or (b) by holding ADSs in DRS, or (2) indirectly through your broker or other financial institution. If you hold ADSs directly, you are an ADS holder. This description assumes you hold your ADSs directly. If you hold the ADSs indirectly, you must rely on the procedures of your broker or other financial institution to assert the rights of ADS holders described in this section. You should consult with your broker or financial institution to find out what those procedures are.
Dividends and Other Distributions
How will you receive dividends and other distributions on the shares?
The depositary has agreed to pay to you the cash dividends or other distributions it or the custodian receives on ordinary shares or other deposited securities, after deducting its fees and expenses and any applicable taxes and governmental charges. You will receive these distributions in proportion to the number of ordinary shares your ADSs represent as of the record date (which will be as close as practicable to the record date for our ordinary shares) set by the depositary with respect to the ADSs.
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Cash.   The depositary will convert or cause to be converted any cash dividend or other cash distribution we pay on the ordinary shares or any net proceeds from the sale of any ordinary shares, rights, securities or other entitlements under the terms of the deposit agreement into U.S. dollars if it can do so on a practicable basis, and can transfer the U.S. dollars to the United States and will distribute promptly the amount thus received. If the depositary shall determine in its judgment that such conversions or transfers are not practical or lawful or if any government approval or license is needed and cannot be obtained at a reasonable cost within a reasonable period or otherwise sought, the deposit agreement allows the depositary to distribute the foreign currency to those ADS holders. It will hold the foreign currency it cannot convert for the account of the ADS holders who have not been paid and such funds will be held or the respective accounts of the ADS holders. It will not invest the foreign currency and it will not be liable for any interest for the respective accounts of the ADS holders.

Before making a distribution, any taxes or other governmental charges, together with fees and expenses of the depositary, that must be paid, will be deducted. See “— Payment of Taxes.” It will distribute only whole U.S. dollars and cents and will round fractional cents down to the nearest whole cent. If the exchange rates fluctuate during a time when the depositary cannot convert the foreign currency, you may lose some or all of the value of the distribution.

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Shares.   For any ordinary shares we distribute as a dividend or free distribution, either (1) the depositary will distribute additional ADSs representing such ordinary shares or (2) existing ADSs as of the applicable record date will represent rights and interests in the additional ordinary shares distributed, to the extent reasonably practicable and permissible under law, in either case, net of applicable fees, charges and expenses incurred by the depositary and taxes and/or other governmental charges. The depositary will only distribute ADSs representing a whole number of ordinary shares. The depositary may sell a portion of the distributed ordinary shares sufficient to pay its fees and expenses in connection with that distribution.

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Elective Distributions in Cash or Shares.   If we offer holders of our ordinary shares the option to receive dividends in either cash or shares, the depositary, after consultation with us and having received timely notice as described in the deposit agreement of such elective distribution by us, has discretion to determine to what extent such elective distribution will be made available to you as a holder of the ADSs. We must timely first instruct the depositary to make such elective distribution available to you and furnish it with satisfactory evidence that it is legal to do so. The depositary could decide it is not legal or reasonably practicable to make such elective distribution available to you. In such case, the depositary shall, on the basis of the same determination as is made in respect of the ordinary shares for which no election is made, distribute either cash in the same way as it does in a cash distribution, or additional ADSs representing ordinary shares in the same way as it does in a share distribution. The depositary is not obligated to make available to you a method to receive the elective dividend in shares rather than in ADSs. There can be no assurance that you will be given the opportunity to receive elective distributions on the same terms and conditions as the holders of ordinary shares.

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Rights to Purchase Additional Shares.   If we offer holders of our ordinary shares any rights to subscribe for additional shares, the depositary shall having received timely notice as described in the deposit agreement of such distribution by us, consult with us, and we must determine whether it is lawful and reasonably practicable to make these rights available to you. We must first instruct the depositary to make such rights available to you and furnish the depositary with satisfactory evidence that it is legal to do so. If the depositary decides it is not legal or reasonably practicable to make the rights available but that it is lawful and reasonably practicable to sell the rights, the depositary will, if timing and market conditions permit, endeavor to sell the rights and in a riskless principal capacity or otherwise, at such place and upon such terms (including public or private sale) as it may deem proper and distribute the net proceeds in the same way as it does with cash. The depositary will allow rights that are not distributed or sold to lapse. In that case, you will receive no value for them.

If the depositary makes rights available to you, it will establish procedures to distribute such rights and enable you to exercise the rights upon your payment of applicable fees, charges and expenses incurred by the depositary and taxes and/or other governmental charges. The Depositary shall not be obliged to make available to you a method to exercise such rights to subscribe for ordinary shares (rather than ADSs).
U.S. securities laws may restrict transfers and cancellation of the ADSs representing ordinary shares purchased upon exercise of rights. For example, you may not be able to trade these ADSs freely in the United States. In this case, the depositary may deliver restricted depositary shares that have the same terms as the ADSs described in this section except for changes needed to put the necessary restrictions in place.
There can be no assurance that you will be given the opportunity to exercise rights on the same terms and conditions as the holders of ordinary shares or be able to exercise such rights.
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Other Distributions.   Subject to receipt of timely notice, as described in the deposit agreement, from us with the request to make any such distribution available to you, and provided the depositary has determined such distribution is lawful and reasonably practicable and feasible and in accordance with the terms of the deposit agreement, the depositary will distribute to you anything else we distribute on deposited securities by any means it may deem practicable, upon your payment of applicable fees, charges and expenses incurred by the depositary and taxes and/or other governmental charges. If any of the conditions above are not met, the depositary will endeavor to sell, or cause to be sold, what we distributed and distribute the net proceeds in the same way as it does with cash; or, if it is unable to sell such property, the depositary may dispose of such property in any way it deems reasonably practicable under the circumstances for nominal or no consideration, such that you may have no rights to or arising from such property.

The depositary is not responsible if it decides that it is unlawful or impractical to make a distribution available to any ADS holders. We have no obligation to register ADSs, shares, rights or other securities under the Securities Act. We also have no obligation to take any other action to permit the distribution of ADSs, shares, rights or anything else to ADS holders. This means that you may not receive the distributions we make on our shares or any value for them if we and/or the depositary determines that it is illegal or not practicable for us or the depositary to make them available to you.
Deposit, Withdrawal and Cancellation
How are ADSs issued?
The depositary will deliver ADSs if you or your broker deposit ordinary shares or evidence of rights to receive ordinary shares with the custodian. Upon payment of its fees and expenses and of any taxes or charges, such as stamp taxes or stock transfer taxes or fees, the depositary will register the appropriate number of ADSs in the names you request and will deliver the ADSs to or upon the order of the person or persons entitled thereto. The depositary will not accept the deposit of fractional ordinary shares and therefore will only issue ADSs representing a whole number of ordinary shares.
How do ADS holders cancel an American Depositary Share?
You may turn in your ADSs at the depositary’s corporate trust office or by providing appropriate instructions to your broker. Upon payment of its fees and expenses and of any taxes or charges, such as stamp taxes or stock transfer taxes or fees, the depositary will deliver the ordinary shares and any other deposited securities underlying the ADSs to you or a person you designate at the office of the custodian. Or, at your request, risk and expense, the depositary will deliver the deposited securities at its corporate trust office, to the extent permitted by law. Please keep in mind that the depositary will only accept ADSs for cancellation that represent a whole number of securities on deposit.
How do ADS holders interchange between Certificated ADSs and Uncertificated ADSs?
You may surrender your ADR to the depositary for the purpose of exchanging your ADR for uncertificated ADSs. The depositary will cancel that ADR and will send you a statement confirming that you are the owner of uncertificated ADSs. Alternatively, upon receipt by the depositary of a proper instruction from a holder of uncertificated ADSs requesting the exchange of uncertificated ADSs for certificated ADSs, the depositary will execute and deliver to you an ADR evidencing those ADSs.
Voting Rights
How do you vote?
You may instruct the depositary to vote, or cause the custodian to vote, the ordinary shares or other deposited securities underlying your ADSs at any meeting at which you are entitled to vote pursuant to any applicable law, the provisions of the deposit agreement, the provisions of our memorandum and articles of association, and the provisions of or governing the deposited securities. Otherwise, you could exercise your right to vote directly if you withdraw the ordinary shares. However, you may not know about the meeting sufficiently enough in advance to withdraw the ordinary shares.
If we ask for your instructions and upon timely notice from us by regular, ordinary mail delivery, or by electronic transmission, as described in the deposit agreement, the depositary will notify you of the upcoming meeting at which you are entitled to vote pursuant to any applicable law, the provisions of our memorandum and articles of association, and the provisions of or governing the deposited securities, and arrange to deliver our voting materials to you.
The materials will include or reproduce (a) such notice of meeting or solicitation of consents or proxies; (b) a statement that the ADS holders at the close of business on the ADS record date will be entitled, subject to any applicable law, the provisions of our memorandum and articles of association, and the provisions of or governing the deposited securities, to instruct the depositary as to the exercise of the voting rights, if any, pertaining to the ordinary shares or other deposited securities represented by such holder’s ADSs; and (c) a brief statement as to the manner in which such instructions may be given to the depositary or in which voting instructions may be deemed to have been given, including an express indication that instructions may be given (or be deemed to have been given if no instruction is received) to the depositary to give a discretionary proxy to a person or persons designated by us. Voting instructions may be given only in respect of a number of ADSs representing an integral number of ordinary shares or other deposited securities. For instructions to be valid, the depositary must receive them in writing on or before the date specified. The depositary will endeavor, as far as practicable and permitted under applicable law, the provisions of the deposit agreement, the provisions of our memorandum and articles of association, and the provisions of or governing the deposited securities, to vote, or cause the custodian to vote, the ordinary shares or other deposited securities (in person or by proxy) as you instruct.
We cannot assure you that you will receive the voting materials in time to ensure that you can instruct the depositary to vote the ordinary shares underlying your ADSs. In addition, there can be no assurance that ADS holders and beneficial owners generally, or any holder or beneficial owner in particular, will be given the opportunity to vote or cause the custodian to vote on the same terms and conditions as the holders of our ordinary shares.
In the event that the depositary (i) does not receive timely voting instructions from you, or (ii) receives timely voting instructions that fail to specify the manner in which the depositary is to vote, the depositary will (unless otherwise specified in the voting materials distributed to you) deem that you have instructed the depositary to give a discretionary proxy to a person designated by us with respect to such deposited securities, and the depositary will give a discretionary proxy to a person designated by us to vote such deposited securities. However, no such instruction will be deemed to have been given and no such discretionary proxy will be given with respect to any matter if we inform the depositary that we do not wish such proxy to be given, that substantial opposition exists or that the matter materially and adversely affects the rights of holders of the ordinary shares.
In the event that voting on any resolution or matter is conducted on a show of hands basis in accordance with our memorandum and articles of association, the depositary will refrain from voting and the voting instructions (or the deemed voting instructions, as set out above) received by the depositary from you will lapse. The depositary will have no obligation to demand, voting on a poll basis with respect to any resolution and will not be liable for not having voting on a poll basis.
Neither the depositary nor the custodian will (i) exercise any discretion as to voting or (ii) vote, attempt to exercise the right to vote, or in any way make use of for purposes of establishing a quorum or otherwise, the ordinary shares or other deposited securities underlying your ADSs except pursuant to your written instructions, including the deemed instruction to the depositary to give a discretionary proxy to a person designated by us. For the purpose of establishing a quorum at a shareholder meeting and subject to applicable law, regulation and our memorandum and articles of association, if we request in writing, the depositary will represent all deposited securities underlying your ADSs whether or not it has received voting instructions from you for the purpose of establishing a quorum at a meeting of shareholders.
The depositary is not liable for failing to carry out voting instructions or for the manner or effect of any such vote. This means that you may not be able to exercise your right to vote and you may have no recourse if the ordinary shares underlying your ADSs are not voted as you requested.
In order to give you a reasonable opportunity to instruct the depositary as to the exercise of voting rights relating to deposited securities, if we request the depositary to act, we will give the depositary notice of any such meeting and details concerning the matters to be voted at least 30 days in advance of the meeting date.
Compliance with Regulations
Information Requests
Each ADS holder and beneficial owner shall (a) provide such information as we or the depositary may request pursuant to law, including, without limitation, relevant Cayman Islands law, any applicable law of the United States, our memorandum and articles of association, any resolutions of our Board of Directors adopted pursuant to such memorandum and articles of association, the requirements of any markets or exchanges upon which the ordinary shares, depositary interests of the Company, ADSs or ADRs are listed or traded, or to any requirements of any electronic book-entry system by which the ADSs or ADRs may be transferred, regarding the capacity in which they own or owned ADRs, the identity of any other persons then or previously interested in such ADRs and the nature of such interest, and any other applicable matters, and (b) be bound by and subject to applicable provisions of the laws of the Cayman Islands, our memorandum and articles of association, and the requirements of any markets or exchanges upon which the ADSs, depositary interests of the Company, ADRs or ordinary shares are listed or traded, or pursuant to any requirements of any electronic book-entry system by which the ADSs, ADRs or ordinary shares may be transferred, to the same extent as if such ADS holder or beneficial owner held ordinary shares directly, in each case irrespective of whether or not they are ADS holders or beneficial owners at the time such request is made.
Disclosure of Interests
Each ADS holder and beneficial owner shall comply with our requests pursuant to Cayman Islands law, the rules and requirements of the NASDAQ Stock Market and any other stock exchange on which the ordinary shares or depositary interests of the Company are, or will be, registered, traded or listed or our memorandum and articles of association, which requests are made to provide information, inter alia, as to the capacity in which such ADS holder or beneficial owner owns ADSs and regarding the identity of another person interested in such ADSs and the nature of such interest and various other matters, whether or not they are ADS holders or beneficial owners at the time of such requests.
Fees and Expenses
As an ADS holder, you will be required to pay the following service fees to the depositary bank and certain taxes and governmental charges (in addition to any applicable fees, expenses, taxes and other governmental charges payable on the deposited securities represented by any of your ADSs):
Service	Fees
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To any person to which ADSs are issued or to any person to which a distribution is made in respect of ADS distributions pursuant to stock dividends or other free distributions of stock, bonus distributions, stock splits or other distributions (except where converted to cash)

Up to US$0.05 per ADS issued
• Cancellation or withdrawal of ADSs, including the case of termination of the deposit agreement	Up to US$0.05 per ADS cancelled
• Distribution of cash dividends	Up to US$0.05 per ADS held
• Distribution of cash entitlements (other than cash dividends) and/or cash proceeds from the sale of rights, securities and other entitlements	Up to US$0.05 per ADS held
• Distribution of ADSs pursuant to exercise of rights	Up to US$0.05 per ADS held
• Depositary services	Up to US$0.05 per ADS held on the applicable record date(s) established by the depositary bank (an annual fee)
As an ADS holder, you will also be responsible to pay certain fees and expenses incurred by the depositary bank and certain taxes and governmental charges (in addition to any applicable fees, expenses, taxes and other governmental charges payable on the deposited securities represented by any of your ADSs) such as:
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Fees for the transfer and registration of ordinary shares charged by the registrar and transfer agent for the ordinary shares in the Cayman Islands (i.e., upon deposit and withdrawal of ordinary shares).

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Expenses incurred for converting foreign currency into U.S. dollars.

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Expenses for cable, telex and fax transmissions and for delivery of securities.

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Taxes and duties upon the transfer of securities, including any applicable stamp duties, any stock transfer charges or withholding taxes (i.e., when ordinary shares are deposited or withdrawn from deposit).

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Fees and expenses incurred in connection with the delivery or servicing of ordinary shares on deposit.

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Fees and expenses incurred in connection with complying with exchange control regulations and other regulatory requirements applicable to ordinary shares, ordinary shares deposited securities, ADSs and ADRs.

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Any applicable fees and penalties thereon.

The depositary fees payable upon the issuance and cancellation of ADSs are typically paid to the depositary bank by the brokers (on behalf of their clients) receiving the newly issued ADSs from the depositary bank and by the brokers (on behalf of their clients) delivering the ADSs to the depositary bank for cancellation. The brokers in turn charge these fees to their clients. Depositary fees payable in connection with distributions of cash or securities to ADS holders and the depositary services fee are charged by the depositary bank to the holders of record of ADSs as of the applicable ADS record date.
The depositary fees payable for cash distributions are generally deducted from the cash being distributed or by selling a portion of distributable property to pay the fees. In the case of distributions other than cash (i.e., share dividends, rights), the depositary bank charges the applicable fee to the ADS record date holders concurrent with the distribution. In the case of ADSs registered in the name of the investor (whether certificated or uncertificated in direct registration), the depositary bank sends invoices to the applicable record date ADS holders. In the case of ADSs held in brokerage and custodian accounts (via DTC), the depositary bank generally collects its fees through the systems provided by DTC (whose nominee is the registered holder of the ADSs held in DTC) from the brokers and custodians holding ADSs in their DTC accounts. The brokers and custodians who hold their clients’ ADSs in DTC accounts in turn charge their clients’ accounts the amount of the fees paid to the depositary banks.
In the event of refusal to pay the depositary fees, the depositary bank may, under the terms of the deposit agreement, refuse the requested service until payment is received or may set off the amount of the depositary fees from any distribution to be made to the ADS holder.
The depositary has agreed to pay certain amounts to us in exchange for its appointment as depositary. We may use these funds towards our expenses relating to the establishment and maintenance of the ADR program, including investor relations expenses, or otherwise as we see fit. The depositary may pay us a fixed amount, it may pay us a portion of the fees collected by the depositary from holders of ADSs, and it may pay specific expenses incurred by us in connection with the ADR program. Neither the depositary nor we may be able to determine the aggregate amount to be paid to us because (i) the number of ADSs that will be issued and outstanding and the level of dividend and/or servicing fees to be charged may vary, and (ii) our expenses related to the program may not be known at this time.
Payment of Taxes
You will be responsible for any taxes or other governmental charges payable, or which become payable, on your ADSs or on the deposited securities represented by any of your ADSs. The depositary may refuse to register or transfer your ADSs or allow you to withdraw the deposited securities represented by your ADSs until such taxes or other charges are paid. It may apply payments owed to you or sell deposited securities represented by your ADSs to pay any taxes owed and you will remain liable for any deficiency. If the depositary sells deposited securities, it will, if appropriate, reduce the number of ADSs to reflect the sale and pay to you any net proceeds, or send to you any property, remaining after it has paid the taxes. You agree to indemnify us, the depositary, the custodian and each of our and their respective agents, directors, employees and affiliates for, and hold each of them harmless from, any claims with respect to taxes (including applicable interest and penalties thereon) arising out of any refund of taxes, reduced rate of withholding at source or other tax benefit obtained for you. Your obligations under this paragraph shall survive any transfer of ADRs, any surrender of ADRs and withdrawal of deposited securities or the termination of the deposit agreement.

Reclassifications, Recapitalizations and Mergers
If we:	Then:
Change the nominal or par value of our ordinary shares	The cash, shares or other securities received by the depositary will become deposited securities.
Reclassify, split up or consolidate any of the deposited securities	Each ADS will automatically represent its equal share of the new deposited securities.
Distribute securities on the ordinary shares that are not distributed to you, or recapitalize, reorganize, merge, liquidate, sell all or substantially all of our assets, or take any similar action	The depositary may distribute some or all of the cash, shares or other securities it received. It may also deliver new ADSs or ask you to surrender your outstanding ADRs in exchange for new ADRs identifying the new deposited securities.
Amendment and Termination
How may the deposit agreement be amended?
We may agree with the depositary to amend the deposit agreement and the form of ADR without your consent for any reason. If an amendment adds or increases fees or charges, except for taxes and other governmental charges or expenses of the depositary for registration fees, facsimile costs, delivery charges or similar items, including expenses incurred in connection with foreign exchange control regulations and other charges specifically payable by ADS holders under the deposit agreement, or materially prejudices a substantial existing right of ADS holders, it will not become effective for outstanding ADSs until 30 days after the depositary notifies ADS holders of the amendment. At the time an amendment becomes effective, you are considered, by continuing to hold your ADSs, to agree to the amendment and to be bound by the ADRs and the deposit agreement as amended. If any new laws are adopted which would require the deposit agreement to be amended in order to comply therewith, we and the depositary may amend the deposit agreement in accordance with such laws and such amendment may become effective before notice thereof is given to ADS holders.
How may the deposit agreement be terminated?
The depositary will terminate the deposit agreement if we ask it to do so, in which case the depositary will give notice to you at least 90 days prior to termination. The depositary may also terminate the deposit agreement if the depositary has told us that it would like to resign, or if we have removed the depositary, and in either case we have not appointed a new depositary within 90 days. In either such case, the depositary must notify you at least 30 days before termination.
After termination, the depositary and its agents will do the following under the deposit agreement but nothing else: collect distributions on the deposited securities, sell rights and other property and deliver ordinary shares and other deposited securities upon cancellation of ADSs after payment of any fees, charges, taxes or other governmental charges. Six months or more after the date of termination, the depositary may sell any remaining deposited securities by public or private sale. After that, the depositary will hold the money it received on the sale, as well as any other cash it is holding under the deposit agreement, for the pro rata benefit of the ADS holders that have not surrendered their ADSs. It will not invest the money and has no liability for interest. After such sale, the depositary’s only obligations will be to account for the money and other cash. After termination, we shall be discharged from all obligations under the deposit agreement except for our obligations to the depositary thereunder.
Books of Depositary
The depositary maintains ADS holder records at its depositary office. You may inspect such records at such office during regular business hours but solely for the purpose of communicating with other holders in the interest of business matters relating to the Company, the ADRs and the deposit agreement.
The depositary maintains facilities in the Borough of Manhattan, The City of New York to record and process the issuance, cancellation, combination, split-up and transfer of ADRs.

These facilities may be closed at any time or from time to time when such action is deemed necessary or advisable by the depositary in connection with the performance of its duties under the deposit agreement.
Limitations on Obligations and Liability
Limits on our Obligations and the Obligations of the Depositary and the Custodian; Limits on Liability to Holders of ADSs
The deposit agreement expressly limits our obligations and the obligations of the depositary and the custodian. It also limits our liability and the liability of the depositary. The depositary and the custodian:
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are only obligated to take the actions specifically set forth in the deposit agreement without gross negligence or willful misconduct;

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are not liable if any of us or our respective controlling persons or agents are prevented or forbidden from, or subjected to any civil or criminal penalty or restraint on account of, or delayed in, doing or performing any act or thing required by the terms of the deposit agreement and any ADR, by reason of any provision of any present or future law or regulation of the United States or any state thereof, the Cayman Islands or any other country, or of any other governmental authority or regulatory authority or stock exchange, or on account of the possible criminal or civil penalties or restraint, or by reason of any provision, present or future, of our memorandum and articles of association or any provision of or governing any deposited securities, or by reason of any act of God or war or other circumstances beyond its control (including, without limitation, nationalization, expropriation, currency restrictions, work stoppage, strikes, civil unrest, revolutions, rebellions, explosions and computer failure);

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are not liable by reason of any exercise of, or failure to exercise, any discretion provided for in the deposit agreement or in our memorandum and articles of association or provisions of or governing deposited securities;

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are not liable for any action or inaction of the depositary, the custodian or us or their or our respective controlling persons or agents in reliance upon the advice of or information from legal counsel, accountants, any person presenting ordinary shares for deposit, any holder or beneficial owner (or authorized representative thereof) of ADSs or any other person believed by it in good faith to be competent to give such advice or information;

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are not liable for the inability of any holder of ADSs to benefit from any distribution on deposited securities that is not made available to holders of ADSs under the terms of the deposit agreement;

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are not liable for any indirect, special, consequential or punitive damages for any breach of the terms of the deposit agreement, or otherwise;

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may rely upon any documents we believe in good faith to be genuine and to have been signed or presented by the proper party; and

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disclaim any liability for inability of any holder to benefit from any distribution, offering, right or other benefit made available to holders of deposited securities but not made available to holders of ADSs.

The depositary and any of its agents also disclaim any liability (i) for any failure to carry out any instructions to vote, the manner in which any vote is cast or the effect of any vote or failure to determine that any distribution or action may be lawful or reasonably practicable or for allowing any rights to lapse in accordance with the provisions of the deposit agreement, (ii) the failure or timeliness of any notice from us, the content of any information submitted to it by us for distribution to you or for any inaccuracy of any translation thereof, (iii) any investment risk associated with the acquisition of an interest in the deposited securities, the validity or worth of the deposited securities, the credit-worthiness of any third party, (iv) for any tax consequences that may result from ownership of ADSs, ordinary shares or deposited securities, or (vi) for any acts or omissions made by a successor depositary whether in connection with a previous act or omission of the depositary or in connection with any matter arising wholly after the removal or resignation of the depositary, provided that in connection with the issue out of which such potential liability arises the depositary performed its obligations without gross negligence or willful misconduct while it acted as depositary.

In addition, the deposit agreement provides that each party to the deposit agreement (including each holder, beneficial owner and holder of interests in the ADRs) irrevocably waives, to the fullest extent permitted by applicable law, any right it may have to a trial by jury in any lawsuit or proceeding against the depositary or our company related to our shares, the ADSs or the deposit agreement.
In the deposit agreement, we and the depositary agree to indemnify each other under certain circumstances.
Limitations on Deposits of Securities
The depositary shall not knowingly accept for deposit under the deposit agreement any ordinary shares or other deposited securities required to be registered under the provisions of the Securities Act, unless a registration statement is in effect with respect thereto.
Requirements for Depositary Actions
Before the depositary will issue, deliver or register a transfer of an ADS, split-up, subdivide or combine ADSs, make a distribution on an ADS, or permit withdrawal of ordinary shares, the depositary may require:
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payment of stock transfer or other taxes or other governmental charges and transfer or registration fees charged by third parties for the transfer of any ordinary shares or other deposited securities and payment of the applicable fees, expenses and charges of the depositary;

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satisfactory proof of the identity and genuineness of any signature or any other matters contemplated in the deposit agreement; and

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compliance with (A) any laws or governmental regulations relating to the execution and delivery of ADRs or ADSs or to the withdrawal or delivery of deposited securities and (B) such reasonable regulations and procedures as the depositary may establish, from time to time, consistent with the deposit agreement and applicable laws, including presentation of transfer documents.

The depositary may refuse to issue and deliver ADSs or register transfers of ADSs generally when the register of the depositary or our transfer books are closed or at any time if the depositary or we determine that it is necessary or advisable to do so.
Your Right to Receive the Ordinary Shares Underlying Your ADSs
You have the right to cancel your ADSs and withdraw the underlying ordinary shares at any time except:
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when temporary delays arise because: (1) the depositary has closed its transfer books or we have closed our transfer books; (2) the transfer of ordinary shares is blocked to permit voting at a shareholders’ meeting; or (3) we are paying a dividend on our ordinary shares;

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when you owe money to pay fees, taxes and similar charges;

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when it is necessary to prohibit withdrawals in order to comply with any laws or governmental regulations that apply to ADSs or to the withdrawal of ordinary shares or other deposited securities, or

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other circumstances specifically contemplated by Section I.A.(l) of the General Instructions to Form F-6 (as such General Instructions may be amended from time to time); or

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for any other reason if the depositary or we determine, in good faith, that it is necessary or advisable to prohibit withdrawals.

This right of withdrawal may not be limited by any other provision of the deposit agreement.
Pre-release of ADSs
The deposit agreement permits the depositary to deliver ADSs before deposit of the underlying ordinary shares. This is called a pre-release of the ADSs. The depositary may also deliver ordinary shares upon cancellation of pre-released ADSs (even if the ADSs are cancelled before the pre-release transaction has been closed out). A pre-release is closed out as soon as the underlying ordinary shares are delivered to the depositary.

The depositary may receive ADSs instead of ordinary shares to close out a pre-release. The depositary may pre-release ADSs only under the following conditions: (1) before or at the time of the pre-release, the person to whom the pre-release is being made represents to the depositary in writing that it or its customer (a) owns the ordinary shares or ADSs to be deposited, (b) agrees to indicate the depositary as owner of such ordinary shares or ADSs in its records and to hold such ordinary shares or ADSs in trust for the depositary until such ordinary shares or ADSs are delivered to the depositary or the custodian, (c) unconditionally guarantees to deliver such ordinary shares or ADSs to the depositary or the custodian, as the case may be, and (d) agrees to any additional restrictions or requirements that the depositary deems appropriate; (2) the pre-release is fully collateralized with cash, United States government securities or other collateral that the depositary considers appropriate; and (3) the depositary must be able to close out the pre-release on not more than five business days’ notice. Each prerelease is subject to further indemnities and credit regulations as the depositary considers appropriate. In addition, the depositary will normally limit the number of ADSs that may be outstanding at any time as a result of pre-release to 30% of the ADSs then outstanding, although the depositary may disregard the limit from time to time, if it thinks it is appropriate to do so.
Direct Registration System
In the deposit agreement, all parties to the deposit agreement acknowledge that the DRS and Profile Modification System, or Profile, will apply to uncertificated ADSs upon acceptance thereof to DRS by DTC. DRS is the system administered by DTC pursuant to which the depositary may register the ownership of uncertificated ADSs, which ownership shall be evidenced by periodic statements issued by the depositary to the ADS holders entitled thereto. Profile is a required feature of DRS which allows a DTC participant, claiming to act on behalf of an ADS holder, to direct the depositary to register a transfer of those ADSs to DTC or its nominee and to deliver those ADSs to the DTC account of that DTC participant without receipt by the depositary of prior authorization from the ADS holder to register such transfer.

PLAN OF DISTRIBUTION
We may sell ADSs in any of the ways described below or in any combination:
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to or through underwriters or dealers;

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through one or more agents; or

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directly to purchasers or to a single purchaser.

The distribution of the ADSs by us may be effected from time to time in one or more transactions:
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at a fixed price, or prices, which may be changed from time to time;

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at market prices prevailing at the time of sale;

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at prices related to such prevailing market prices; or

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at negotiated prices.

Each prospectus supplement will describe the method of distribution of the securities and any applicable restrictions.
The prospectus supplement will describe the terms of the offering of the ADSs, including the following:
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the name or names of any underwriters, dealers or agents and the amounts of ADSs underwritten or purchased by each of them;

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the public offering price of the ADSs and any discounts, commissions or concessions allowed or reallowed or paid to dealers; and

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any securities exchanges on which the securities may be listed.

Any offering price and any discounts or concessions allowed or reallowed or paid to dealers will be specified in the applicable prospectus supplement and may be changed from time to time.
Only the agents or underwriters named in each prospectus supplement are agents or underwriters in connection with the ADSs being offered thereby.
We may authorize underwriters, dealers or other persons acting as our agents to solicit offers by certain institutions to purchase securities from us pursuant to delayed delivery contracts providing for payment and delivery on the date stated in each applicable prospectus supplement. Each contract will be for an amount not less than, and the aggregate amount of securities sold pursuant to such contracts shall not be less nor more than, the respective amounts stated in each applicable prospectus supplement. Institutions with whom the contracts, when authorized, may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and other institutions, but shall in all cases be subject to our approval. Delayed delivery contracts will be subject only to those conditions set forth in each applicable prospectus supplement, and each prospectus supplement will set forth any commissions we pay for solicitation of these contracts.
Agents, underwriters and other third parties described above may be entitled to indemnification by us against certain civil liabilities, including liabilities under the Securities Act of 1933, as amended, or the Securities Act, or to contribution from us with respect to payments which the agents, underwriters or other third parties may be required to make in respect thereof. Agents, underwriters and such other third parties may be customers of, engage in transactions with, or perform services for us in the ordinary course of business. We may also use underwriters or such other third parties with whom we have a material relationship. We will describe the nature of any such relationship in the applicable prospectus supplement.
One or more firms, referred to as “remarketing firms,” may also offer or sell the securities, if a prospectus supplement so indicates, in connection with a remarketing arrangement upon their purchase. Remarketing firms will act as principals for their own accounts or as our agents. These remarketing firms will offer or sell the securities in accordance with the terms of the securities. Each prospectus supplement will identify and describe any remarketing firm and the terms of its agreement, if any, with us and will describe the remarketing firm’s compensation. Remarketing firms may be deemed to be underwriters in connection with the securities they remarket. Remarketing firms may be entitled under agreements that may be entered into with us to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, and may engage in transactions with or perform services for us in the ordinary course of business.
Certain underwriters may use this prospectus and any accompanying prospectus supplement for offers and sales related to market-making transactions in the securities. These underwriters may act as principal or agent in these transactions, and the sales will be made at prices related to prevailing market prices at the time of sale. Any underwriters involved in the sale of the securities may qualify as “underwriters” within the meaning of Section 2(a)(11) of the Securities Act. In addition, the underwriters’ commissions, discounts or concessions may qualify as underwriters’ compensation under the Securities Act and the rules of the Financial Industry Regulatory Authority.
Our ADSs are listed on the Nasdaq Global Select Market. Underwriters may make a market in our ADSs, but will not be obligated to do so and may discontinue any market making at any time without notice. We can make no assurance as to the development, maintenance or liquidity of any trading market for the securities.
Certain persons participating in an offering may engage in overallotment, stabilizing transactions, short covering transactions and penalty bids in accordance with rules and regulations under the Securities Exchange Act of 1934, as amended, or the Exchange Act. Overallotment involves sales in excess of the offering size, which create a short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Short covering transactions involve purchases of the securities in the open market after the distribution is completed to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a short covering transaction to cover short positions. Those activities may cause the price of the securities to be higher than it would otherwise be. If commenced, the underwriters may discontinue any of the activities at any time.
ENFORCEMENT OF CIVIL LIABILITIES
We are incorporated in the Cayman Islands to take advantage of certain benefits associated with being a Cayman Islands exempted company, such as:
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political and economic stability;

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an effective judicial system;

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a favorable tax system;

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the absence of exchange control or currency restrictions; and

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the availability of professional and support services.

However, certain disadvantages accompany incorporation in the Cayman Islands. These disadvantages include, but are not limited to:
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the Cayman Islands has a less developed body of securities laws as compared to the United States and these securities laws provide significantly less protection to investors as compared to the United States; and

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Cayman Islands companies may not have standing to sue before the federal courts of the United States.

Our constituent documents do not contain provisions requiring that disputes, including those arising under the securities laws of the United States, between us, our officers, directors and shareholders, be arbitrated.
Substantially all of our operations are conducted in China, and substantially all of our assets are located in China. Most of our directors and executive officers are nationals or residents of jurisdictions other than the United States and most of their assets are located outside the United States. As a result, it may be difficult for a shareholder to effect service of process within the United States upon these persons, or to enforce against us or them judgments obtained in U.S. courts, including judgments predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States.

We have appointed Cogency Global Inc., located at 122 East 42nd Street, 18th Floor, New York, NY 10168 as our agent upon whom process may be served in any action brought against us under the securities laws of the United States.
Conyers Dill & Pearman, our legal counsel as to Cayman Islands law, and King & Wood Mallesons, our legal counsel as to PRC law, have advised us, respectively, that there is uncertainty as to whether the courts of the Cayman Islands and the PRC, respectively, would:
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recognize or enforce judgments of U.S. courts obtained against us or our directors or officers predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States; or

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entertain original actions brought in the Cayman Islands or China against us or our directors or officers predicated upon the securities laws of the United States or any state in the United States.

There is uncertainty with regard to Cayman Islands law relating to whether a judgment obtained from the United States courts under civil liability provisions of the securities laws will be determined by the courts of the Cayman Islands as penal or punitive in nature. The courts of the Cayman Islands may not recognize or enforce the judgment against a Cayman Islands company, and because the courts of the Cayman Islands have yet to rule on whether such judgments are penal or punitive in nature, it is uncertain whether such judgments from the U.S. courts would be enforceable in the Cayman Islands. Conyers Dill & Pearman has advised us that the courts of the Cayman Islands would recognize as a valid judgment, a final and conclusive judgment in personam obtained in the federal or state courts of the United States under which a sum of money is payable (other than a sum of money payable in respect of multiple damages, taxes or other charges of a like nature or in respect of a fine or other penalty) or, in certain circumstances, an in personam judgment for non-monetary relief, and would give a judgment based thereon provided that (a) such courts had proper jurisdiction over the parties subject to such judgment, (b) such courts did not contravene the rules of natural justice of the Cayman Islands, (c) such judgment was not obtained by fraud, (d) the enforcement of the judgment would not be contrary to the public policy of the Cayman Islands, (e) no new admissible evidence relevant to the action is submitted prior to the rendering of the judgment by the courts of the Cayman Islands, and (f) there is due compliance with the correct procedures under the laws of the Cayman Islands.
King & Wood Mallesons has further advised us that the recognition and enforcement of foreign judgments are provided for under the PRC Civil Procedures Law. PRC courts may recognize and enforce foreign judgments in accordance with the requirements of the PRC Civil Procedures Law based either on treaties between China and the country where the judgment is made or on principles of reciprocity between jurisdictions. China does not have any treaties or other form of reciprocity with the United States or the Cayman Islands that provide for the reciprocal recognition and enforcement of foreign judgments. In addition, according to the PRC Civil Procedures Law, courts in China will not enforce a foreign judgment against us or our directors and officers if they decide that the judgment violates the basic principles of PRC law or national sovereignty, security or public interest. As a result, it is uncertain whether and on what basis a PRC court would enforce a judgment rendered by a court in the United States or in the Cayman Islands. Under the PRC Civil Procedures Law, foreign shareholders may originate actions based on PRC law against a company in China for disputes if they can establish sufficient nexus to the PRC for a PRC court to have jurisdiction, and meet other procedural requirements, including, among others, the plaintiff must have a direct interest in the case, and there must be a concrete claim, a factual basis and a cause for the suit. However, it would be difficult for foreign shareholders to establish sufficient nexus to China by virtue only of holding our ADSs or ordinary shares.
In addition, it will be difficult for U.S. shareholders to originate actions against us in China in accordance with PRC laws because we are incorporated under the laws of the Cayman Islands and it will be difficult for U.S. shareholders, by virtue only of holding our ADSs or ordinary shares, to establish a connection to China for a PRC court to have jurisdiction as required under the PRC Civil Procedures Law.
LEGAL MATTERS
We are being represented by Gibson, Dunn & Crutcher with respect to certain legal matters as to U.S. federal securities laws and New York State law. In connection with particular offerings in the future, and if stated in the applicable prospectus supplements, the validity of the ordinary shares represented by the ADSs offered and certain legal matters as to Cayman Islands law will be passed upon for us by Conyers Dill & Pearman and certain legal matters as to PRC law will be passed upon for us by King & Wood Mallesons. If legal matters in connection with offerings made pursuant to this prospectus are passed upon by counsel to underwriters, dealers or agents, such counsel will be named in the applicable prospectus supplement relating to any such offering.
EXPERTS
The consolidated financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this prospectus by reference to the annual report on Form 20-F of Hutchison China MediTech Limited for the year ended December 31, 2019 have been so incorporated in reliance on the reports of PricewaterhouseCoopers, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.
The consolidated financial statements of Nutrition Science Partners Limited incorporated in this prospectus by reference to the annual report on Form 20-F of Hutchison China MediTech Limited for the year ended December 31, 2019 have been so incorporated in reliance on the report of PricewaterhouseCoopers, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.
The consolidated financial statements of Shanghai Hutchison Pharmaceuticals Limited incorporated in this prospectus by reference to the annual report on Form 20-F of Hutchison China MediTech Limited for the year ended December 31, 2019 have been so incorporated in reliance on the report of PricewaterhouseCoopers Zhong Tian LLP, an independent auditor, given on the authority of said firm as experts in auditing and accounting.
The consolidated financial statements of Hutchison Whampoa Guangzhou Baiyunshan Chinese Medicine Company Limited incorporated in this prospectus by reference to the annual report on Form 20-F of Hutchison China MediTech Limited for the year ended December 31, 2019 have been so incorporated in reliance on the report of PricewaterhouseCoopers Zhong Tian LLP, an independent auditor, given on the authority of said firm as experts in auditing and accounting.
WHERE YOU CAN FIND ADDITIONAL INFORMATION
We file annual reports on Form 20-F with the SEC, and we furnish other documents, such as current reports and other information and documents that we file with AIM, to the SEC, as required. The SEC maintains a website that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC. The address is www.sec.gov. We also make our SEC filings available on our website’s investor relations page as soon as reasonably practicable after they are electronically filed with or furnished to the SEC. The address for our investor relations page is www.chi-med.com/investors. The information contained on our website is not incorporated by reference in this prospectus supplement.
This prospectus forms part of a registration statement that we filed with the SEC. The registration statement contains more information than this prospectus regarding us and our ADSs, including certain exhibits and schedules. You can obtain a copy of the registration statement electronically at www.sec.gov.
INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE
The SEC’s rules allow us to “incorporate by reference” information we have filed with the SEC, which means that we can disclose important information by referring you to those documents. The information incorporated by reference is a part of this prospectus, and information that we file later with the SEC will automatically update and supersede the information included and/or incorporated by reference in this prospectus. We incorporate by reference into this prospectus the documents listed below and any future filings made by us with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 (other than, in each case, any document or portion of a document that is deemed not to be filed) from the date of this prospectus to the end of the offering of the applicable securities under this prospectus.

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our annual report on Form 20-F for the year ended December 31, 2019, filed with the SEC on March 3, 2020;

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our Form 6-K furnished to the SEC on March 9, 2020 related to the announcement of the vesting of awards under our long term incentive plan;

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our Form 6-K furnished to the SEC on March 25, 2020 related to the notice of annual general meeting of shareholders;

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our Form 6-K furnished to the SEC on March 31, 2020 related to the press release relating to the initiation of a Phase II trial of HMPL-453 in patients with advanced malignant mesothelioma in China; and

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to the extent permitted by applicable securities law, any other documents which we elect to incorporate by reference into this prospectus.

Any statement contained in a document that is incorporated by reference will be modified or superseded for all purposes to the extent that a statement contained in this prospectus, or in any other document that is subsequently filed with the SEC and incorporated by reference, modifies or is contrary to that previous statement. Any statement so modified or superseded will not be deemed a part of this prospectus except as so modified and superseded. In other words, in the case of a conflict or inconsistency between information contained in this prospectus and information incorporated by reference into this prospectus, you should rely on the information contained in the document that was filed later.
Each person, including any beneficial owner, to whom a copy of this prospectus is delivered may request a copy of any of the documents incorporated by reference in this prospectus at no cost. We will not include exhibits to the documents that you request unless the exhibits are specifically incorporated by reference into those documents. You may make your request for any of the documents incorporated by reference in this prospectus by writing or telephoning us at the following address:
Attn: Company Secretary
Hutchison China MediTech Limited
48th Floor, Cheung Kong Center
2 Queen’s Road Central
Hong Kong
Telephone: +852 2121 8200
These filings are also made available, free of charge, on our website at www.chi-med.com. The information contained in, and that can be accessed through, our website is not incorporated into and does not form a part of this prospectus.